UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Under Rule 14a-12

FRONTIER COMMUNICATIONS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)	Date Filed:

Dear Fellow Shareholder:

I would like to thank you for investing in Frontier Communications Corporation. In 2012, we completed the integration of the July 2010 acquisition from Verizon that tripled the size of the company. At the same time, we positioned the company for the future by making substantial investments in our network, expanding the availability of broadband in our territories, and increasing the speeds of the broadband services we offer. With a vastly improved network, we also launched several new products, simplified our current product portfolio and improved our customer service delivery.

We measure our progress at Frontier by what we call the “three Ps”: people, product and profit. I believe if you care for your employees and provide them with tools and training to be successful, they in turn will deliver great products to our customers; satisfied customers remain loyal to Frontier and pay us for the value we deliver. Here is a brief summary of the milestone goals we achieved in each of those categories.

People

We operate our company with a local focus and a 100% U.S.-based workforce. We have general managers in every market who are responsible for all operations and have profit and loss responsibilities. Our managers live in our markets and are continually developing new commercial relationships and finding new sales opportunities. And we have just become even more local. In January of this year we reorganized our business by delegating sales and marketing functions to our four regions. This change allows our local managers, who know our customers best, to make decisions about how to position our products and to competitively engage every day to keep current customers and to sell to new ones.

Our employees are focused and motivated. This year we conducted “Choose Frontier” training, and our employees are now even more responsive to customer needs. They are active in our communities and go the extra mile for their friends and neighbors. As I met with more than 8,000 Frontier employees across the country last year, I was impressed by their commitment to the company and delighted by their passion for doing the right thing for our customers.

Product

In March 2012, we finished the conversion of all of network and IT systems from the July 2010 acquisition onto one standard platform, ten months ahead of schedule. All of our markets now use the same customer-facing systems. This set the stage for us to simplify products and processes to reduce costs and to provide better customer service.

During 2012, we deployed broadband to 318,000 new households, bringing our total of available households to more than 6.2 million, or 88% of the households in our territories. During 2012 and early 2013, Frontier received $71.9 million from the Federal Communication Commission’s Connect America Fund to support broadband deployment in unserved high-cost areas. Our 20 meg broadband service now reaches 40% of our footprint and our 12 meg service reaches 51%. Our 6 meg service was expanded to reach 74% of our footprint. In those areas where we have been unable to expand wireline broadband, we have partnered with Hughes Satellite Network to offer satellite broadband with speeds of up to 15 megs. We launched that product late last year and the results thus far have been promising.

We have developed a suite of digital protection products, called Frontier Secure, for broadband customers within and outside of our markets. In 2012, the Frontier Secure suite of products continued to sell well, with market share up 46 percent year over year. One of the new products with exponential growth is our Identity Theft Protection. Consumers and small businesses can protect their data and their identities whenever they are online. Cyber security is a major issue facing all of us, so I encourage you to learn more about the benefits of Frontier Secure by visiting www.frontier.com and to consider it for yourself and for your family.

We bring the same intense customer focus to commercial customers. We are growing our broadband products to include new voice over IP (VoIP) bundles for business and expanding our Metro Ethernet product line. Ethernet now covers 71 percent of our commercial customer locations with speeds up to 1 gbps. Frontier has 300 account executives tasked with growing our commercial business market share.

Profit

By the end of 2012, we achieved $653 million of annualized cost savings from the Verizon transaction, easily exceeding our original goal of $500 million. We will no longer report synergies from an acquisition perspective, but we will continue to reduce our costs by streamlining our processes and automating functionality. We were able to reduce our workforce in the fourth quarter of 2012 as a direct result of finishing our integration work and by improving productivity. Our cost reduction efforts are continuing throughout 2013.

Our investments over the past few years have begun to bear fruit. During 2012, our rate of residential customer loss improved to 7.0 percent for the full year compared to 9.9 percent for 2011. We improved customer retention every quarter in 2012. Our broadband customers grew to more than 1.7 million and we added 60,900 new video customers with a product offered through DISH Network. Our product expansions on both the residential and commercial front have allowed us to earn more revenue per customer (ARPC); our average monthly total revenue per customer in 2012 improved by 4 percent to $127.32.

These improvements flowed to the bottom line. Our trailing 12-months free cash flow was $975 million, exceeding dividends by $576 million. Our 2012 dividend payout ratio of 41% provides all of our investors with a comfort level as to the sustainability of our current dividend.

Frontier is committed to reducing and rebalancing its leverage. In 2012, we raised $1.35 billion in debt to refinance existing maturities and bolster our liquidity. We are using those funds to repay debt, leaving us with only $58 million of debt maturing during the remainder of 2013 and $258 million in 2014. We will continue to reduce leverage through EBITDA improvement and debt reduction.

What Lies Ahead

In 2013, we are focused on growing revenue while continuing to provide superior customer service and lower our expenses. Every employee is expected to help us increase broadband market share. I wish you could meet as many of our employees as I do. They inspire me with their dedication to the company and their customer focus. The entire Frontier team is united in our commitment to achieve our people, product and profit priorities. The company is well positioned to do that in 2013.

Thank you again for your support of Frontier. I look forward to discussing our 2012 performance and our 2013 plans at the annual meeting on May 8, 2013, at 10:00 a.m. in our corporate headquarters in Stamford, Connecticut.

Sincerely,

Maggie Wilderotter
Chairman of the Board of Directors and Chief Executive Officer

Three High Ridge Park, Stamford, CT 06905 (203) 614-5600

March 25, 2013

Dear Fellow Stockholder:

On behalf of the board of directors of Frontier Communications Corporation, I am pleased to invite you to attend our 2013 Annual Meeting of Stockholders. The meeting will be held at our offices located at Three High Ridge Park, Stamford, Connecticut 06905, on Wednesday, May 8, 2013, at 10:00 a.m., Eastern Daylight Savings Time.

At this meeting, you will be asked:

•	To elect 11 directors;

•	To consider and vote upon an advisory proposal to approve executive compensation;

•	To adopt the 2013 Frontier Bonus Plan;

•	To adopt the 2013 Equity Incentive Plan;

•	To consider and vote upon a stockholder proposal, if presented at the meeting;

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2013; and

•	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

It is important that your shares be represented, whether or not you attend the meeting. You may vote by telephone or via the Internet. If you received a paper copy of the proxy card by mail, you may vote by completing, dating and signing the proxy card and returning it in the envelope provided. No postage is required if the proxy card is mailed in the United States. If present at the meeting, you may revoke your proxy and vote in person.

Attendance at the meeting will be limited to stockholders as of the record date, or their authorized representatives, and our guests. If you are planning to attend the meeting please mark the appropriate box on the proxy card.

We look forward to seeing you at the meeting.

Cordially,

Mary Agnes Wilderotter
Chairman of the Board of Directors and Chief Executive Officer

Three High Ridge Park, Stamford, CT 06905 (203) 614-5600

March 25, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2013

To the Stockholders of

FRONTIER COMMUNICATIONS CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frontier Communications Corporation will be held at the company’s offices, Three High Ridge Park, Stamford, Connecticut 06905, on Wednesday, May 8, 2013, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

•	To elect 11 directors;

•	To consider and vote upon an advisory proposal to approve executive compensation;

•	To adopt the 2013 Frontier Bonus Plan;

•	To adopt the 2013 Equity Incentive Plan;

•	To consider and vote upon a stockholder proposal, if presented at the meeting;

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2013; and

•	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

The board of directors fixed the close of business on March 12, 2013 as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. At the close of business on March 12, 2013, there were 997,613,673 shares of our common stock entitled to vote at the meeting.

A complete list of stockholders entitled to vote at the meeting will be open to the examination of stockholders on the meeting date and for a period of ten days prior to the meeting at our offices at Three High Ridge Park, Stamford, Connecticut 06905, during ordinary business hours.

By Order of the Board of Directors

Nancy S. Rights
Senior Vice President, Deputy General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on May 8, 2013.

The proxy statement and 2012 Annual Report are available at www.proxyvote.com.

FRONTIER COMMUNICATIONS CORPORATION

Three High Ridge Park
Stamford, Connecticut 06905

PROXY STATEMENT

2013 Annual Meeting of Stockholders

THE MEETING

Introduction

This proxy statement is being furnished to the stockholders of Frontier Communications Corporation, a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our 2013 annual meeting of stockholders and at any adjournments thereof.

Date, Time and Place

The meeting will be held on May 8, 2013, at 10:00 a.m., Eastern Daylight Savings Time, at our offices located at Three High Ridge Park, Stamford, Connecticut 06905.

Internet Availability of Proxy Materials

This proxy statement and our Annual Report for the fiscal year ended December 31, 2012, containing financial and other information concerning our company, are available on the Investor Relations page of our website, www.frontier.com. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statement at www.proxyvote.com.

Under rules adopted by the SEC, we have elected to furnish the proxy statement and Annual Report to many of our stockholders via the Internet instead of mailing printed materials to each stockholder. We believe this is in the best interests of our stockholders because we can provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact.

On or about March 25, 2013, we began mailing to holders of our common stock (other than those who previously requested electronic or paper delivery and certain other stockholders) a “Notice of Internet Availability of Proxy Materials” (the “Notice”). If you received the Notice by mail, you will not automatically receive a printed copy of this proxy statement and our Annual Report in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials online. The Notice also instructs you on how you may submit your proxy via the Internet. If you previously requested electronic delivery, you will receive an e-mail providing you with the Notice, and if you previously requested paper delivery, you will receive a paper copy of the proxy materials by mail. We encourage you to receive all proxy materials in the future electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the proxy card or on the Investor Relations page of our website, www.frontier.com.

You can receive a copy of our proxy materials by following the instructions (contained in the Notice) regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. Requests for printed copies of the proxy materials can be made by Internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com by sending a blank email with your control number (the 12 digit identifying number in the box on the Notice) in the subject line.

Matters to be Considered

At the meeting, stockholders will be asked to elect 11 directors, to consider and vote upon an advisory proposal to approve executive compensation, to adopt the 2013 Frontier Bonus Plan, to adopt the 2013 Equity Incentive Plan, to consider and vote upon a stockholder proposal, if presented, and to ratify the selection of our independent registered public accounting firm. See “ELECTION OF DIRECTORS,” “ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION,” “PROPOSED 2013 FRONTIER BONUS PLAN,” “PROPOSED 2013 EQUITY INCENTIVE PLAN,” “STOCKHOLDER PROPOSAL” and “RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” The board of directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote; Quorum

Stockholders as of the record date, i.e., the close of business on March 12, 2013, are entitled to notice of and to vote at the meeting. As of the record date, there were 997,613,673 shares of common stock outstanding and entitled to vote, with each share entitled to one vote. Holders of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy in order for action to be taken at the meeting.

Required Votes

Election of Directors. Under our by-laws, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward the nominee’s achievement of a majority. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for the nominee will have the same effect as a vote against the nominee. Brokers are not permitted to vote shares on the election of directors if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on election of directors.

Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director until his or her successor is elected and qualified. To address this “hold-over” issue, we have adopted a policy under which, in non-contested elections, if a director fails to win a majority of affirmative votes for his or her election, the director must immediately tender his or her resignation from the board, and the board will decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled meeting.

Advisory Proposal on Executive Compensation. Approval of the advisory proposal on executive compensation requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the advisory proposal. Brokers are not permitted to vote shares on this matter if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the advisory proposal. Because the vote is advisory, it will not be binding upon the board of directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Approval of the 2013 Frontier Bonus Plan. Approval of the 2013 Frontier Bonus Plan requires the affirmative vote of the holders of a majority of the common stock present or presented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the bonus plan. Brokers are not permitted to vote shares on this matter if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the plan.

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Approval of the 2013 Equity Incentive Plan. Approval of the 2013 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the equity incentive plan. Brokers are not permitted to vote shares on this matter if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the plan.

Stockholder Proposal. Approval of the stockholder proposal requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the stockholder proposal. Brokers are not permitted to vote shares on this matter if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the stockholder proposal.

Selection of Auditors. The ratification of the selection of KPMG LLP as our independent registered public accounting firm is being submitted to stockholders because we believe that this action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting, the Audit Committee of the board of directors will reconsider the selection of the independent registered public accounting firm, but such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the year if they believe that this change would be in our and our stockholders’ best interests. Abstentions will have the same effect as a vote against ratification of the auditors.

Voting Recommendations

The board of directors recommends that you vote FOR each nominee for director named, FOR the advisory proposal on executive compensation, FOR adoption of the 2013 Frontier Bonus Plan, FOR adoption of the 2013 Equity Incentive Plan, AGAINST the stockholder proposal and FOR ratification of the selection of our independent registered public accounting firm for 2013.

Voting and Revocation of Proxies

Stockholders who hold shares in their own name are requested to vote by proxy in one of three ways:

•	By Internet—You can vote via the Internet by following the instructions in the Notice or by visiting the Internet website at www.proxyvote.com and follow the on-screen instructions;

•	By Telephone—In the United States and Canada you can vote by telephone by following the instructions in the Notice or by calling 1-800-690-6903 (toll-free) and following the instructions; or

•	By Mail—You can vote by mail if you received a printed proxy card by dating, signing and promptly returning your proxy card in the postage prepaid envelope provided with the materials.

Common stock represented by properly executed proxies, received by us or voted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules discussed above under “Required Votes,” if instructions are not given, proxies will be voted FOR election of each nominee for director named, FOR the advisory proposal on executive compensation, FOR adoption of the 2013 Frontier Bonus Plan, FOR adoption of the 2013 Equity Incentive Plan, AGAINST the stockholder proposal and FOR ratification of the selection of our independent registered public accounting firm.

Voting instructions, including instructions for both telephonic and Internet voting, are provided in the Notice or, if you received a printed proxy card, on the proxy card. The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and proxy card, will identify stockholders and allow them to vote their shares and confirm that their

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voting instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder. If you do vote by Internet or telephone, it will not be necessary to return a proxy card.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If a stockholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the meeting and votes in person, his or her shares will not be voted.

Any proxy signed and returned by a stockholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to our Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the meeting. Attendance at the meeting will not alone constitute revocation of a proxy.

“Householding” of Annual Report and Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Annual Report and/or the proxy statement, or if you hold in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 43078, Providence, RI 02940-3078; by telephone: in the U.S., Puerto Rico and Canada, 1-877-770-0496; outside the U.S., Puerto Rico and Canada, 1-781-575-2382).

If we are householding materials to your address and you wish to receive a separate copy of the Annual Report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Investor Services as indicated above.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a base fee of $15,000, plus customary disbursements. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common stock held of record by them, and these custodians will be reimbursed for their reasonable expenses.

Independent Registered Public Accounting Firm

We have been advised that representatives of KPMG LLP, our independent registered public accounting firm for 2012, will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions of stockholders.

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Transfer Agent

Our transfer agent is Computershare Investor Services. You should contact the transfer agent, at the phone number or addresses listed below, if you have questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

If By First Class Mail:

Computershare Investor Services
P.O. Box 43078
Providence, RI 02940-3078

If By Overnight Courier:

Computershare Investor Services
250 Royall Street
Canton, MA 02021

e-mail: www.computershare.com/investor

Telephone: (877) 770-0496 (in the U.S., Puerto Rico and Canada)

or (781) 575-2382 (outside the U.S., Puerto Rico and Canada)

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OWNERSHIP OF COMMON STOCK

Set forth below is certain information as of March 12, 2013 with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” and (4) all of our directors and executive officers as a group. Except as otherwise stated, the business address of each person listed is c/o Frontier Communications Corporation, Three High Ridge Park, Stamford, Connecticut 06905. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the common stock beneficially owned and has not pledged such common stock as security for any obligations.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership (a)		Percent of Class

The Vanguard Group, Inc. (b)	60,305,421		6.0%
BlackRock, Inc. (c)	57,702,059		5.8%
Kathleen Q. Abernathy	283,237	(d)	*
Leroy T. Barnes, Jr.	94,871	(e)	*
Peter C.B. Bynoe	90,927	(f)	*
Jeri B. Finard	264,836	(g)	*
Edward Fraioli	66,240	(h)	*
James S. Kahan	84,454	(i)	*
Daniel J. McCarthy	631,169	(j)	*
Cecilia K. McKenney	457,214	(k)	*
Pamela D.A. Reeve	52,579	(l)	*
Howard L. Schrott	122,869	(m)	*
Larraine D. Segil	144,520	(n)	*
Mark Shapiro	77,779	(o)	*
Donald R. Shassian	714,886	(p)	*
Myron A. Wick, III	224,335	(q)	*
Mary Agnes Wilderotter	2,784,016	(r)	*
All directors and executive officers as a group (20 persons)	6,658,467	(s)	*

*	Less than 1%.

(a)	Does not include restricted stock awards approved in February 2013 because such awards will not be granted until stockholder approval of the 2013 Equity Incentive Plan at the meeting. See “Proposed 2013 Equity Incentive Plan” elsewhere in this proxy statement for more information.

(b)	The business address of this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G filed on February 12, 2013 by The Vanguard Group, Inc. (“Vanguard”). Such Schedule 13G discloses that of the shares beneficially held by Vanguard, 2,026,689 shares are beneficially held by wholly-owned subsidiaries and that Vanguard has the sole power to vote and has shared dispositive power of such shares.

(c)	The business address of this beneficial owner is 40 East 52nd Street, New York, NY 10022. Based on a Schedule 13G filed on February 8, 2013 by BlackRock, Inc. Such Schedule 13G discloses that the shares beneficially owned by BlackRock, Inc. are held by subsidiaries of BlackRock, Inc.

(d)	Includes 10,000 shares that may be acquired upon the exercise of stock options as of March 12, 2013 or within 60 days thereafter. We refer to these stock options as “currently exercisable.” Also, includes 146,806 restricted shares over which Ms. Abernathy has sole voting power but no dispositive power.

(e)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 79,571 shares that may be acquired upon the redemption of stock units. Directors may elect to redeem

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stock units upon termination of service in the form of cash or shares of our common stock. See “Director Compensation—Non-Employee Director Compensation Program” below.

(f)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 77,077 shares that may be acquired upon the redemption of stock units.

(g)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options, 189,336 shares that may be acquired upon the redemption of stock units and 65,000 shares held in a retirement account by her spouse.

(h)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 43,840 shares that may be acquired upon the redemption of stock units.

(i)	Includes 69,454 shares that may be acquired upon the redemption of stock units.

(j)	Includes 286,673 restricted shares over which Mr. McCarthy has sole voting power but no dispositive power and 16,132 shares held in a 401(k) plan.

(k)	Includes 172,247 restricted shares over which Ms. McKenney has sole voting power but no dispositive power.

(l)	Includes 42,579 shares that may be acquired upon the redemption of stock units.

(m)	Includes 5,000 shares that may be acquired upon the exercise of currently exercisable stock options and 112,869 shares that may be acquired upon the redemption of stock units.

(n)	Consists of 10,000 shares that may be acquired upon the exercise of currently exercisable stock options, 123,120 shares that may be acquired upon the redemption of stock units, 7,400 shares held in a family trust and 4,000 shares held in a retirement account by her spouse.

(o)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 42,579 shares that may be acquired upon the redemption of stock units.

(p)	Includes 345,790 restricted shares over which Mr. Shassian has sole voting power but no dispositive power.

(q)	Consists of 10,000 shares that may be acquired upon the exercise of currently exercisable stock options, 144,335 shares that may be acquired upon the redemption of stock units and 70,000 shares held in the Myron A. Wick, III Trust U/A/D 2/21/56.

(r)	Includes 1,051,845 restricted shares over which Mrs. Wilderotter has sole voting power but no dispositive power and 1,669,021 shares held by a family trust.

(s)	Includes 2,440,201 restricted shares over which executive officers have sole voting power but no dispositive power, 75,000 shares that may be acquired pursuant to the exercise of currently exercisable stock options by directors, 10,000 shares that may be acquired pursuant to the exercise of currently exercisable stock options by executive officers and 924,760 shares that may be acquired upon the redemption of stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than 10% stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of such reports furnished to us, or representations that no reports were required, we believe that during the year ended December 31, 2012, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

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ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

At the meeting, 11 directors are to be elected to serve until the next annual meeting or until their successors have been elected and qualified. All of the following nominees are currently serving as directors. Directors will be elected by a majority of the votes of the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting.

The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the 11 nominees named by the board of directors and listed on the following table. In case any of these nominees should become unavailable for any reason, the persons named in the enclosed form of proxy have advised that they will vote for such substitute nominees as the board of directors may propose.

Name and Present Position, if any, with the Company	Age, Period Served as Director, Other Business Experience during the Last Five Years and Family Relationships, if any

Leroy T. Barnes, Jr.	Mr. Barnes, 61, has served as a Director since May 2005. Prior to his retirement, he was Vice President and Treasurer of PG&E Corp., a holding company for energy-based businesses, from 2001 to 2005 and Vice President and Treasurer of Gap Inc., a clothing retailer, from 1997 to 2001. Mr. Barnes has been a Director of The McClatchy Company since September 2000, a Director of Herbalife Ltd. since December 2004 and a Director of Principal Funds, Inc. and Principal Variable Contracts, Inc. since March 2012. He was a Director of Longs Drugs Stores Corporation from February 2002 to October 2008.

Mr. Barnes is a skilled financial leader with an extensive background in finance and treasury from his career as treasurer of several public companies, including the Gap and PG&E. Mr. Barnes’ experiences have provided him with a wealth of knowledge in dealing with complex financial issues and an understanding of financial strategy in challenging economic environments. Mr. Barnes also has extensive experience serving on public company audit, nominating, governance and pension committees which he can bring to bear as a member of our board and committees.

Peter C.B. Bynoe	Mr. Bynoe, 62, has served as a Director since October 2007. Since January 2008, Mr. Bynoe has served as a Senior Counsel in the Chicago office of the international law firm DLA Piper US LLP. Since February 2008, he has been associated with Loop Capital Markets LLP, most recently as a partner. From March 1995 until December 2007, Mr. Bynoe was a senior Partner at DLA Piper US LLP and served on its Executive Committee. He is also Chairman of Telemat Ltd., a business consulting firm that he founded in 1982. Mr. Bynoe has been a Director of Covanta Holding Corporation since July 2004. He was a Director of Rewards Network Inc. from 2003 to May 2008.

Mr. Bynoe brings a varied business, legal and public policy background to the board. Mr. Bynoe served as the Executive Director of the Illinois Sports Facilities Authority, a joint venture of the City of Chicago and State of Illinois created to develop the new Comiskey Park for the Chicago White Sox and was Managing General Partner of the National Basketball Association’s Denver Nuggets. Mr. Bynoe also served as a consultant to the Atlanta Fulton County Recreation Authority and the Atlanta Committee to Organize the Olympic Games in preparation for the 1996 Summer Olympic Games. Mr. Bynoe also has experience serving on boards of directors of public companies, including as a nominating and governance committee member and chair and as a compensation committee member.
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Name and Present Position, if any, with the Company	Age, Period Served as Director, Other Business Experience during the Last Five Years and Family Relationships, if any

Jeri B. Finard	Ms. Finard, 53, has served as a Director since December 2005. She has served as President NA of Godiva Chocolatier since August 2012. Ms. Finard was Global Brand President of Avon Products, Inc., a global beauty products company, from December 2008 to January 2012. Prior to Avon, Ms. Finard was an executive of Kraft Foods, Inc., a manufacturer and marketer of packaged foods and beverages, where she spent over twenty years, serving in Division President roles of complex portfolios, and most recently, as Executive Vice President and Chief Marketing Officer from April 2006 to May 2007.

Ms. Finard has extensive experience in leading large organizations from her career in marketing and general management at Kraft Foods and Avon. Her marketing and business acumen honed in consumer-facing companies bring a unique customer perspective to the board as the company seeks to compete in an increasingly competitive environment while always “putting the customer first.”

Edward Fraioli	Mr. Fraioli, 66, has served as a Director since July 2010 following his retirement from Ernst & Young LLP, a public accounting firm, where he had been a partner since 1983. Since that time, he has served as a business consultant to other companies. He had served as Professional Practice Director for Ernst & Young’s Private Equity practice from 2008 to July 2010, where he was responsible for support of engagement teams on accounting and auditing matters. From 2005 through 2008, Mr. Fraioli served as Ernst & Young’s Global Vice Chairman for Independence matters within Global Quality and Risk Management, where he was responsible for the Ernst & Young’s global independence organization. Prior to 2005, he served as lead audit partner on a number of public and global companies.

Mr. Fraioli was with Ernst & Young for over 35 years. As such, his public accounting and financial expertise provides the board with a valuable resource.

James S. Kahan	Mr. Kahan, 65, has been a Director since May 2011. He was an executive of AT&T Inc. (formerly SBC Communications Inc.), where he spent nearly 38 years (including years spent at other Bell System affiliates), most recently as Senior Executive Vice President of Corporate Development from July 1993 until his retirement in June 2007. Mr. Kahan has been a Director of Amdocs Limited since April 1998 and a Director of Live Nation Entertainment, Inc. since September 2007.

Mr. Kahan has over three decades of increasing levels of responsibility at telecommunications companies, including AT&T, Western Electric, Bell Laboratories, South Central Bell and Southwestern Bell Telephone. At AT&T and SBC, he oversaw approximately $300 billion of acquisitions, including the acquisitions of Pacific Telesis (1997), Southern New England Telecommunications (1998), Ameritech (1999) and the former AT&T Corp. (2005), as well as Cingular Wireless’ acquisition of AT&T Wireless (2004). He was also responsible for AT&T’s acquisition of BellSouth Corp. in 2006. Mr. Kahan also brings experience serving on boards of directors of public companies, including as a compensation committee chair, audit committee member and nominating and corporate governance committee member.
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Name and Present Position, if any, with the Company	Age, Period Served as Director, Other Business Experience during the Last Five Years and Family Relationships, if any

Pamela D.A. Reeve	Ms. Reeve, 63, has been a Director since July 2010. She has also served as a Director of American Tower Corporation since March 2002 and serves as the Lead Director and a member of the compensation and nominating and corporate governance committees of the American Tower board. From November 1989 to August 2004, Ms. Reeve was a Director of Lightbridge, Inc., a global provider of mobile business software and technology solutions, offering products and services for the wireless telecommunications industry, where she held various executive positions, including President and Chief Executive Officer. Ms. Reeve served on the board of directors of LiveWire Mobile, Inc. from 1997 until November 2009.

Ms. Reeve has leadership, operational and financial expertise, particularly in the communications and technologies industries, and has extensive corporate governance experience, having served on public company audit, compensation and nominating and corporate governance committees.

Howard L. Schrott	Mr. Schrott, 58, has served as a Director since July 2005. Since February 2006, Mr. Schrott has been a Principal in Schrott Consulting, a management consulting firm, which is a division of AMMC, Inc., for which he also serves as Chief Financial Officer. Prior to that time, he was Chief Financial Officer of Liberty Corporation, a television broadcaster, from 2001 to February 2006. Mr. Schrott was a Director of Time Warner Telecom Holdings Inc. from 2004 to 2006.

Mr. Schrott brings a wealth of financial and operational experience to the board, having served as the Chief Financial Officer of three different companies in the media and technology space spanning 15 years and running his own management consulting firm. He has also served as the chairman of the audit committee of Time Warner Telecom Holdings Inc. In addition, Mr. Schrott serves on the boards of directors or is an advisor to the board of directors of several private companies involved in media and technology, including Maverick Media, LLC, a radio broadcasting company, New Young Broadcasting Holding Company, Inc., an owner and operator of broadcast television stations, and Gannaway Web Holding, LLC, a company providing the technology that powers the websites of many broadcast television stations. He has previously served on the boards of Weather Central Holdings, Inc. and Wide Orbit, Inc. Mr. Schrott also serves as a trustee of Butler University.

Larraine D. Segil	Ms. Segil, 64, has served as a Director since March 2005. Ms. Segil has been Chief Executive Officer of Larraine Segil Inc. (formerly Larraine Segil Productions, Inc.) since 1987 and of Little Farm Company, an agricultural holding company, since 2009. She has also been a senior research fellow at the IC2 Institute at the University of Texas, Austin since 1991, a member of the Price Center Entrepreneurs Board of Advisors for the UCLA Anderson School of Management since 1991 and a member of the board of LARTA, the Los Angeles Technology Alliance from 1994 to 2008. From January 2009 to December 2010, Ms. Segil served on the board of the Strategic Alliances Advisory Group for the Tropical Diseases Research (TDR) Group of the World Health Organization in Geneva, Switzerland. From 2003 until December 2006, Ms. Segil was a Partner of Vantage Partners, a strategic alliances and conflict resolution firm. Ms. Segil
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Name and Present Position, if any, with the Company	Age, Period Served as Director, Other Business Experience during the Last Five Years and Family Relationships, if any was a Partner and Co-Founder of The Lared Group, a strategic alliances group, until its acquisition by Vantage in 2003.

Ms. Segil has extensive experience in the area of strategic alliances. Ms. Segil’s unique experience is a valuable asset to the board, particularly in light of the acquisition activity engaged in by the company over the past several years.

Mark Shapiro	Mr. Shapiro, 42, has served as a Director since July 2010. Mr. Shapiro has served as an Executive Producer of Dick Clark Productions since October 2012. Previously, he served as Chief Executive Officer and an Executive Producer of Dick Clark Productions since May 2010. Prior to that, he served as a Director, President and Chief Executive Officer of Six Flags, Inc., a theme park company, from December 2005 until May 2010. Six Flags filed a voluntary petition to restructure its debt obligations under chapter 11 of the United States Bankruptcy Code in June 2009 and emerged from chapter 11 in May 2010. Prior to joining Six Flags in 2005, Mr. Shapiro spent 12 years at ESPN, Inc., where he served as Executive Vice President, Programming and Production and in various other capacities for both ESPN and ABC Sports. Mr. Shapiro has served as a Director of Live Nation Entertainment, Inc. since November 2008, a trustee of Equity Residential since January 2010, a Director of Papa John’s International, Inc. since February 2011 and a member of the Advisory Board of NeuMedia, Inc. since June 2011.

Coupling his board service with experience in executive-level positions at large organizations facing complex business challenges, Mr. Shapiro brings business acumen and front-line operations know-how to many of the issues and challenges facing public companies, along with innovation and critical insight in the areas of content creation, marketing and branding.

Myron A. Wick, III	Mr. Wick, 69, has served as a Director since March 2005. Mr. Wick has been Managing Director of McGettigan & Wick, Co., an investment banking firm, since 1988 and a Principal of Proactive Partners, L.P., a merchant banking fund, since 1989. He was Director General of Hola Television Group, a private Spanish media company, from September 2009 to January 2012. He was a Director of Modtech Holdings, Inc. from 1994 to 2008.

Mr. Wick has over two decades of investment banking experience with an extensive knowledge of operational and financial transactions. Mr. Wick has served as chairman, chief executive officer and chief operating officer of a variety of enterprises spanning aquaculture, biotech, education, television broadcasting and investment banking. Mr. Wick is a co-founder of an investment banking firm that provides financial services to small private and public companies and a merchant banking fund, investing in and providing advisory services to “micro cap” public companies. Mr. Wick’s background provides the board with an experienced lead director during a time of significant acquisition activity by the company. He also has experience serving on the boards of directors of public companies, including as an audit and compensation committee member.
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Name and Present Position, if any, with the Company	Age, Period Served as Director, Other Business Experience during the Last Five Years and Family Relationships, if any

Mary Agnes Wilderotter, Chairman of the Board and Chief Executive
Officer	Mrs. Wilderotter, 58, has served as a Director since September 2004. She has served as Chief Executive Officer since November 2004 and as our Chairman of the Board since December 2005. She also served as President until April 2012. Prior to joining our company, she was Senior Vice President—World Wide Public Sector of Microsoft Corp. from February 2004 to November 2004 and Senior Vice President—Worldwide Business Strategy of Microsoft Corp. from 2002 to 2004. From 1997 to 2002, she was President and Chief Executive Officer of Wink Communications, an interactive telecommunications and media company. Mrs. Wilderotter has been a Director of Xerox Corporation since May 2006 and a Director of The Procter & Gamble Company since August 2009. She was a Director of The McClatchy Company from January 2001 to August 2007 and a Director of Yahoo!, Inc. from July 2007 to December 2009.

Mrs. Wilderotter serves as the company’s Chairman of the Board and Chief Executive Officer and is a 30-year veteran of the cable and communications and information technology industries. She is a recognized leader in these fields and was selected as one of Fortune magazine’s 50 Most Powerful Women in 2009, 2010, 2011 and 2012 and among The Financial Times’ Top 50 Women in World Business in 2011. In October 2012, President Obama appointed her as Chair of the President’s National Security Telecommunications Advisory Committee. The designation follows her service as Vice Chair from October of 2010 to 2012. Her career has given her in-depth knowledge and placed her in leadership positions of companies at the convergence of communications and information technology. Early in her career at Cabledata (now DST), she ran the largest management information systems and billing company in the cable industry. Thereafter, she was Regional President managing McCaw Cellular Communications’ California, Nevada, and Hawaii regions and then Senior Vice President of McCaw. Following McCaw’s acquisition by AT&T, she was Chief Executive Officer of AT&T’s Aviation Communications Division and later Executive Vice President of National Operations for AT&T Wireless Services, Inc. After seven years in the wireless industry, Mrs. Wilderotter became President and CEO of Wink Communications, which provided cable operators with a cost-effective technology to deliver interactive television services. After taking Wink public and negotiating its sale to Liberty Media, Mrs. Wilderotter joined Microsoft in 2002 as Senior Vice President—World Wide Public Sector and Senior Vice President—Worldwide Business Strategy. During her career, Mrs. Wilderotter has sat on the boards of numerous public companies and now serves on the boards of Procter & Gamble and Xerox Corporation. Her board experience includes chair and membership on audit committees; chair and membership on compensation committees; and membership on finance committees and governance and public responsibility committees. Mrs. Wilderotter’s industry and leadership experience provides the board with industry knowledge, vision, innovation and strategy.

The board of directors recommends that you vote FOR the election of all nominees for director.

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DIRECTOR COMPENSATION

The following table sets forth compensation information for 2012 for each person who served as a non-employee member of our board of directors during 2012. Mary Agnes Wilderotter, our Chairman and Chief Executive Officer, is not included in this table as she is an employee of the company and thus receives no compensation for her services as a director. The compensation received by Mrs. Wilderotter as an employee of the company is shown in the Summary Compensation Table elsewhere in this proxy statement.

2012 Director Compensation

	Fees Earned or	Stock
Name	Paid in Cash	Awards (1)	Total
Leroy T. Barnes, Jr.	$82,500	$ 88,235	$170,735
Peter C.B. Bynoe	$85,000	$ 88,235	$173,235
Jeri B. Finard	—	$176,470	$176,470
Edward Fraioli	$75,000	$ 88,235	$163,235
James S. Kahan	—	$176,470	$176,470
Pamela D.A. Reeve	$95,000	$ 88,235	$183,235
Howard L. Schrott	$95,000	$ 88,235	$183,235
Larraine D. Segil	$75,000	$ 88,235	$163,235
Mark Shapiro	$75,000	$ 88,235	$163,235
Myron A. Wick, III	$75,000	$111,765	$186,765

(1)	The amounts shown in this column represent the grant date fair value in accordance with Financial Accounting Standards Board ASC Topic 718 (“Topic 718”) of the stock units granted to directors in 2012. For a discussion of valuation assumptions, see Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. Dividends are paid on stock units held by directors at the same rate and at the same time as we pay dividends on shares of our common stock. No above-market or preferential dividends were paid with respect to any stock units. Dividends on stock units are paid in the form of additional stock units.

The following table sets forth the aggregate number of stock options held by directors at year-end.

Name	Number of Stock Options Held at Year-End
Leroy T. Barnes, Jr.	10,000
Peter C.B. Bynoe	10,000
Jeri B. Finard	10,000
Edward Fraioli	10,000
James S. Kahan	—
Pamela D.A. Reeve	—
Howard L. Schrott	5,000
Larraine D. Segil	10,000
Mark Shapiro	10,000
Myron A. Wick, III	10,000

Non-Employee Director Compensation Program

Directors who are also our employees receive no remuneration for service as a member of our board of directors or any committee of the board. Each non-employee director is entitled to receive an annual retainer of (1) $75,000 in cash, which he or she may elect to receive in the form of stock units, as described below, and (2) $75,000 in the form of stock units, in each case payable in advance in quarterly installments on the first business day of each quarter. In addition, the Lead Director, the chair of the Audit Committee and the chair of the Compensation Committee each receives an additional annual cash stipend of $20,000, the chair of the Nominating and Corporate Governance Committee receives an additional annual cash stipend of $10,000 and the chair of the Retirement Plan Committee receives an additional annual cash stipend of $7,500, which in each case he or she may elect to receive in the form of stock units. The annual stipend paid to the Lead Director and each of the committee chairs is payable in arrears in equal quarterly installments on the last business day of each quarter. Each director is required to irrevocably elect by December 31 of the prior year whether to receive

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the cash portion of his or her retainer and/or his or her stipend in stock units. Stock units are issued under the Non-Employee Directors’ Equity Incentive Plan (the “Directors Plan”). Prior to the adoption of the Directors Plan on May 25, 2006, stock units were issued under the Non-Employee Directors’ Deferred Fee Equity Plan (the “Predecessor Plan”). Directors are also entitled to reimbursement for reasonable expenses they incur in connection with meetings of the board of directors they attend in person.

Prior to October 1, 2010, upon commencement of services as a director, each non-employee director was granted options to purchase 10,000 shares of common stock at an exercise price equal to the closing price of our common stock on the date the director was elected to the board. The option grants were made under the Directors Plan and prior to adoption of the Directors Plan, under our Amended and Restated 2000 Equity Incentive Plan. These options became exercisable six months after the grant date and expire on the tenth anniversary of the grant date or, if earlier, on the first anniversary of a director’s termination of service with respect to options granted after May 25, 2006. Since October 1, 2010, directors are no longer eligible to receive stock option grants upon joining the board.

In addition, each member of the board of directors and his or her spouse is eligible to participate in our medical, dental and vision plans at the same contribution rates as our management employees. Retired directors and their spouses who were participating in these plans at the time of their retirement from our board may continue to participate in the plans, but generally are required to pay 100% of the cost. Commencing August 1, 2015, neither active nor retired directors will be eligible to participate in our medical, dental or vision plans.

Stock units are credited in an amount that is equal to the cash payment the director otherwise would have received, based upon a formula where the cash payment amount is the numerator and the “Initial Market Value” of our common stock is the denominator. The Initial Market Value is equal to 85% of the closing price of the common stock on the grant date of the units. Stock units for fees and stipends are earned quarterly and credited to the director’s account on the last business day of the quarter in which the fees and stipends are earned; stock units for the retainer are earned quarterly and credited to the director’s account on the first business day of the quarter in which the retainer is earned. We hold all stock units until a director’s termination of service, at which time the units are redeemable, at the director’s election, in either cash or in shares of our common stock.

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CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the board of directors believes are “best practices,” as well as those that we are required to comply with pursuant to the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the NASDAQ Stock Market (“NASDAQ”) on which our common stock has been listed since December 16, 2011. Our common stock was previously listed on the New York Stock Exchange. A copy of our Corporate Governance Guidelines is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com.

Leadership Structure

Our Corporate Governance Guidelines provide that we will have a Chairman who will chair board meetings and perform such other duties as set forth in our charter and in the Corporate Governance Guidelines or as are otherwise assigned to him or her by the board. The Chairman and the CEO may be the same person; however, the board may separate these two positions if it deems it to be in the best interests of our company and our stockholders to do so. The Corporate Governance Guidelines provide for a Lead Director if the Chairman and CEO is the same person and the Lead Director will perform such duties as are assigned to him or her by the independent directors, including those set forth below. The independent directors as a group, acting through a resolution approved by a majority of all independent directors, will determine, based upon the recommendation of the Nominating and Corporate Governance Committee, which one of the independent directors will serve as Lead Director. A director must have served on the board for a minimum of one year in order to be eligible to be a Lead Director. At any time when the Chairman is an independent director, the Chairman can be the Lead Director if the independent directors, acting through a resolution approved by a majority of all independent directors, determine to have a Lead Director under such circumstances.

As set forth in our Corporate Governance Guidelines, the Lead Director will:

•	preside at all meetings of non-management directors (including those to be attended only by independent directors) and meetings of the board where the Chairman is not present;

•	coordinate the flow of information to and among independent and other non-management directors and review and approve information sent to the board by the Chairman/CEO or management of our company;

•	review and approve all board meeting agendas;

•	periodically solicit from independent and other non-management directors comments or suggestions related to board operations, including the flow of information to directors, the setting of meeting agendas and the establishment of the schedule of board meetings, and communicate those suggestions to the Chairman/CEO. The Lead Director will also seek to ensure that there is (a) an efficient and adequate flow of information to the independent and other non-management directors; (b) adequate time for the independent and other non-management directors to consider all matters presented to them for action; and (c) appropriate attention paid to all matters subject to oversight and actions by the independent and other non-management directors;

•	serve as the liaison between the independent and other non-management directors and the Chairman/ CEO and as the representative of the independent and other non-management directors in communications with the Chairman and management outside of regular board meetings;

•	serve as liaison and provide direction to advisers and consultants retained by the independent and other non-management directors;

•	have the authority to call meetings of non-management directors (including those to be attended only by independent directors) when appropriate; and

•	be available for consultation and direct communication with major stockholders of our company if requested by any such stockholder in accordance with the Corporate Governance Guidelines.

Mary Agnes Wilderotter currently serves as our Chairman of the Board and Chief Executive Officer and Myron A. Wick, III currently serves as our Lead Director. The board of directors has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that our company and our stockholders are best served at this time by having Mrs. Wilderotter serve as both Chairman and Chief Executive Officer. The board of directors believes that our Chief Executive Officer is best situated to

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serve as Chairman because she is the director most familiar with our company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry. The board of directors also believes that the combined role of Chairman and Chief Executive Officer promotes information flow between management and the board of directors and strikes the appropriate balance between strategy development and independent oversight of management, which are essential to effective governance.

Director Independence

The board of directors is required to affirmatively determine that a majority of our directors is independent under NASDAQ listing standards. The board of directors undertakes an annual review of director independence. As a result of this review, the board of directors affirmatively determined that, other than Mrs. Wilderotter, all of the current directors are independent under NASDAQ rules. In determining director independence, the board of directors reviewed not only relationships between the director and our company, but also relationships between our company and the organizations with which the director is affiliated. After considering the relevant facts and circumstances, the board of directors determined that none of these individuals has a material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company), other than as a director of our company, and that each of these directors is free from any relationship with our company that would impair the director’s ability to exercise independent judgment. The board determined that the following relationship is not a material relationship and therefore does not affect the independence determination: Ms. Segil is a director of Women In America, a charitable organization. In 2012, the company made an immaterial donation to the organization.

Risk Management and Board Oversight

Management is responsible for the company’s risk management activities, including the annual enterprise risk management (“ERM”) process which is jointly administered by our Chief Financial Officer and Vice President, Internal Audit. The ERM process entails having each member of senior management and their direct reports participate in an annual identification, assessment and evaluation of risks. The individual risks are aggregated across the company to help management determine our enterprise level risks. For each such risk, one or more mitigation strategies are developed and implemented to minimize that risk. During the course of the year, periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to:

•	Update the trending of each risk compared to the latest annual ERM review;

•	Identify/consider new and emerging risks;

•	Assess the implementation status/effectiveness for each mitigation strategy; and

•	Identify changes to mitigation strategies, if necessary.

Our Corporate Governance Guidelines specify that the board of directors maintains overall responsibility for risk management oversight and may delegate a portion of that responsibility to specific board committees to enhance the effectiveness of their review. The board of directors has delegated the review and monitoring of risk management exposures, guidelines and policies, as well as the ERM process, to the Audit Committee, as set forth in the Audit Committee Charter.

Meetings of the Board of Directors

In 2012, the board of directors held eight meetings and committees of the board held 18 meetings for a total of 26 meetings. Average attendance at these meetings by members of the board in 2012 exceeded 96%. Each incumbent director attended at least 82.4% of the aggregate of these board meetings and the total number of meetings held by all committees of the board on which he or she served. It is our policy that the directors attend the annual meeting of stockholders. All of the directors attended last year’s annual meeting of stockholders.

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Committees of the Board

The board of directors has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Retirement Plan.

Audit Committee. The Audit Committee is composed of four independent directors and operates under a written charter adopted by the board of directors. A copy of the Audit Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com. The Audit Committee currently consists of Mr. Schrott, as Chair, and Mr. Barnes, Mr. Fraioli and Mr. Kahan. Each member of the Audit Committee meets the financial literacy requirements of the NASDAQ Listing Rules. In addition, the board of directors has determined that each of Messrs. Barnes, Fraioli, Kahan and Schrott meets the standard of an “audit committee financial expert” under the rules of the SEC. Mr. Barnes is a member of four public company audit committees, including our Audit Committee. We do not limit the number of audit committees on which our Audit Committee members may serve. However, our board of directors considered Mr. Barnes’ ability to serve on the Audit Committee and determined that his service on the other audit committees would not impair his ability to effectively serve on our Audit Committee. The Audit Committee met seven times in 2012.

The Audit Committee selects our independent registered public accounting firm. Management is responsible for our internal controls and financial reporting process. The Audit Committee assists the board of directors in undertaking and fulfilling its responsibilities in monitoring (i) the integrity of our consolidated financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications of our internal auditors and the independence and qualifications of our independent registered public accounting firm and (iv) the performance of our internal audit function and independent registered public accounting firm.

In accordance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Audit Committee Charter, the Audit Committee pre-approves all auditing and permissible non-auditing services that will be provided by KPMG LLP, our independent registered public accounting firm.

In accordance with the rules of the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. The Compensation Committee is composed of four independent directors and operates under a written charter adopted by the board of directors. A copy of the Compensation Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com. Each member of the Compensation Committee is an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934. The Compensation Committee reviews our general compensation strategies; acts as the committee for our incentive compensation plans; and reviews and approves compensation for the Chief Executive Officer and other executive officers. The Compensation Committee also oversees and approves compensation policy and incentive plan design, costs and administration. The Compensation Committee, which met five times and took action on four other occasions in 2012, currently consists of Ms. Reeve, as Chair, and Mr. Bynoe, Ms. Finard and Ms. Segil.

The Compensation Committee’s responsibilities, which are set forth in its charter, include, among other duties, the responsibility to:

•	evaluate at least annually the performance of the CEO and other senior executives of the company against corporate goals and objectives, determine and approve the compensation level (including any discretionary incentive awards) based on this evaluation, report, in the case of the CEO, on the same to the other non-management directors, and review, as appropriate, any agreement or understanding relating to the CEO’s or such other senior executive’s employment, incentive compensation, or other benefits based on this evaluation;

•	review periodically and recommend to the board, the compensation of all directors;

•	review the company’s incentive compensation plans and equity-based plans and recommend to the board changes in such plans as needed. The Committee has and shall exercise all authority of the board with respect to the administration of such plans; and

•	review and approve all grants of awards, including the award of shares or options to purchase shares, pursuant to our incentive and equity-based compensation plans.

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The compensation for the other senior officers is determined by the Compensation Committee taking into account the recommendation of Mrs. Wilderotter.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee. The Compensation Committee engages compensation consultants from time to time to assist the Committee in evaluating the design and assessing the competitiveness of its executive compensation program and for individual benchmarking. For more detailed information on the role of compensation consultants, see “Compensation Discussion and Analysis—Roles and Responsibilities” and “—Market and Peer Group Reviews” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of four independent directors and operates under a written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com. One of the committee’s functions is to recommend candidates for election to the board of directors. The Nominating and Corporate Governance Committee uses a variety of means of identifying nominees for director, including recommendations from current board members and from stockholders. In determining whether to nominate a candidate, the Nominating and Corporate Governance Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of our existing needs and then assess the need for new or additional members to provide those capabilities. In addition, the Nominating and Corporate Governance Committee takes a leadership role in shaping our corporate governance, including making recommendations on matters relating to the composition of the board of directors and its various committees and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, which met three times in 2012, currently consists of Mr. Bynoe, as Chair, and Mr. Schrott, Ms. Segil and Mr. Shapiro.

Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership to the board of directors and should be directed to our Secretary at the address of our principal executive offices. To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary not less than 90 days nor more than 120 days before the anniversary date of the immediately prior annual stockholders meeting, unless the annual meeting is moved by more than 30 days before or after the anniversary of the prior year’s annual meeting, in which case the notice must be received not less than a reasonable time, as determined by our board, prior to the printing and mailing of proxy materials for the applicable annual meeting. The notice should include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in our company. See “Proposals by Stockholders” for the deadline for nominating persons for election as directors for the 2014 annual meeting.

Each candidate for nomination as a director, including each person recommended by stockholders, is evaluated in accordance with our Corporate Governance Guidelines. In addition, the board of directors has adopted guidelines to be used by the Nominating and Corporate Governance Committee in selecting candidates for membership to the board of directors. These guidelines set forth general criteria for selection, including that the background and qualifications of the directors, as a group, should be diverse, and a nominee should possess a depth of experience, knowledge and abilities that will enable him or her to assist the other directors in fulfilling the board’s responsibilities to our company and our stockholders. In addition, a nominee must be willing to commit that he or she will comply with our director stock ownership guidelines, as discussed below. The guidelines also include the following special criteria for the selection of director nominees:

•	A nominee must have a reputation for integrity, honesty, fairness, responsibility, good judgment and high ethical standards.

•	A nominee should have broad experience at a senior, policy-making level in business, government, education, technology or public interest.

•	A nominee should have the ability to provide insights and practical wisdom based on the nominee’s experience and expertise.

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•	A nominee should have an understanding of a basic financial statement.

•	A nominee should comprehend the role of a public company director, particularly the fiduciary obligation owed to our company and our stockholders.

•	A nominee should be committed to understanding our company and its industry and to spend the time necessary to function effectively as a director.

•	A nominee should neither have nor appear to have a conflict of interest that will impair the nominee’s ability to fulfill his or her responsibilities as a director.

•	A nominee should be “independent,” as defined by the SEC and NASDAQ. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in our best interests.

Although we do not have a formal policy regarding board diversity, when evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee does consider diversity in its many forms, including among others, experience, skills, ethnicity, race and gender. We believe a diverse board, as so defined, provides for different points of view and robust debate among our board members and enhances the effectiveness of the board. We believe we have a very diverse board of directors, which includes one or more current and/or former CEOs, CFOs, investment bankers, experts in communications, marketing and strategy, auditors and business people and individuals of different race, gender, ethnicity and background.

Decisions regarding the renomination of directors for additional terms on the board of directors are governed by the general and specific criteria described above and by the Nominating and Corporate Governance Committee’s evaluation of the directors’ performance and contribution to the board. In addition, as a general rule, a non-employee director will not be renominated if he or she has served 15 years as a member of the board of directors. The Nominating and Corporate Governance Committee reserves the right to renominate any director regardless of the length of his or her service if, in the judgment of the Nominating and Corporate Governance Committee, such renomination is in our company’s and our stockholders’ best interests.

In February 2012, the board of directors approved revised stock ownership guidelines for non-management directors. Each non-management director is now expected to own shares of our common stock having a minimum value of five (5) times the cash portion of the annual non-management director retainer (which currently equates to $375,000) by the later of February 15, 2017 and five years after joining the Board. Stock unit grants are counted for purposes of fulfilling this guideline.

The information contained in this proxy statement with respect to the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter and the independence of the non-management members of the board of directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

Retirement Plan Committee. The Retirement Plan Committee is composed of three independent directors and operates under a written charter adopted by the board of directors. A copy of the Retirement Plan Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com. The Retirement Plan Committee oversees our company’s retirement plans, including reviewing the investment strategies and asset performance of the plans, compliance with the plans and the overall quality of the asset managers, plan administrators and communications with employees. The Retirement Plan Committee, which met three times in 2012, currently consists of Mr. Barnes, as Chair, and Mr. Fraioli and Mr. Kahan.

Executive Sessions of the Board of Directors

Our independent directors have regularly scheduled executive sessions in which they meet outside the presence of management. Myron A. Wick, III has been elected as the Lead Director by our independent directors. Mr. Wick presides at executive sessions of the board.

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Communications with the Board of Directors

Any stockholder or interested party who wishes to communicate with the board of directors or any specific director, including the Lead Director, any non-management director, the non-management directors as a group, any independent director or the independent directors as a group, may do so by writing to such director or directors at: Frontier Communications Corporation, Three High Ridge Park, Stamford, Connecticut 06905. This communication will be forwarded to the director or directors to whom it is addressed. This information regarding contacting the board of directors is also posted on the Investor Relations page of our website, www.frontier.com.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code of Conduct”) to which all employees, executive officers and directors, which for purposes of the Code of Conduct we collectively refer to as “employees,” are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that all employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity. Employees are required to report any conduct that they believe, in good faith, is an actual or apparent violation of the Code of Conduct and may do so anonymously by using our Ethics Hotline. The Code of Conduct includes specific provisions applicable to our principal executive officer and senior financial officers. We disclose on our website any amendment to, or waiver of, any provision of our Code of Conduct that is required to be disclosed pursuant to securities laws. A copy of the Code of Conduct is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com.

Related Person Transactions Policy

The board of directors adopted a policy addressing our procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to SEC regulations. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which we are involved, with a “related person” (as defined in the SEC regulations) who has or will have a direct or indirect material interest and which exceeds $120,000 in the aggregate shall be subject to review, approval or ratification by the Nominating and Corporate Governance Committee. In its review of related person transactions, the Nominating and Corporate Governance Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the significance of the transaction to us and to the “related person” and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of our company.

No member of the Nominating and Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person” provided that such person can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the committee or the board.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides information regarding the 2012 compensation program in place for our Chairman and Chief Executive Officer (our “CEO”), our Chief Financial Officer during 2012 (our “CFO”) and our three most highly-compensated executive officers other than our CEO and CFO. These are the executive officers named in the Summary Compensation Table presented in this proxy statement (the “named executive officers” or “NEOs”). This section includes information regarding our executive compensation philosophy, the overall objectives of our compensation program and each component of compensation that we provide. This section also describes the key factors the Compensation Committee considered in determining the compensation for the named executive officers in 2012.

The company’s executive compensation philosophy is firmly based on aligning the goals and interests of its executives to that of our stockholders by awarding compensation based on performance. As a result, a large majority of executive pay is contingent on company and individual performance, both in the short-term and long-term and relative to our peer group of telecommunications companies. We encourage ownership of our stock by our top executives by maintaining minimum stock ownership guidelines and by prohibiting our executives from hedging or pledging company stock owned by them. Further, unlike most of our peers in the telecommunications industry, we do not believe in rewarding our executives with perquisites and tenured-based benefits such as pension plans and retiree medical benefits.

In 2012, company and compensation-related highlights were as follows:

•	On July 1, 2010, the company completed its acquisition of approximately 4.0 million access lines across 14 states and related business assets from Verizon Communications Inc., which tripled the size of the company. During 2012, the company completed the integration of the acquisition and began to improve financial metrics and customer retention. The completion of the conversions enhanced the company’s ability to effectively manage the business and reduce costs.

•	In 2012, we achieved annual acquisition synergy cost savings of $653 million, successfully outperforming our original synergy target of $500 million. We expect to further reduce annual costs by $100 million during 2013.

•	In 2012, we built-out broadband availability to over 318,000 homes and increased broadband speeds and capacity throughout our network. We were also awarded $71.9 million in Connect America Funds to build-out to approximately 93,000 additional homes by July 2015.

•	Despite the ongoing challenging economic environment and intense competition, we continued to deliver solid operating performance, both on an absolute and a relative basis. We use revenue, EBITDA and operating cash flow as the financial metrics to measure our executives. For 2012, revenue was $5,012 million, EBITDA was $2,396 and operating cash flow was $1,647 million. Our performance against revenue, EBITDA and operating cash flow was 96.9%, 95.8% and 94.1%, respectively, of the targets, or 95.6% of the targets on average, established by the board of directors in February 2012.Because this was below target, cash and equity compensation payouts were below the targeted amounts. See “Cash Compensation—Annual Bonus” below.

•	In February 2012, we adopted the Frontier Long-Term Incentive Plan (LTIP), which further promotes the alignment of stockholder and executive interests by linking compensation to the achievement of operating cash flow targets over a three-year time horizon and taking into account our Total Shareholder Return relative to an industry group comprised of the integrated telecommunications services companies.

•	As shown in the Summary Compensation Table on page 38, Mrs. Wilderotter’s 2012 total compensation is approximately 12% less than her 2011 total compensation. Mrs. Wilderotter’s 2012 base salary, which was last increased in July 2010, was unchanged. The decrease in total compensation was primarily due to the lower value of Mrs. Wilderotter’s 2012 equity grant compared to her 2011 equity grant, as a result of company performance.

•	We entered into an amended and restated employment agreement with Mrs. Wilderotter, our CEO. The amended agreement continues to incorporate the best practices put into place when her employment

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agreement was last amended in March 2010. See “Post-Employment Compensation—Termination of Employment and Change-in-Control Arrangements” below.

•	Consistent with our compensation philosophy, 84% of our CEO’s 2012 compensation was “at risk” and contingent upon performance against specified company and individual goals, and of that amount, 77% was in the form of equity. For the other named executive officers as a group, 77% of their total compensation was at risk, and of that amount, 72% was paid in equity. See “Compensation Mix” below.

•	At our 2012 Annual Meeting of Stockholders held on May 9, 2012, stockholders voted in favor of our executive compensation program, with 86.7% approving our executive compensation program, philosophy and disclosure.

In order to enhance transparency regarding executive compensation actually received by each of our named executive officers, we have added a Realized Pay table to supplement the information provided in the Summary Compensation Table. See “2012 Realized Pay” below.

In addition to the above, at the meeting we are submitting for stockholder approval a new cash bonus plan and a new equity incentive plan to replace our existing plans. Each plan incorporates current best practices and will allow awards granted under it to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and be fully tax deductible. See “Proposed 2013 Frontier Bonus Plan” and “Proposed 2013 Equity Incentive Plan.”

Executive Compensation Philosophy

The company’s executive compensation philosophy is designed to achieve a number of objectives:

Establish clear alignment between the interests of our executives and those of our stockholders. Our executive compensation program is designed to align the interests of our executives with those of our stockholders by rewarding performance measured by certain key financial metrics, including revenue; earnings before interest, taxes, depreciation and amortization, excluding certain non-cash items (EBITDA); and operating cash flow (EBITDA less capital expenditures for business operations), and specific operating goals. In the case of annual awards, these metrics and goals are derived from the company’s annual business plan and are discussed in more detail below.

Additionally, we align our executives’ interests with our stockholders’ interests through the use of restricted stock awards, rather than cash, as a significant component of annual compensation. This encourages our executives to focus their attention on decisions that emphasize long-term returns for our stockholders. We also maintain minimum stock ownership guidelines for our CEO and her direct reports who are members of our Senior Leadership Team and prohibit our executives from hedging or pledging company stock owned by them.

As mentioned above, in 2012 we adopted the LTIP, which further aligns stockholder and executive interests by incenting executives to achieve financial goals during a three-year period, thus balancing the focus on short- and long-term financial performance and taking into account our Total Shareholder Return relative to a group of integrated telecommunications services companies.

Reinforce our performance culture. Given the intensely competitive environment in the communications services industry, we believe that it is important that we have a culture that rewards performance with respect to critical strategic, financial and operational goals. Our executive compensation program is designed to reward superior performance over both the short- and long-term. We accomplish this goal by making a majority of our named executive officers’ compensation “at risk,” i.e., contingent upon achievement of specified company and individual performance goals, and by not having any executive employment arrangements with guaranteed minimum provisions, other than base salary. See “Compensation Mix” below. The following components of executive compensation are at risk:

•	Annual cash bonuses are paid based upon achievement of specified company-level financial and non-financial targets and individual performance.

•	Restricted stock is awarded annually to executives based on achievement of specified company-level financial targets and individual performance. Failure to attain threshold performance goals results in forfeiture of the award opportunity. Once earned based on performance, the ultimate value derived from the restricted stock award itself is tied to both changes in Frontier stock price as well as dividends paid during the multi-year vesting period. This design links the value of the awards to the company’s long-

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term performance, as well as continued service, further reinforcing our performance culture and supporting our retention objective. With the adoption of the LTIP in 2012, annual restricted stock target compensation was reduced by approximately 25% for all named executive officers.

•	The LTIP is designed to promote long-term performance by rewarding the achievement of specified annual operating cash flow goals during three-year performance periods. LTIP awards are denominated and payable in shares of the company’s common stock at the end of the applicable three-year performance period based on achievement of operating cash flow targets and specified relative levels of Total Shareholder Return. Failure to attain threshold operating cash flow goals over a three-year Measurement Period will result in forfeiture of the corresponding LTIP award. LTIP awards generally comprise 25% of total annual target equity compensation.

The company reinforces its performance culture by avoiding entitlement-based benefits and perquisites that are not performance-based. Our executives are eligible to participate in a comprehensive healthcare benefit plan, although we require them to pay a higher percentage of the costs than other employees. The only retirement benefit the company offers to executives is a 401(k) match, which is available on the same basis to all non-union, full-time employees who participate in the company’s 401(k) plan. The company does not offer any active pension benefits or post-retirement medical benefits to executive officers because we do not believe in rewarding our executives with tenure-based benefits.

Hire and retain talented executives. The quality of the individuals we employ at all levels of the organization is a key driver of our performance as a company, both in the short-term and in the long-term. We employ “utility players” or “athletes”—executives with an interdisciplinary set of skills who can fill many roles and whose responsibilities often extend beyond the traditional scope indicated by their titles. Accordingly, it is critical for us to be able to hire and retain the best executive talent in the marketplace and one of the important tools to do so is to pay competitive total compensation.

In order for us to hire and retain high performing executives with the skills critical to the long-term success of our company, we have implemented a compensation program that is competitive in comparison to comparable companies based on size, overall complexity and the nature of our business. We differentiate compensation opportunities among our named executive officers to reflect a variety of factors, including market compensation rates as well as the individual executive’s experience in the position, skill set, importance to the company, sustained performance over time, readiness for promotion to a higher level and role in the overall succession planning process. We have also established multi-year vesting schedules for restricted stock and LTIP awards that are designed to help us retain valuable executives notwithstanding the competition for talent.

Ensure company goals are fully aligned throughout the organization. Each year, we establish goals in three broad categories that we refer to as the “3Ps” (People, Product and Profit) to achieve the company’s business plan for the year. These goals reflect the performance objectives that we have established for the relevant year for all employees, including the named executive officers. In the fourth quarter of 2011, our CEO and top company leaders developed the company’s business plan for 2012, which was adopted by the board of directors. The 3Ps for 2012, which were reviewed by the Compensation Committee and adopted by our board of directors, were derived from the 2012 business plan. Following their approval, the 3P goals were communicated to all employees in the first quarter of 2012. The named executive officers are accountable for leading the company to achieve the 3P goals each year and are rewarded based on achieving specified 3P goals that are the key priorities for our business.

Compensation Program Design

To achieve the objectives described above, we offer a straightforward executive compensation program that rewards our executives for both short-term (one year) and long-term performance. For 2012, four primary components of compensation were available to our executives: base salary, an annual cash bonus opportunity, annual restricted stock awards and LTIP awards. Of these components, only base salary represents fixed compensation. Each of the other components is variable based on the performance of both the company and the individual executive, measured against specific pre-established goals and targets.

The Compensation Committee considers many factors in determining the amount of total compensation and the individual components of that compensation for each named executive officer, including the executive’s experience level, value to the organization, scope of responsibility and company and individual

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performance. Since the market for talented executives is highly competitive, the Compensation Committee also considers the compensation that is paid to executives in comparable companies with whom we compete for talent, which we refer to as our “peer group.” For more information about our peer group, see “Market and Peer Group Reviews” below. The peer group information provides valuable comparative insights and is one of many factors considered by the Compensation Committee in setting executive compensation. In general, it is our aim to offer total compensation to our executives that would place them, on average, in the 50th percentile range relative to the peer group. Under this approach, newly promoted executives and those new to their role may be below the median to reflect their limited experience and evolving skill set. Executives with significant experience and, therefore, above-market skills, or those executives who have sustained high performance and are most critical to the company’s long-term success, may be above the median. We believe that this strategy enables us to successfully hire, motivate and retain talented executives while simultaneously ensuring a reasonable overall compensation cost structure relative to our peers.

In making its compensation decisions, the Compensation Committee reviews tally sheets setting forth all components of compensation paid to the named executive officers for the past five years, along with targeted compensation for those years, including base salary, bonus, grant date values of restricted stock awards and LTIP awards, the special transaction and retention bonuses paid in 2010 in connection with the closing of the Verizon transaction and the value of dividends paid on unvested restricted shares. These tally sheets also show the executives’ holdings of unvested restricted stock and performance shares from prior years’ awards and the current value of those shares. The Compensation Committee uses these tally sheets to (i) review the total annual compensation of the named executive officers over the past five years, (ii) assess the executive officers’ compensation against their individual and company performance over that period and (iii) assure that the Committee has a comprehensive view of our compensation programs.

Impact of 2012 Say-on-Pay Vote

The Compensation Committee considers the results of the annual stockholder vote on our executive compensation program when evaluating and determining compensation policies and the compensation for the CEO and the other named executive officers. The 2012 stockholder vote affirmed the Compensation Committee’s decisions for 2011, with an 86.7% stockholder approval of our executive compensation program. In light of this strong stockholder support, the Compensation Committee concluded that no revisions were necessary to the company’s executive compensation program. The Compensation Committee recognizes the importance of continuing to align executive compensation with stockholders. Consistent with best practice, it determined to continue the current program, including the LTIP, which incents executives to achieve specific operating cash flow and relative Total Shareholder Return goals over a three year period.

Roles and Responsibilities

The Compensation Committee of the board of directors is responsible for approving and overseeing our executive compensation philosophy and compensation programs, as well as determining and approving the compensation for our CEO and other key senior executives. At the beginning of each year, the Compensation Committee reviews and approves the 3Ps that apply to the senior executives, as well as individual performance goals for the named executive officers, and approves the target levels for each of the compensation components that apply to the named executive officers for the upcoming year. Each year, at its February committee meeting, the Compensation Committee assesses our CEO’s performance for the year just ended to determine the appropriate award for each component of her total compensation. The Compensation Committee then reviews its recommendations for our CEO with the other non-management directors and considers any additional input from them before finalizing its decision.

Our CEO annually reviews the performance of the other key senior executives for the year just ended, including the named executive officers, and presents to the Compensation Committee her performance assessments and compensation recommendations, including the award for each component of the executive’s total compensation. Mrs. Wilderotter’s review consists of an assessment of the executive’s performance against company-level and individual goals and targets. The Compensation Committee then follows a review process with respect to these executives similar to that undertaken for Mrs. Wilderotter. After review and any adjustments, as appropriate, the Compensation Committee approves the compensation decisions for these executives.

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The Compensation Committee has the sole authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors to assist it in carrying out its responsibilities and who are accountable to the Committee. The Compensation Committee retains an independent executive compensation consultant to assist in the development of compensation programs, evaluation of compensation practices and the determination of compensation awards. The role of the compensation consultant is to provide objective third-party data, advice and expertise in executive compensation matters. The decisions made by the Compensation Committee are the responsibility of the Compensation Committee and reflect factors and considerations in addition to the information and recommendations provided by the compensation consultant and outside counsel.

In 2012, the Compensation Committee re-engaged Frederic W. Cook & Co. Inc. as its independent executive compensation consultant for 2013. Frederic W. Cook & Co. has been engaged by the Compensation Committee as its independent executive compensation consultant since 2010. In 2012, Frederic W. Cook & Co. provided to the Compensation Committee advice and insights on compensation matters, including with respect to the peer group, benchmarking of compensation levels and design of the company’s cash bonus and equity plans, and reviewed this Compensation Discussion and Analysis. Frederic W. Cook & Co. provides no other services to the company. Pursuant to SEC rules adopted in August 2012, the Compensation Committee is required to consider any conflicts of interest raised by the work of the Compensation Committee’s compensation consultants. After considering the relevant factors, the Compensation Committee determined that no conflicts of interest were raised by the work of Frederic W. Cook & Co. The company and the Compensation Committee have instituted policies to avoid conflicts of interest raised by the work of the Compensation Committee’s compensation consultant.

The Compensation Committee reviews on a periodic basis the company’s management compensation programs, including any management incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purpose(s), and recommends to the board any modifications or new plans or programs.

Compensation Mix

Consistent with our philosophy of having a majority of the named executive officers’ compensation “at risk” and contingent upon specified company and individual performance goals, the following charts show the proportion of each of the principal compensation components to total compensation for the CEO and for the other named executive officers as a group for 2012. We refer to this ratio as “performance-based pay” or “variable pay.” For Mrs. Wilderotter, 84% of her 2012 total compensation was variable, and 77% was variable for the other named executive officers as a group. The variable percentage of total compensation is greater for the CEO than for the other named executive officers because the CEO has ultimate responsibility for the company’s performance. Therefore, to ensure alignment with stockholders’ interests, a larger portion of the CEO’s total compensation is variable, or “at risk.”

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CEO 2012 Compensation Mix	Other NEOs* as a Group 2012 Compensation Mix

* The named executive officers other than the CEO

2012 Realized Pay

The table below supplements the Summary Compensation Table that appears elsewhere in this proxy statement. The Realized Pay Table shows the compensation actually received by each current named executive officer in 2012 and 2011. Realized pay for a named executive officer for any given year may be greater or less than the compensation reported in the Summary Compensation Table for that year depending on fluctuations in stock prices on the grant and vesting dates, differences in equity grant values from year to year and SEC reporting requirements, as described below.

The primary difference between the Realized Pay Table and the Summary Compensation Table is the method used to value restricted stock awards and performance shares under the LTIP. SEC rules require that the grant date fair value of all restricted stock awards and performance share awards under the LTIP be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to restricted stock awards and performance shares that have not vested or been earned, for which the value is therefore uncertain and which may end up having no value at all. In contrast, the table below includes only restricted stock and performance shares that vested or were earned during the applicable year and shows the value of those awards as of the applicable vesting date. There is no assurance that the named executive officers will actually realize the value attributed to these awards even in this Realized Pay Table, since the ultimate value of the restricted stock and performance shares will depend on when the vested and earned shares are sold by the officers and the price of the company’s common stock at that time. Our executives are subject to periodic stock sale restrictions and our stock ownership guidelines, which also limits their ability to sell company stock received as compensation.

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2012 Realized Pay Table

			Annual
			Cash	Restricted	Performance
			Incentive	Stock Awards	Shares	All Other
Name	Year	Salary	Bonus (1)	Vested (2)	Earned (3)	Compensation (4)	Total
Mary Agnes Wilderotter	2012	$1,000,000	$1,241,460	$2,203,770	—	$2,685	$4,447,915
	2011	$1,000,000	$1,200,926	$3,941,062	—	$2,646	$6,144,634

Donald R. Shassian	2012	$552,708	$492,800	$733,135	—	$9,128	$1,787,771
	2011	$526,250	$472,432	$956,641	—	$7,883	$1,963,206

Daniel J. McCarthy	2012	$503,125	$482,790	$376,479	—	$9,197	$1,371,591
	2011	$437,500	$409,118	$646,900	—	$7,801	$1,501,319

Kathleen Q. Abernathy	2012	$385,417	$335,654	$109,378	—	$8,778	$839,227
	2011	$400,000	$353,220	$84,562	—	$7,753	$845,535

Cecilia K. McKenney	2012	$325,000	$298,870	$304,128	—	$8,819	$936,817
	2011	$325,000	$295,474	$508,793	—	$7,681	$1,136,948

(1)	Amounts shown in this column equal the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Amounts shown in this column represent the aggregate value of all restricted stock that vested during the applicable year. The value of restricted stock realized upon vesting is based on the closing price of the shares on the vesting dates.

(3)	No performance shares vested during 2011 or 2012. The Compensation Committee will determine the number of shares earned for the 2012-2014 Measurement Period in February 2015.

(4)	Amounts shown in this column equal the amounts reported in the “All Other Compensation” column of the Summary Compensation Table.

Components of the Executive Compensation Program

The following describes the components that comprise our executive compensation program and post-employment compensation, the rationale for each component and how awards were determined for 2012.

Cash Compensation

Base Salary. Base salary levels for our executives, on average, are set at approximately the 50th percentile for comparable executives within our peer group. We believe a salary scale set at this level, when considered together with the other components of compensation, is sufficient to attract and retain talented executives. We conduct an annual merit review of our executives, generally held in February of each year, where each executive’s performance for the year just ended is reviewed against his or her individual and company goals. The overall budget for merit increases is set by management using an average of the merit increase percentages in national compensation surveys in each year and consideration of the company’s performance. Executives are eligible for increases to their base salary based on individual performance.

An executive may also receive an increase in base salary when promoted, if the executive is given increased responsibility or if the executive’s base salary is determined to be below the 50th percentile of our peer group. The Compensation Committee determines all changes to the base salary of Mrs. Wilderotter. Changes to the base salary for our other named executive officers are determined by the Compensation Committee, taking into account the recommendations of Mrs. Wilderotter. Base salary is targeted to represent between 15 and 20 percent of total compensation for 2012 for the CEO and between 20 and 30 percent of each other named executive officer (for this purpose, total compensation consists of base salary, the annual cash bonus payment and the grant date fair market value of restricted stock awards and performance share awards). This is consistent with our philosophy of having a majority of the named executive officer’s compensation “at risk” and contingent upon specified company and individual performance goals.

Annual Bonus. The named executive officers participate in the Frontier Bonus Plan, which is the same bonus plan in which all eligible non-union employees participate (although the executive officers’ performance is measured against the weighted 3Ps, as described below). This component of executive compensation is

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designed to incent and reward our executives for achieving pre-established and measurable annual performance goals. Target bonuses are established at the beginning of each year and are set as a percentage of the named executive officer’s base salary. The target bonus for each named executive officer, other than Mrs. Wilderotter, is 100% of the officer’s base salary. Under the terms of her employment agreement, Mrs. Wilderotter’s target bonus is 135% of her base salary. The terms of Mrs. Wilderotter’s employment agreement are described below under “Employment Arrangements; Potential Payments upon Termination or Change-in-Control.” The annual cash bonus is targeted to represent between 15 and 20 percent of total compensation for 2012 for the CEO and between 20 and 30 percent for each other named executive officer.

The performance goals for the Frontier Bonus Plan are based on our 3P goals (which, as previously stated, are our company-wide People, Product and Profit goals) and also include individual goals for each executive, which are consistent with our overall 3P goals. The performance goals are “stretch” goals that are designed to incent our executives to drive high performance and achieve the company’s strategic, operational and financial objectives. As a result, we believe the goals will be difficult to achieve but are attainable with significant effort. In the last three years, the company has performed at varying levels of the established 3P goals, but in each year the bonus pool has been less than 100% of the target.

Bonuses may be paid upon partial or full achievement of company and individual goals. For 2012, the goals and corresponding weightings used in determining bonus payouts for the named executive officers are shown in the following table and narrative. The weightings used reflect the relative importance of the goals to the overall success of the company. We refer to the first three goals shown in the table below, namely achievement of financial targets, achievement of acquisition-related objectives and achievement of key 3P deliverables, as the “weighted 3Ps.”

	Weighting to Set	Payout
2012 Bonus Goals	Bonus Pool	Weighting
(1) Achievement of financial targets	50%	43%
—Revenue, EBITDA, Operating Cash Flow (equally weighted)
(2) Achievement of acquisition-related objectives	25%	21%
—Deliver on synergies and integration (40%)
—Complete nine state conversion (60%)
(3) Achievement of key 3P deliverables	25%	21%
—Launch two new revenue businesses (20%)
—Performance reviews (10%)
—Net residential customers (20%)
—Net commercial customers (20%)
—Residential customers on price protection plans (15%)
—Small/ROHO customers on price protection plans (15%)
(4) Leadership and individual performance	—	15%
	100%	100%

We use the above financial goals to measure executive performance because management uses them to assess the overall financial health of the company, assist in analyzing the company’s underlying financial performance from period to period, to evaluate the financial performance of our business units, to analyze and evaluate strategic and operational decisions and to assist management in understanding the company’s ability to generate cash flow and, as a result, to plan for future capital operational decisions. We included the achievement of acquisition-related objectives because of the magnitude and importance of these objectives to the company. These objectives consist of achieving $650 million of annualized cost synergies, and the successful conversion of the remaining nine acquired states from acquired systems to legacy systems. We use the achievement of the key 3P deliverables in order to more closely align the executive’s performance with the company’s objectives. The key 3P deliverables consist of targets for launching two new revenue businesses, achieving specific numbers of residential and commercial customers and having residential and small business/residential office-home office (ROHO) customers on price protection plans, as well as the execution of the performance management review process. All of these goals were identified by the Compensation Committee as critical to the success of the company and the completion of the integration of the acquired business. The number of goals for 2012 has been reduced from prior years to strengthen executive focus on critical performance objectives. In addition, 15% of the executive’s bonus is based on the assessment of the

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executive’s leadership and performance against individual goals that are tailored to the specific executive based on the executive’s role and responsibilities and are directly linked to the overall company 3P goals.

The bonus pool for 2012 was determined based on the company’s performance on the weighted 3Ps. The bonus pool (and the maximum individual allocations established under the plan) represents the maximum amount of bonus awards that the Compensation Committee may approve under the Frontier Bonus Plan as “qualified performance-based compensation” for tax purposes pursuant to Section 162(m), but is not a guarantee of payment to any individual.

The bonus payout can be from 0%, for below-threshold performance, to up to 130%, for outstanding performance, of each executive’s target bonus opportunity. The Compensation Committee set a minimum performance threshold of 90% of the weighted 3P goals, corresponding to minimum goals for operating cash flow, and a maximum performance threshold of 108% of the weighted 3P goals, based on aspirational operating cash flow goals relative to budget. We employ an approximately 3 to 1 linear interpolation for results between 90% and the maximum 108%. The remainder of the bonus opportunity (15%) is based on the assessment of the executive’s leadership and performance against the executive’s individual goals, subject to the same payout factor used for the weighted 3P payout.

The Compensation Committee may use discretion to decrease, but not increase, the actual bonus payout for Mrs. Wilderotter (subject to the same 0-130% range), which is known as “negative discretion.” Bonus payouts for the other named executive officers are determined by the Compensation Committee, taking into account the recommendations of Mrs. Wilderotter, and any negative discretion employed by the Compensation Committee.

In determining bonus payouts for the named executive officers for 2012, the company’s performance against the financial targets were as follows (dollars in millions):

					Performance
2012 Financial Targets	Threshold	Target	Maximum	Actual	Against Goal
	($)	($)	($)	($)	(%)
Revenue	$4,950	$5,173	$5,283	$5,012	96.9%
EBITDA (1)	$2,228	$2,500	$2,711	$2,396	95.8%
Operating cash flow (2)	$1,478	$1,750	$1,961	$1,647	94.1%

(1)	Defined as operating income, as adjusted, plus depreciation and amortization.

(2)	Defined as EBITDA less capital expenditures for business operations.

For the acquisition-related objectives and key 3P deliverables, the company’s performance against the quantifiable goals was measured as a percentage of achievement versus the targets for those goals. The Compensation Committee determined the performance against other acquisition-related objectives and key 3P deliverables based on its qualitative evaluation of the company’s progress against these objectives. The Compensation Committee assessed the performance against the goal to deliver on cost synergies and complete the nine state conversion, weighted 40% and 60%, respectively, at 100.0%. This was based on $653 million of synergies achieved versus the target of $650 million, and the successful completion ahead of schedule of the remaining nine state conversion to legacy operating and customer systems. The Compensation Committee assessed the performance of the key 3P deliverables based on the performance against each goal as shown in the table below. The goal to launch two new revenue businesses was assessed to be at target based on the launch of our satellite broadband service with Hughes Network Systems, Frontier Mobile with AT&T and Frontier Energy Services. The performance reviews were assessed to be below target. The Compensation Committee assessed the net residential and commercial customer goals based on the performance of the company’s customer acquisitions versus deactivations, and the goal for residential and small/ROHO customers on price protection plans based on the percentage of these customers on such plans relative to the targets.

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The performance against the weighted 3P goals was as follows:

2012
Weighted 3P Goals	Performance
Financial Targets (43%) (equally weighted)
Revenue	96.9%
EBITDA	95.8%
Operating Cash Flow	94.1%
Performance	95.6%
Acquisition-Related Goals (21%)
Deliver on synergies and integration (40%)	100.0%
Complete nine state conversion (60%)	100.0%
Performance	100.0%
Key 3P Deliverables (21%)
Launch two new revenue businesses (20%)	100.0%
Performance reviews (10%)	90.0%
Net residential customers (20%)	102.4%
Net commercial customers (20%)	95.0%
Residential customers on price protection plans (15%)	97.1%
Small/ROHO customers on price protection plans (15%)	82.3%
Performance	95.4%
Total Weighted 3P Performance (85%)	96.7%

Applying the payout factor applicable to a 96.7% total weighted 3P performance, the total weighted 3P payout was 90.0%. However, Mrs. Wilderotter recommended to the Committee that the payout for senior leadership, including the Senior Leadership Team, Senior Vice Presidents and Regional Presidents, be reduced to 88% because the payout for the rest of the bonus eligible employees was 88% based on the overall 3P results, and she did not want senior leadership to have a higher percentage payout. The Compensation Committee concurred with Mrs. Wilderotter’s recommendation and determined to use negative discretion to reduce the total weighted 3P payout to 88%, consistent with the payout for all other bonus eligible leaders in the company using the overall 3P scorecard.

After the determination of the amount an executive has earned pursuant to the weighted 3Ps, the executive’s individual performance is then assessed, which accounts for 15% of the executive’s total bonus opportunity. For each named executive officer (other than Mrs. Wilderotter), the Compensation Committee takes into account a performance evaluation provided by Mrs. Wilderotter against the executive’s individual goals, including a qualitative assessment of the executive’s contributions and effectiveness on an individual basis and as a leader in the organization. For Mrs. Wilderotter, the Compensation Committee performed a similar assessment. The amount of the bonus payout for each named executive officer was determined using the executive’s base salary as of December 31, 2012. The payouts for these individual goals, subject to the same payout factor used for the weighted 3P payout, and total bonus payouts (i.e., the sum of the total weighted 3P payout and individual goal payout), as a percentage of the executives’ targets were as follows:

	Individual Goal
	Payout x	Total
Name	Payout Factor	Bonus Payout
Mary Agnes Wilderotter	17.2%	92.0%
Donald R. Shassian (1)	13.2%	88.0%
Daniel J. McCarthy	17.2%	92.0%
Cecilia K. McKenney	17.2%	92.0%
Kathleen Q. Abernathy	17.2%	92.0%

(1)	Mr. Shassian received 100% of his individual goal payout, subject to the weighted 3P payout factor, in accordance with the terms of the Separation Agreement dated December 17, 2012 between Mr. Shassian and the company. For more information on the Separation Agreement, see “Executive Compensation—Employment Arrangements; Potential Payments Upon Termination or Change-in-Control—Donald R. Shassian.”
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For 2013, the goals and corresponding weightings to be used in determining bonus payouts for the named executive officers are shown in the following table and narrative.

	Weighting to Set	Payout
2013 Bonus Goals	Bonus Pool	Weighting
(1) Achievement of financial targets	50%	37%
—Revenue, EBITDA, Operating Cash Flow, Capital Expenditures (equally weighted)
(2) Deliver broadband market share	25%	19%
(3) Achievement of key 3P deliverables	25%	19%
—Customer process improvements (20%)
—Performance reviews (10%)
—Revenue assurance/Product migration rationalization (20%)
—Net residential customers (25%)
—Net commercial customers (25%)
(4) Leadership and individual performance	—	25%
	100%	100%

The bonus pool for 2013 for the Senior Leadership Team will be established based on the company’s performance on the first three categories shown in the table above, namely achievement of financial targets, achievement of broadband market share and achievement of key 3P deliverables, using the weightings shown. Under the bonus plan for 2013, the bonus payout can be from 0%, for below threshold performance, to 130%, for outstanding performance, of target of each executive’s target bonus opportunity. Bonuses for 2013 will be made under the 2013 Frontier Bonus Plan, subject to stockholder approval of the 2013 Frontier Bonus Plan. See “Proposed 2013 Frontier Bonus Plan.”

Equity Compensation

Equity compensation consists of a combination of restricted stock and LTIP awards. The value of equity awards is targeted to represent between 60 and 70 percent of total compensation for 2012 for the CEO and between 45 and 60 percent for each other named executive officer, which is consistent with our philosophy of having a majority of the named executive officer’s compensation “at risk” and contingent upon specified company and individual performance goals. With the introduction of LTIP awards in 2012, we reduced restricted stock award targets to maintain current targeted compensation level and mix. Starting in 2012, restricted stock awards and LTIP awards comprise approximately 75% and 25%, respectively, of total annual target equity compensation value, except in certain cases where an executive’s total compensation is below the 50th percentile or as otherwise approved by the Compensation Committee.

The Compensation Committee sets a target dollar range for total equity awards for each named executive officer based on the target percentile ranges discussed above and the factors described under “Compensation Program Design.” The ranges, however, do not imply a minimum guaranteed level of equity awarded. In February 2012, the Compensation Committee set the following target dollar ranges for total equity awards for 2012 performance for each named executive officer, of which approximately 75% will be in the form of restricted stock awards and 25% will be in the form of LTIP awards:

2012 Target Range
Name	for Equity Awards
($)
Mary Agnes Wilderotter	$3,000,000–$5,000,000
Donald R. Shassian	$1,500,000–$2,500,000
Daniel J. McCarthy	$1,000,000–$2,000,000
Cecilia K. McKenney	$500,000–$1,000,000
Kathleen Q. Abernathy	$500,000–$1,000,000

Restricted Stock Awards. We use restricted stock awards to achieve three primary objectives:

(1)	to incent and reward the executives for annual company performance;

(2)	to enable us to hire and retain talented executives; and
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(3)	to align the interests of our executives with those of our stockholders through long-term executive ownership of common stock.

Restricted stock awards are granted each year to the Senior Leadership Team, including the CEO and the other named executive officers, and Regional Presidents, Senior Vice Presidents, Vice Presidents and approximately 35% of Regional Vice Presidents, Assistant Vice Presidents, Directors and General Managers based on performance. In 2012, annual restricted stock awards were granted to 149 employees.

The restricted stock plan has a minimum financial performance threshold in order for any restricted stock grants to be awarded. The Compensation Committee set a minimum performance threshold of 90% of each of the three financial targets included in the weighted 3Ps, namely, revenue, EBITDA and operating cash flow. This ensures that the company only rewards executives for performance at or near approved target levels. The actual dollar value of restricted stock that is awarded to each executive is based on 75% of the midpoint of each executive’s range for total equity awards (the other 25% being for LTIP awards) and the company performance against the weighted 3Ps, as adjusted for individual performance, except in cases where an executive’s total compensation is below the 50th percentile. For example, Mrs. Wilderotter’s target range for total equity awards for 2012 was $3,000,000 to $5,000,000. Accordingly, the target midpoint for annual restricted stock awards for Mrs. Wilderotter would be $3,000,000 (the midpoint of $4,000,000 x 75%). For 2011, prior to adoption of the LTIP, the target midpoint for annual restricted stock awards for Mrs. Wilderotter was $4,000,000 and the actual restricted stock payout in February 2012, based on a payout factor of 89%, as described in detail in the 2012 proxy statement, was approximately $3.6 million. This amount is shown in the Grants of Plan-Based Awards Table elsewhere in this proxy statement. The dollar amount is then converted to a number of shares of restricted stock based on the market price of the company’s common stock on the date of grant. All outstanding annual restricted stock awards for named executive officers granted prior to 2013 vest in 25% increments over four years. Because the grants of restricted stock awards are conditioned on prior year financial performance, these awards have no market or performance conditions to vesting. The Compensation Committee assesses Mrs. Wilderotter’s individual performance and determines the actual amount of the restricted stock award. Restricted stock awards for the other executives, including the other named executive officers, are determined by the Compensation Committee, taking into account the recommendations of Mrs. Wilderotter. For 2012, restricted stock awards were subject to the same payout factor used for the weighted 3P payout. In February 2013, the Compensation Committee approved restricted stock awards for the named executive officers as set forth below under “2013 Named Executive Officer Compensation Actions.” The restricted stock awards approved in February 2013 will be granted upon stockholder approval of the 2013 Equity Incentive Plan. These awards will vest in three equal annual installments commencing one year after the date of approval by the Compensation Committee. The change to a three year vesting schedule was done to align the vesting schedule for restricted stock awards with the three year measurement periods for LTIP awards.

The Compensation Committee follows a general practice of making all restricted stock awards to our executives, including the named executive officers, on a single date each year, with the exception of awards to eligible new hires, which are awarded as of the date of hire. Typically, the Compensation Committee makes these restricted stock grants at its regularly scheduled meeting each February based on the prior year’s results.

Long-Term Incentive Plan Awards. In February 2012, the Compensation Committee, in consultation with the other non-management directors and the Committee’s independent executive compensation consultant, adopted a new LTIP in order to further align the interests of our stockholders and our executives. We believe the use of LTIP awards as a component of compensation is consistent with best practices, balancing the focus on short- and long-term financial performance and reinforcing our performance culture by subjecting a portion of targeted compensation to long-term performance and taking into account the performance of our stock relative to a peer group, all as more fully discussed below. LTIP participants consist of senior vice presidents and above, including the named executive officers. The LTIP is designed to incent and reward our senior executives if they achieve operating cash flow goals over three-year performance periods, which we refer to as Measurement Periods, and specified relative levels of Total Shareholder Return over the three-year periods. LTIP awards are granted in the form of performance shares and have both performance and time-vesting conditions.

Beginning in 2012, during the first 90 days of a three-year Measurement Period, a target number of performance shares are awarded to each LTIP participant with respect to the Measurement Period. The performance metrics under the LTIP, as approved by the Compensation Committee, are (1) annual targets for

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operating cash flow based on a goal set during the first 90 days of each year in the three-year Measurement Period and (2) an overall performance “modifier” set during the first 90 days of the Measurement Period, based on our company’s total return to stockholders (i.e., Total Shareholder Return or “TSR”) relative to the Integrated Telecommunications Services Group (GICS Code 50101020) for the three-year Measurement Period. Operating cash flow performance is determined at the end of each year and the annual results will be averaged at the end of the three-year Measurement Period to determine the preliminary number of shares earned under the LTIP award. As described below, the company’s relative TSR performance is then applied to determine the final number of shares earned. LTIP awards, to the extent earned, will be paid out in the form of common stock shortly following the end of the three-year Measurement Period.

For the 2012-2014 Measurement Period, the Compensation Committee determined that the payout of each participant’s LTIP award can be from 0%, for below-threshold performance, to 130%, for outstanding performance. The Compensation Committee set a minimum average-performance threshold of 70% of targeted operating cash flow and a maximum average-performance limit of 130%, as described in the following table:

Performance Level	Operating Cash Flow Performance Against Target	Operating Cash Flow Award Level
Maximum	130%	130%
Target	100%	100%
Threshold.	70%	70%
Below Threshold	Below 70%	0%

Average operating cash flow performance between these ranges will be interpolated on a straight-line basis. The TSR performance measure adds another performance threshold and is applied to decrease or increase payouts based on the company’s three-year relative TSR performance (earned shares will be reduced 25% for 25th percentile or less relative TSR performance, no change to earned shares for 50th percentile relative TSR performance, and earned shares will be increased 25% for 75th percentile and above relative TSR performance), as described in the following table:

Company TSR	TSR Modifier
Performance vs.	(% of Operating Cash
GICS Group	Flow Award Level)
75th Percentile or higher	125%
50th Percentile	100%
25th Percentile or less	75%

Relative TSR performance between these ranges will be interpolated on a straight-line basis. As a result, depending on the average annual operating cash flow results over the three-year Measurement Period and the three-year relative TSR performance, executives will earn shares of common stock at the end of the 2012-2014 Measurement Period ranging from 0% to 162.5% (130% of the maximum performance award increased by 25% for 75th percentile or above relative TSR performance) of the number of performance shares awarded. Shares awarded under the LTIP are intended to be “qualified performance-based compensation” for tax purposes pursuant to Section 162(m).

On February 15, 2012, the Compensation Committee granted performance shares under the LTIP for each of the named executive officers for the 2012-2014 Measurement Period, as set forth in the Grants of Plan-Based Awards Table under the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns, and set the performance goals for the first year in that Measurement Period. Amounts set forth in the “Target” column of that section of the Table are equal to 100% of the performance shares awarded under the LTIP for the named executive officers. Actual amounts earned will be subject to increase or decrease (including forfeiture of the entire award) as set forth above. An executive must maintain a satisfactory performance rating during the Measurement Period and must be employed by the company at the end of the three-year Measurement Period in order for the award to vest. The Compensation Committee will determine the number of shares earned for the 2012-2014 Measurement Period in February 2015.

As previously stated under “Annual Bonus,” the company’s performance against the operating cash flow target of $1,750 million for 2012 was 94.1%. However, the number of performance shares, if any, for the 2012-2014 Measurement Period that will ultimately be earned will depend on the operating cash flow results for 2013 and 2014 and relative TSR performance over the three-year period, which are not determinable until the end of 2014.

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In February 2013, the Compensation Committee approved target performance shares awards for the 2013-2015 Measurement Period for the named executive officers as set forth below under “2013 Named Executive Officer Compensation Actions.” At that time, the Compensation Committee also set the relative TSR performance modifier for that Measurement Period and the operating cash flow goal for 2013, which applies to the first year of the 2013-2015 Measurement Period and the second year of the 2012-2014 Measurement Period. The design of the LTIP for the 2013-2015 Measurement Period is the same as for the 2012-2014 Measurement Period. The performance share awards approved in February 2013 will be granted upon stockholder approval of the 2013 Equity Incentive Plan.

Dividends on performance shares will be accrued and paid out at the end of the three-year Measurement Periods only with respect to the performance shares that are earned by the participant.

Stock Options. We do not make stock option awards to executive officers and have not done so since 2002. Given the historical price range of our common stock, the stock’s volatility characteristics and our common stock dividend, we believe selective restricted stock grants and LTIP awards are more valuable and appropriate than option grants and, therefore, stronger hiring and retention tools. Further, restricted stock and LTIP awards result in the issuance of fewer shares.

Stock Ownership Guidelines. To further align our executives’ interests with those of our stockholders, our board of directors established stock ownership guidelines for the CEO and the other members of the Senior Leadership Team, and reviews the guidelines annually. The CEO is expected to own shares of the company’s common stock having a minimum value of five times (5x) her base salary and each other member of the Senior Leadership Team is expected to own shares of the company’s common stock having a minimum value of two and one-half times (2.5x) his or her base salary. Unvested restricted stock awards and unearned performance shares are not counted for purposes of fulfilling this requirement. At such times as a member of the Senior Leadership Team does not meet his or her ownership guideline, the executive will be required to hold 50% of the company’s stock that the executive acquires after that date through the company’s equity compensation programs, excluding shares sold to pay related taxes. The Compensation Committee administers these stock ownership guidelines.

Hedging and Pledging Prohibition. Executives are prohibited from hedging or pledging shares of company stock owned by them.

Other Compensation

Perquisites and Other Benefits. There were no reportable perquisites in 2012 for the CEO or the other named executive officers.

We provide other benefits to our named executive officers on the same basis as all of our non-union, full-time employees, although we require the executives to pay a higher percentage of the costs than other employees. These benefits consist of medical, dental and vision insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan.

Post-Employment Compensation

Frontier Pension Plan. This defined benefit pension plan was frozen for all non-union participants in 2003 (and, for some participants, earlier than 2003 depending on the participant’s employment history). The plan was frozen both with respect to participation and benefit accruals. Daniel McCarthy, President and Chief Operating Officer, is the only named executive officer who has vested benefits under the Frontier Pension Plan.

Termination of Employment and Change-in-Control Arrangements. To attract talented executives, support retention objectives and ensure that executives review potential transactions with objectivity and independence, we provide certain post-employment benefits to the named executive officers. These benefits vary among the named executive officers depending on the arrangements negotiated with the individual executive upon his or her joining the company. The company’s change-in-control arrangements promote the unbiased and disinterested efforts of our executives to maximize stockholder value before, during and after a change-incontrol of the company that may impact the employment status of the executives. The Compensation Committee set the severance amounts payable upon a change-in-control based on peer group reviews. See “Employment Arrangements; Potential Payments upon Termination or Change-in-Control” below.

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Market and Peer Group Reviews

In 2012, the Compensation Committee directed Frederic W. Cook & Co., its independent executive compensation consultant, to develop a peer group to assess the competitiveness of our executive compensation program to reflect the size and scale of the company and then conduct a comprehensive study with respect to the compensation of the Senior Leadership Team. The study included comparing the compensation of certain senior executives to the compensation of executives holding comparable positions at companies in the peer group as reported in publicly-available documents. The peer group was developed using companies in our industry, our competitors for customers, executive talent and investor capital, and other companies of our size (based on revenue and market capitalization). Taking into account the advice of its compensation consultant, the Compensation Committee determined that the size of the peer group should include between 12 to 20 companies to ensure data reliability and stability. The 2011 peer group was updated for 2012 by removing Global Crossing Ltd. because it was acquired by Level 3 Communications Inc. in October 2011.

As a result of removing Global Crossing, the peer group size decreased from fifteen to fourteen companies, which continues to provide a broad competitive benchmark. When comparing the financial metrics (i.e., revenue, total assets, market capitalization, EBITDA, enterprise value, employee count) of the peer group below, the company was positioned in the 48th percentile or higher across all metrics. The peer group companies included in this study were:

•	Cablevision Systems Corporation	•	Level 3 Communications Inc.
•	CenturyLink, Inc.	•	MetroPCS Communications, Inc.
•	Charter Communications Inc.	•	Telephone & Data Systems Inc.
•	Cincinnati Bell Inc.	•	Time Warner Cable Inc.
•	DIRECTV	•	tw telecom inc.
•	DISH Network, Inc.	•	United States Cellular Corporation
•	Leap Wireless International, Inc.	•	Windstream Corporation

General industry survey data, as described below, was also considered in determining the executive compensation levels of the named executive officers and other senior officers. In the case of executives for whom there was no publicly available data or no comparable position at the companies in the peer group, the results from proprietary general industry executive compensation surveys were analyzed to assess competitiveness.

To determine the best job match for the positions evaluated, the survey data was size-adjusted to approximately $5.2 billion in revenues. The analysis included examining how each executive’s compensation compared to the results in the surveys for base salary, total cash compensation, long term incentives and total direct compensation. Many of our named executive officers have responsibilities that extend beyond the traditional scope indicated by their titles. As a result, it was difficult to match comparable roles in the survey data (e.g., for 2012, Ms. McKenney was responsible for both Human Resources and Sales Operations). In these cases, the Compensation Committee took into account data from these third-party surveys and the importance of additional responsibilities to the company when determining the commensurate total compensation levels for the named executive officer. In considering the survey data, the Compensation Committee did not review nor is it aware of the specific companies that are included in the surveys.

The peer review study indicated that the total compensation for all of the named executive officers was consistent with the 50th percentile. However, total direct compensation (i.e., base salary, target bonus and annualized grant date present value for long term awards) for Mrs. Wilderotter and Mr. McCarthy was below the median for the proxy data and, for Mr. McCarthy, was below the median survey data as well. The Compensation Committee reviewed and considered the results of the study and other factors as described above under “Compensation Program Design” in determining our CEO’s compensation and that of the Senior Leadership Team for performance in 2012.

February 2013 Named Executive Officer Compensation Actions

In February 2013, the Compensation Committee met to evaluate the performance of our CEO and the other named executive officers, to determine merit increases to 2012 base salaries, annual cash bonus payouts

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and restricted stock awards related to 2012 performance and LTIP target awards for the 2013-2015 Measurement Period.

For Mrs. Wilderotter, the Compensation Committee reviewed our financial performance (as measured by revenue, EBITDA and operating cash flow), our performance on the weighted 3P goals and her performance against her 2012 individual goals, including the successful completion of the conversion of all network and systems from the July 2010 acquisition onto one platform ten months ahead of schedule, the achievement of $653 million of annual acquisition synergy cost savings, which was $153 million above our original target, the growth of new revenue opportunities, including Frontier Secure and Hughes satellite broadband, the successful transition of several key executive positions, including the hiring of our new chief financial officer and the reorganization of the company that decentralized marketing and commercial sales, and lowered regional overhead expense. The Committee also took into account competitive market data provided by its independent executive compensation consultant. Based on this review and the factors discussed above under “Components of the Executive Compensation Program,” the Committee, in consultation with the other non-management directors, approved for Mrs. Wilderotter a merit increase to her 2012 base salary, an annual cash incentive bonus payout and a restricted stock award for 2012 performance and an LTIP target award for the 2013-2015 Measurement Period, in each case in the amount set forth below. The restricted stock and LTIP target awards will be granted upon stockholder approval of the 2013 Equity Incentive Plan at the meeting. These compensation decisions place her total compensation for 2012 in the 25th–50th percentile of our peer group. As shown in the Summary Compensation Table on page 38, Mrs. Wilderotter’s 2012 total compensation is approximately 12% less than her 2011 total compensation.

For the other named executive officers whose performance was judged based on the same 3P criteria as Mrs. Wilderotter, the Compensation Committee reviewed Mrs. Wilderotter’s performance assessments for each executive and her recommendations with respect to merit increases in base salary, annual cash incentive bonus payouts and restricted stock and LTIP awards. The Committee then discussed their assessments of each named executive officer and approved the base salaries for 2013, the annual cash bonus payouts and restricted stock and LTIP awards set forth below.

					Performance
		Increase			Shares
		over 2012	2012 Incentive	Restricted Stock	Awarded
Name	2013 Base Salary (1)	Base Salary	Bonus Payout (2)	Awarded (3)(4)	Under LTIP (4)(5)
		(%)		(#)	(#)
Mrs. Wilderotter	$1,025,000	2.5%	$1,241,460	773,627	305,251
Mr. Shassian	$560,000	0%	$492,800	—	—
Mr. McCarthy	$575,000	9.5%	$482,790	278,022	122,101
Ms. Abernathy	$372,300	2.0%	$355,654	128,206	45,788
Ms. McKenney	$350,000	7.7%	$298,870	139,011	61,051

(1)	Includes merit increases for each of the named executive officers effective March 1, 2013, other than Mr. Shassian, who will be leaving the company on March 31, 2013. Mr. McCarthy and Ms. McKenney also received market adjustments to their base salaries effective March 1, 2013.

(2)	Mr. Shassian’s 2012 incentive bonus payout was calculated using 100% of his individual goal payout, subject to the weighted 3P payout factor, in accordance with the terms of his Separation Agreement. See “Executive Compensation—Employment Arrangements; Potential Payments Upon Termination or Change-in-Control—Donald R. Shassian.”

(3)	These awards will be granted upon stockholder approval of the 2013 Equity Incentive Plan at the meeting.

(4)	In accordance with his Separation Agreement, Mr. Shassian was not eligible for a restricted stock or LTIP award in February 2013.

(5)	The amounts in this column represent the target number of performance shares awarded under the LTIP in February 2013 for the 2013-2015 Measurement Period.

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Internal Revenue Code Section 162(m) Policy

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer or any of the three most highly compensated executive officers (other than the chief financial officer). Section 162(m) provides that “qualified performance-based compensation” will not be subject to the tax deduction limit if certain requirements are met. The Compensation Committee believes it is important to maximize the corporate tax deduction, thereby minimizing the company’s tax liabilities. Accordingly, the Frontier Bonus Plan, the LTIP, the 2009 Equity Incentive Plan and the amended 2000 Equity Incentive Plan, as designed by the Compensation Committee, are intended to make compensation awarded under these plans deductible under Section 162(m) as “qualified performance-based compensation.” The 2013 Frontier Bonus Plan and the 2013 Equity Incentive Plan, if adopted by the stockholders at the meeting, are also intended to make compensation awarded under such plans deductible under Section 162(m).

We may award amounts that are not deductible under Section 162(m) if the Compensation Committee determines that it is in the best interests of the company and our stockholders to do so.

Compensation Committee Report

The Compensation Committee of our board of directors has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Committee:

Submitted by:

Pamela D.A. Reeve, Chair
Peter C.B. Bynoe
Jeri B. Finard
Larraine D. Segil

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

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Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers in 2012, 2011 and 2010.

					Non-Equity
Name and				Stock	Incentive Plan	All Other
Principal Position(s)	Year	Salary	Bonus (1)	Awards (2)	Compensation (3)	Compensation (4)	Total
Mary Agnes Wilderotter	2012	$1,000,000	—	$3,675,459	$1,241,460	$2,685	$5,919,604
Chairman of the Board	2011	$1,000,000	—	$4,517,291	$1,200,926	$2,646	$6,720,863
of Directors and Chief	2010	$974,167	$750,100	$5,645,694	$1,172,063	$41,978	$8,584,002
Executive Officer
Donald R. Shassian	2012	$552,708	—	$1,303,964	$492,800	$9,128	$2,358,600
Executive Vice President	2011	$526,250	—	$1,521,615	$472,432	$7,883	$2,528,180
and Chief Financial	2010	$478,333	$500,100	$1,279,090	$479,750	$7,399	$2,744,672
Officer (5)
Daniel J. McCarthy	2012	$503,125	—	$1,155,894	$482,790	$9,197	$2,151,006
President and Chief	2011	$437,500	—	$1,046,108	$409,118	$7,801	$1,900,527
Operating Officer	2010	$372,667	$400,100	$1,031,490	$391,400	$7,753	$2,203,410

Kathleen Q. Abernathy	2012	$385,417	—	$644,668	$335,654	$8,778	$1,374,517
Executive Vice President,	2011	$400,000	—	$527,014	$353,220	$7,753	$1,287,987
External Affairs (6)
Cecilia K. McKenney	2012	$325,000	—	$644,668	$298,870	$8,819	$1,277,357
Executive Vice President,	2011	$325,000	—	$713,257	$295,474	$7,681	$1,341,412
Human Resources and	2010	$308,750	$300,100	$704,348	$316,469	$7,681	$1,637,348
Administrative Services

(1)	For 2010, reflects cash transaction bonuses awarded in connection with the closing of the Verizon transaction. Also includes a $100 award made in 2010 to all eligible employees.

(2)	The stock awards referred to in this column consist of the following: grants of restricted stock, grants of performance shares under the LTIP and, for Mrs. Wilderotter, a grant of 32,404 shares of common stock in July 2010 as part of the retention and transaction bonus award in connection with the closing of the Verizon transaction. The amounts shown in this column represent the grant date fair value, pursuant to Topic 718, of the stock awards granted in the applicable year or, with respect to multi-year performance share awards where performance conditions are set at the beginning of each year, the fair value of the shares subject to the performance conditions for the applicable year. In the latter case, accounting standards provide that each annual establishment of performance conditions during a multi-year vesting period constitutes a separate “grant date.” As a result, the grant date fair value of the performance share awards granted in 2012 is calculated using only the first tranche of the grant for the 2012-2014 Measurement Period; the second and third tranche are not included because the performance conditions for those tranches had not been set in 2012. Further, in calculating the grant date fair value of such performance shares in the table, the target number of shares was used. The company uses Monte Carlo simulations to value LTIP awards. The value of such performance shares assuming that the highest level of operating cash flow and TSR performance will be achieved (again, using only the first tranche) would be as follows: Wilderotter: $190,164; Shassian: $95,082; McCarthy: $71,311; McKenney: $35,656; and Abernathy: $35,656. For a discussion of valuation assumptions, see Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. For additional details regarding the stock awards, see the Grants of Plan-Based Awards table below and the accompanying narrative.

For Mrs. Wilderotter, stock awards in 2010 consisted of grants of restricted stock with a grant date fair value of $5,396,183 and a grant of common stock with a grant date fair value of $249,511.

(3)	The amounts shown in this column represent cash awards made under the Frontier Bonus Plan. Awards for each year are paid in March of the following year.

(4)	The All Other Compensation column includes premiums for life insurance coverage paid for by the company and a 401(k) match. The SEC requires us to identify and quantify any individual item of compensation exceeding $10,000, except as discussed below under “Perquisites and Other Personal Benefits.”

Perquisites and Other Personal Benefits. Disclosure of perquisites and other personal benefits is omitted for a named executive officer if they aggregate less than $10,000 in the fiscal year. Accordingly, no perquisites or personal benefits are included for 2012.

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(5)	Mr. Shassian resigned as Executive Vice President and Chief Financial Officer effective February 27, 2013 and will leave the company on March 31, 2013.

(6)	Information for Ms. Abernathy is not provided for 2010 because she was not a named executive officer for that year. In 2012, Ms. Abernathy’s role with the company changed and her base salary was reduced accordingly.

Grants of Plan-Based Awards

The following table sets forth information concerning cash awards under our non-equity incentive compensation plan (the Frontier Bonus Plan) for 2012 and grants of stock made during 2012 to the named executive officers.

								All
								Other
								Stock
		Estimated Possible Payouts			Estimated Future Payouts			Awards:	Grant Date
		Under Non-Equity			Under Equity Incentive			Number of	Fair Value
		Incentive Plan Awards			Plan Awards			Shares of	of Stock
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Awards (1)
		($)	($)	($)	(#)	(#)	(#)	(#)	($)
Mary Agnes Wilderotter
Cash bonus award	2/15/12	$945,000	$1,350,000	$1,755,000
LTIP award	2/15/12				124,555	237,248	385,528		$117,024
Restricted stock award	2/15/12							825,623	$3,558,435
Donald R. Shassian
Cash bonus award	2/15/12	$392,000	$560,000	$728,000
LTIP award	2/15/12				62,278	118,624	192,764		$58,512
Restricted stock award	2/15/12							288,968	$1,245,452
Daniel J. McCarthy
Cash bonus award	2/15/12	$367,500	$525,000	$682,500
LTIP award	2/15/12				46,708	88,968	144,573		$43,884
Restricted stock award	2/15/12							258,007	$1,112,010
Kathleen Q. Abernathy
Cash bonus award	2/15/12	$255,500	$365,000	$474,500
LTIP award	2/15/12				23,354	44,484	72,287		$21,942
Restricted stock award	2/15/12							144,484	$622,726
Cecilia K. McKenney
Cash bonus award	2/15/12	$227,500	$325,000	$422,500
LTIP award	2/15/12				23,354	44,484	72,287		$21,942
Restricted stock award	2/15/12							144,484	$622,726

(1)	See footnote (2) to the Summary Compensation Table for a description of the methods used to determine the grant date fair value of stock awards.

Cash awards under the Frontier Bonus Plan for 2012 shown under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns were paid in March 2013 based on performance metrics set for 2012 and achievement of individual goals, as described above under “Compensation Discussion and Analysis—Components of the Executive Compensation Program—Cash Compensation—Annual Bonus.” Target awards under the Frontier Bonus Plan are set as a percentage of base salary. Targets for 2012 were set at 100% of base salary for each of the named executive officers other than Mrs. Wilderotter. In accordance with her employment agreement in effect for 2012, Mrs. Wilderotter’s target award was set at 135% of base salary for 2012. Payouts can be 0%, for below-threshold performance, up to 70%, for threshold performance, and up to 130%, for outstanding performance, of the target. The actual amounts of these awards for 2012 for the named executive officers are reported above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

The awards shown under the Estimated Future Payouts Under Equity Incentive Plan Awards columns are grants of performance shares under the LTIP. The amounts shown represent the range of shares that may be released at the end of the 2012-2014 Measurement Period assuming achievement of threshold, target or maximum performance. If our operating cash flow performance is, on average, below threshold for the three-

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year Measurement Period, no shares will be released at the end of the period. Dividends on performance shares will be accrued and paid out at the end of the three-year Measurement Period only with respect to shares that are earned and released. See the discussion of LTIP awards under “Compensation Discussion and Analysis—Components of the Executive Compensation Program—Equity Compensation—Long-Term Incentive Plan Awards.”

The stock awards shown under the All Other Stock Awards column in the above table are grants of restricted stock. The grants represent annual restricted stock awards and vest in four equal annual installments commencing one year after the grant date. All such grants of restricted stock were made under our 2009 Equity Incentive Plan in 2012. Each of the named executive officers is entitled to receive dividends on shares of restricted stock at the same rate and at the same time we pay dividends on shares of our common stock. The annual common stock dividend rate for 2012 was $0.40 per share, paid quarterly. No above-market or preferential dividends were paid with respect to any restricted shares.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by the named executive officers at year-end.

	Option Awards (1)				Stock Awards
							Equity	Equity
							Incentive	Incentive
							Plan	Plan
	Number of	Number of					Awards:	Awards:
	Securities	Securities					Number of	Market Value
	Underlying	Underlying			Number of	Market Value	Unearned	of Unearned
	Unexercised	Unexercised	Option	Option	Shares of	of Shares of	Shares That	Shares That
	Options –	Options –	Exercise	Expiration	Stock That Have	Stock That Have	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Not Vested (2)	Not Vested (3)	Vested (4)	Vested (3)
	(#)	(#)	($)	(#)	($)	(#)	($)
Mary Agnes Wilderotter	—	—	—	—	1,584,167	$6,780,235	237,248	$1,015,421
Donald R. Shassian	—	—	—	—	512,422	$2,193,166	118,624	$507,711
Daniel J. McCarthy	—	—	—	—	414,020	$1,772,006	88,968	$380,783
Kathleen Q. Abernathy	10,000	—	$13.25	4/10/2016	201,899	$864,128	44,484	$190,392
Cecilia K. McKenney	—	—	—	—	253,594	$1,085,382	44,484	$190,392

(1)	The options held by Ms. Abernathy were awarded to her upon joining the company’s board of directors on April 10, 2006. The options vested on October 10, 2006. Ms. Abernathy resigned from the board of directors on January 28, 2010 and joined the company as Chief Legal Officer and Executive Vice President, Regulatory and Government Affairs on March 1, 2010. Ms. Abernathy is currently Executive Vice President, External Affairs.

(2)	The shares of restricted stock held by the named executive officers as of December 31, 2012 vest as follows:

	•	Mrs. Wilderotter: 88,757 restricted shares vest on February 6, 2013; 100 restricted shares vest on July 1, 2013; 75,611 restricted shares vest on July 29, 2013; 234,801 restricted shares vest in two equal annual installments commencing February 17, 2013; 359,275 restricted shares vest in three equal annual installments commencing February 17, 2013; and 825,623 restricted shares vest in four equal annual installments commencing February 15, 2013.

	•	Mr. Shassian: 27,367 restricted shares vest on February 6, 2013; 100 restricted shares vest on July 1, 2013; 21,603 restricted shares vest on July 29, 2013; 53,365 restricted shares in two equal annual installments commencing February 17, 2013; 121,019 restricted shares vest in three equal annual installments commencing February 17, 2013; and 288,968 restricted shares vest in four equal annual installments commencing February 15, 2013.

	•	Mr. McCarthy: 14,793 restricted shares vest on February 6, 2013; 100 restricted shares vest on July 1, 2013; 17,283 restricted shares vest on July 29, 2013; 40,637 restricted shares vest in two equal annual installments commencing February 17, 2013; 83,200 restricted shares vest in three equal annual installments commencing on February 17, 2013; and 258,007 restricted shares vest in four equal annual installments commencing February 15, 2013.

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	•	Ms. Abernathy: 100 restricted shares vest on July 1, 2013; 5,400 restricted shares vest on July 29, 2013; 10,000 restricted shares vest in two equal annual installments commencing March 1, 2013; 41,915 restricted shares vest in three equal annual installments commencing February 17, 2013; and 144,484 restricted shares vest in four equal annual installments commencing February 15, 2013.

	•	Ms. McKenney: 13,313 restricted shares vest on February 6, 2013; 100 restricted shares vest on July 1, 2013; 12,961 restricted shares vest on July 29, 2013; 26,008 restricted shares vest in two equal annual installments commencing February 17, 2013; 56,728 restricted shares vest in three equal annual installments commencing February 17, 2013; and 144,484 restricted shares vest in four equal annual installments commencing February 15, 2013.

(3)	The market value of shares of common stock reflected in the table is based upon the closing price of the common stock on December 31, 2012, which was $4.28 per share.

(4)	The amounts shown in this column represent the number of performance shares under the LTIP that may be released at the end of the 2012-2014 Measurement Period assuming achievement of target performance, in accordance with SEC regulations.

Option Exercises and Stock Vested

The following table sets forth information regarding the shares of restricted stock that vested for each of the named executive officers in 2012. No named executive officer acquired any shares upon the exercise of stock options in 2012. The value of restricted stock realized upon vesting is based on the closing price of the shares on the vesting date.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting	on Vesting
	(#)	($)
Mary Agnes Wilderotter	488,525	$2,203,770
Donald R. Shassian	135,336	$733,135
Daniel J. McCarthy	90,429	$376,479
Kathleen Abernathy	24,373	$109,378
Cecilia K. McKenney	68,034	$304,128

Pension Benefits

Present
Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit	Last Fiscal Year
		(#)	($)	($)
Mary Agnes Wilderotter	—	—	—	—
Donald R. Shassian	—	—	—	—
Daniel J. McCarthy	Frontier Pension Plan	10.0	$156,613	—
Kathleen Q. Abernathy	—	—	—	—
Cecilia K. McKenney	—	—	—	—

We have a noncontributory, qualified retirement plan, the Frontier Pension Plan, covering certain of our employees. The plan provides benefits that, in most cases, are based on formulas related to base salary and years of service. The plan was amended to provide that, effective February 1, 2003, no further benefits will be accrued under the plan by most non-union participants (including all executive officers), and is referred to as “frozen.” Mr. McCarthy is the only named executive officer with vested benefits under the plan. The estimated annual pension benefits (assumed to be paid in the normal form of an annuity) for Mr. McCarthy is $22,641. This amount is calculated under the plan based on his 10 years of service credit at the time the plan was frozen and the compensation limits established in accordance with federal tax law in the computation of retirement benefits under qualified plans. Benefits are not subject to reduction for Social Security payments or other offset amounts. For a discussion of valuation assumptions, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

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Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

Mary Agnes Wilderotter

We are party to an employment agreement, originally dated as of November 1, 2004, with Mary Agnes Wilderotter, our Chairman of the Board and Chief Executive Officer. The agreement was amended in December 2008 in connection with the deferred compensation rules imposed by Section 409A of the Internal Revenue Code (“Section 409A”), amended and restated in March 2010 (the “2010 Amendment”) and again amended and restated in March 2013 (the “2013 Amendment”). The employment agreement had an initial term of five years, which expired in November of 2009, and the 2010 Amendment had a three-year term, which was scheduled to expire in April 2013. The 2013 Amendment extended the term of the employment agreement for an additional two years to March 2015, which may be renewed by mutual agreement of the parties for additional one-year terms. Mrs. Wilderotter’s base salary commencing March 1, 2013 is $1,025,000, which amount can be increased by the Compensation Committee from time to time. Mrs. Wilderotter is also eligible to earn a target bonus equal to at least 150% of her base salary. Mrs. Wilderotter is eligible to participate in the company’s equity incentive plans and receive awards at the discretion of the Compensation Committee.

If Mrs. Wilderotter’s employment is terminated without “cause” or by Mrs. Wilderotter with “good reason” (each as defined in the employment agreement), we would be required to pay Mrs. Wilderotter an amount equal to her base salary through the date of termination and any bonus earned but unpaid as of the date of termination for any previously completed fiscal year, the sum of three times her base salary and two times her target bonus (generally payable in equal installments over 36 months, but with installments payable by March of the following year accelerated and paid as a lump sum) and one times her bonus for the year of termination (payable based on actual performance in a lump sum within 2-1/2 months following the end of the calendar year of termination). In addition, all of her restricted stock will vest, and all performance shares granted to her under the LTIP or other performance incentive plan pursuant to a performance-based vesting schedule will be vested with respect to any service requirement, but the number of shares earned will be based on actual performance against the pre-established goals (rather than at target, as provided in the 2010 Amendment). Mrs. Wilderotter is also entitled to receive reimbursement for any unreimbursed business expenses, any accrued but unpaid vacation and to elect and pay the cost for continued medical, dental and other health benefits and extended life insurance until the end of the severance period (or if earlier, the date on which Mrs. Wilderotter becomes eligible to receive comparable benefits from any subsequent employer), for which we will provide a lump sum to her to offset the cost of these benefits.

The 2013 Amendment provides that Mrs. Wilderotter will serve as Chairman of the Board during the term of the 2013 Amendment but makes explicit that Mrs. Wilderotter would not have good reason to terminate her employment (and be entitled to the severance referred to above) in the event that she ceases to serve as Chairman of the Board if (a) she is not elected to the Board or (b) the Board of Directors has taken action to name another person to the position of Chairman of the Board following approval (with more votes cast for than against) of a stockholder proposal to have different persons serve as Chief Executive Officer and Chairman of the Board. Such Board action requires a determination that it is in the best interests of the Company relative to other alternatives.

Mrs. Wilderotter is not entitled to the above severance benefits if we do not renew the agreement at the end of a term. In that case, the vesting of restricted stock will be determined as if her service with the company continued for an additional 12 months, and performance shares will vest pro rata and be paid at the conclusion of the performance period based on actual performance.

If Mrs. Wilderotter’s employment is terminated due to her death or in connection with a disability, she or her estate will be entitled to payment of base salary for six months following the termination and a prorated portion of her bonus based on actual performance. In addition, all restricted stock will vest, and all performance shares will vest at the target level of shares granted.

In the event of a “constructive termination” following a “change in control” (each as defined in the employment agreement), Mrs. Wilderotter will be entitled to the amounts she would receive in connection with a termination by us without cause or by her with good reason, except that (a) the installments over 36 months will be converted to a lump sum if permissible under Section 409A, and (b) performance shares will vest at the target level of shares granted. In addition, if the successor following a change in control declines to assume Mrs. Wilderotter’s equity awards (restricted stock and performance shares) and declines to replace them with

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equivalent awards, her equity awards will vest upon the change in control. To the extent Mrs. Wilderotter would be subject to any excise taxes under Section 280G of the Internal Revenue Code, the amounts she would be entitled to receive will be “capped” to avoid any excise tax unless the total payments to be received by her without regard to a cap would result in a higher after-tax benefit. Mrs. Wilderotter is responsible to pay any required excise tax.

The following table sets forth the amounts Mrs. Wilderotter would have been entitled to from us under the terms of her employment agreement had her employment been terminated as of December 31, 2012.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Value of Accelerated Performance Shares (3)	Benefits (4)	Total

Without cause or for good reason	$3,000,000	$4,050,000	$6,780,235	$1,015,421	$49,407	$14,895,063
Death	$500,000	$675,000	$6,780,235	$1,015,421	$14,665	$8,985,321
Disability	$500,000	$675,000	$6,780,235	$1,015,421	$32,598	$9,003,254
Change-in-control	$3,000,000	$4,050,000	$6,780,235	$1,015,421	$49,407	$14,895,063
With cause, without good reason or non-renewal of agreement	—	—	—	—	—	—

(1)	Base salary and two-thirds of the bonus amount payable in equal installments over 36 months. The remaining bonus amount payable in a lump sum within 2-1/2 months following the end of the calendar year of termination.

(2)	Dollar value of 1,584,167 shares of restricted stock held by Mrs. Wilderotter on December 31, 2012 based on the closing sales price of $4.28 per share of our common stock on December 31, 2012.

(3)	Dollar value of the 237,248 performance shares held by Mrs. Wilderotter on December 31, 2012 based on the closing sales price of $4.28 per share of our common stock on December 31, 2012. The number of performance shares used for this purpose is equal to the target level of shares granted.

(4)	Value of continued medical, dental, vision and life insurance benefits for Mrs. Wilderotter and her spouse, as applicable, under the terms of her employment agreement as described above.

Donald R. Shassian

Donald R. Shassian resigned as Executive Vice President and Chief Financial Officer effective February 27, 2013. Mr. Shassian entered into a Separation Agreement on December 17, 2012 pursuant to which he received his 2012 bonus at a 100% individual payout level and subject to the weighted 3P payout factor, and will receive $140,000 in cash on April 15, 2013, representing his prorated 2013 target bonus. In addition, on April 15, 2013, one-third of the performance shares, or 39,542 shares, awarded to Mr. Shassian on February 15, 2012 for the 2012-2014 measurement period under the LTIP will vest and be paid out to Mr. Shassian in the form of cash, based on the average of the high and low price of the company’s common stock on March 29, 2013. Further, the restrictions on 21,703 shares of restricted stock held by Mr. Shassian will lapse on March 29, 2013. All other unvested restricted stock and unearned performance shares held by Mr. Shassian as of his departure from the company will be cancelled and the Company will have no further obligations to Mr. Shassian under his employment arrangement.

Daniel J. McCarthy

We are party to a letter agreement with Daniel J. McCarthy, our President and Chief Operating Officer, pursuant to which, if, within one year following a “change in control” (as defined in the letter agreement) of the company, (a) Mr. McCarthy is terminated by the company without cause or (b) he terminates his employment as a result of (i) a material decrease in his base salary, target bonus or long term incentive compensation target from those in effect immediately prior to the change in control for any reason other than cause, (ii) a material relocation of his principal office (with greater than 50 miles from our Stamford, Connecticut headquarters deemed to be material), or (iii) a material decrease in his responsibilities or authority for any reason other than cause, subject to certain notice and cure provisions, Mr. McCarthy will be entitled to two years of base salary and target bonus, all restrictions on restricted shares held by him will immediately lapse and his restricted

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shares shall become non-forfeitable and all performance shares granted to him under the LTIP or other performance incentive plan pursuant to a performance-based vesting schedule shall immediately be earned by him and become non-forfeitable, with the number of shares earned equal to the target level of shares granted.

The following table sets forth the amounts Mr. McCarthy would have been entitled to from us had his employment been terminated as of December 31, 2012 following a change in control. Mr. McCarthy would not be entitled to any severance amounts upon termination for any other reason. In addition, Mr. McCarthy is also entitled to his pension benefit as set forth under “Pension Benefits.”

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Value of Accelerated Performance Shares (3)	Total

Change in control	$1,050,000	$1,050,000	$1,772,006	$380,783	$4,252,789

(1)	Payable in a lump sum upon termination.

(2)	Dollar value of 414,020 shares of restricted stock held by Mr. McCarthy on December 31, 2012 based on the closing sales price of $4.28 per share of our common stock on December 31, 2012.

(3)	Dollar value of the 88,968 performance shares held by Mr. McCarthy on December 31, 2012 based on the closing sales price of $4.28 per share of our common stock on December 31, 2012. The number of performance shares used for this purpose is equal to the target level of shares granted.

Kathleen Q. Abernathy

We are party to a letter agreement with Kathleen Q. Abernathy, our Executive Vice President, External Affairs, dated January 20, 2010. The letter agreement provides for a target annual incentive bonus of 75% of her base salary, which was increased to 100% commencing in 2011.

If, within one year following a “change in control” (as defined in the letter agreement) of the company, (a) Ms. Abernathy is terminated by the company without cause or (b) she terminates her employment as a result of (i) a material decrease in her base salary, target bonus or long term incentive compensation target from those in effect immediately prior to the change in control for any reason other than cause, (ii) a relocation of her principal office more than 50 miles from Stamford, Connecticut, or (iii) a material decrease in her responsibilities title or authority for any reason other than cause, subject to certain notice and cure provisions, Ms. Abernathy will be entitled to one year of base salary and 100% of her bonus target prorated for the plan year, all restrictions on restricted shares held by her will immediately lapse and her restricted shares shall become non-forfeitable and all performance shares granted to her under the LTIP or other performance incentive plan pursuant to a performance-based vesting schedule shall immediately be earned by her and become non-forfeitable, with the number of shares earned equal to the target level of shares granted.

The following table sets forth the amounts Ms. Abernathy would have been entitled to from us had her employment been terminated as of December 31, 2012 following a change in control. Ms. Abernathy would not be entitled to any severance amounts upon termination for any other reason.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Value of Accelerated Performance Shares (3)	Total

Change in control	$365,000	$365,000	$864,128	$190,392	$1,784,520

(1)	Payable in a lump sum upon termination.

(2)	Dollar value of 201,899 shares of restricted stock held by Ms. Abernathy on December 31, 2012 based on the closing sales price of $4.28 per share of our common stock on December 31, 2012.

(3)	Dollar value of the 44,484 performance shares held by Ms. Abernathy on December 31, 2012 based on the closing sales price of $4.28 per share of our common stock on December 31, 2012. The number of performance shares used for this purpose is equal to the target level of shares granted.
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Cecilia K. McKenney

We are party to a letter agreement with Cecilia K. McKenney, our Executive Vice President, Human Resources and Administrative Services, dated January 13, 2006 and amended in December 2008 in connection with the deferred compensation rules imposed by Section 409A. The letter agreement provides for a target annual incentive bonus of 60% of her base salary, which was increased to 75% commencing in 2008 and to 100% commencing in 2010. Additionally, Ms. McKenney is eligible to receive a grant of restricted shares of common stock in an amount to be determined by the Compensation Committee.

If, within one year following a “change in control” (as defined in the letter agreement) of the company, (a) Ms. McKenney is terminated by the company without cause or (b) she terminates her employment as a result of (i) a material decrease in her base salary, target bonus or long term incentive compensation target from those in effect immediately prior to the change in control for any reason other than cause, (ii) a material relocation of her principal office (with greater than 50 miles from our Stamford, Connecticut headquarters deemed to be material), or (iii) a material decrease in her responsibilities or authority for any reason other than cause, subject to certain notice and cure provisions, Ms. McKenney will be entitled to one year of base salary and target bonus, all restrictions on restricted shares held by her will immediately lapse and her restricted shares shall become non-forfeitable and all performance shares granted to her under the LTIP or other performance incentive plan pursuant to a performance-based vesting schedule shall immediately be earned by her and become non-forfeitable, with the number of shares earned equal to the target level of shares granted.

The following table sets forth the amounts Ms. McKenney would have been entitled to from us had her employment been terminated as of December 31, 2012 following a change in control. Ms. McKenney would not be entitled to any severance amounts upon termination for any other reason.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Value of Accelerated Performance Shares (3)	Total

Change in control	$325,000	$325,000	$1,085,382	$190,392	$1,925,774

(1)	Payable in a lump sum upon termination.

(2)	Dollar value of 253,594 shares of restricted stock held by Ms. McKenney on December 31, 2012 based on the closing sales price of $4.28 per share of our common stock on December 31, 2012.

(3)	Dollar value of the 44,484 performance shares held by Ms. McKenney on December 31, 2012 based on the closing sales price of $4.28 per share of our common stock on December 31, 2012. The number of performance shares used for this purpose is equal to the target level of shares granted.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Reeve, as Chair, and Mr. Bynoe, Ms. Finard and Ms. Segil. None of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

Compensation Policy Risk Analysis

Management annually reviews our compensation policies and practices applicable to all of our employees, including the named executive officers, for the purpose of evaluating the risks to our company arising from such policies and practices. Each component of the company’s compensation program is evaluated for any risks to the company associated with such compensation. Included in these evaluations is an analysis of the likelihood that such compensation components would influence behaviors or decision-making and impact the company’s risk profile. For 2012, risk controls, both entity-level and compensation-related, were identified and evaluated. These controls included:

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•	Corporate governance and Enterprise Risk Management policies;

•	Oversight of the company’s compensation practices and policies by the Compensation Committee, including the use of negative discretion with respect to payouts;

•	The company’s compensation program design, including the mix of cash and equity compensation, short- and long-term incentive compensation, “fixed” and “variable” compensation and company-wide and individual goals and targets, the use of multiple performance metrics based on the company’s 3P goals (People, Product and Profit), which include financial and other quantitative and qualitative measurements, the use of modest leverage multipliers, and maximum payout limits (in terms of dollars and percentages of base salary); and

•	Stock ownership guidelines for the company’s executive officers.

In February 2013, management reviewed its findings with the Compensation Committee at a meeting at which the Compensation Committee and management engaged in an in-depth discussion of the findings. Based on its review of management’s risk assessment of our company’s compensation policies, practices and controls and the Compensation Committee’s evaluation of management’s assessment, the Compensation Committee determined that such policies and practices are not reasonably likely to have a material adverse effect on our company.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 2 on the Proxy Card)

The company and its board of directors are committed to excellence in governance and recognize the interests that our stockholders have expressed in our executive compensation program. As part of our commitment, in 2009, the board of directors voluntarily adopted a Corporate Governance Guideline, commonly known as “Say-on-Pay,” to annually provide stockholders with the opportunity to endorse or not endorse compensation paid to the company’s named executive officers through consideration of the following non-binding advisory resolution:

“Resolved, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved.”

We believe that our executive compensation philosophy and programs reinforce our pay for performance culture and are strongly aligned with the long-term interests of our stockholders. The Compensation Committee, which oversees and approves the compensation philosophy and programs, engages in an extensive process to align executive pay, both short- and long-term, with the company’s performance and the interests of stockholders. The Compensation Discussion and Analysis section of this proxy statement provides a comprehensive review of the company’s executive compensation philosophy and programs and the rationale for executive compensation decisions, and the accompanying tables and narrative provide details on the compensation paid to the company’s named executive officers. We urge you to read this disclosure prior to voting on this proposal.

Our existing say on pay policy is consistent with Section 14A of the Securities Exchange Act of 1934 adopted in July 2010 as part of Title IX of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which now requires the proposal. Because your vote is advisory, it will not be binding upon the board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Stockholders who want to communicate with our board or any specific director, including the Lead Director, any non-management director, the non-management directors as a group, any independent director or the independent directors as a group, on executive compensation or any other matter of stockholder concern, can do so by writing to such director or group of directors at: Frontier Communications Corporation, Three High Ridge Park, Stamford, Connecticut 06905. Any communication will be forwarded to the director or directors to whom it is addressed.

In accordance with the wishes of our stockholders and best practices, we will provide a say on pay vote annually and the next say on pay vote will be included in our 2014 proxy statement.

The board of directors recommends a vote FOR this proposal.

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PROPOSED 2013 FRONTIER BONUS PLAN
(Item 3 on the Proxy Card)

The board of directors adopted the 2013 Frontier Bonus Plan (the “Bonus Plan”) on February 27, 2013, subject to stockholder approval. If the Bonus Plan is approved, annual incentive awards granted to certain executive officers under the Bonus Plan will be able to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), and be fully tax deductible by us. Our compensation program includes annual cash incentive awards to attract, retain and motivate key employees. The Compensation Committee believes it is important that these annual incentive awards be performance-based and fully tax deductible. Set forth below is a summary of the principal features of the Bonus Plan. This summary is qualified in its entirety by reference to the terms of the Bonus Plan, a copy of which is included in this proxy statement as Appendix A.

The Bonus Plan replaces the 2008 Frontier Bonus Plan (the “2008 Plan”). The Compensation Committee most recently granted awards under the 2008 Plan for calendar year 2012 and will grant no additional awards under the 2008 Plan.

Introduction

Section 162(m) in most cases only permits publicly-held companies to realize tax deductions for compensation of more than $1 million paid in any year to the chief executive officer or any of the other three most highly paid executive officers other than the principal financial officer (“Covered Employees”) if such payments constitute “performance-based compensation.” One requirement for compensation to be performance-based under Section 162(m) is that we obtain stockholder approval of the material terms of the performance goals that apply to such compensation. Material terms include (1) the description of eligible participants, (2) the business performance measures on which Section 162(m) goals may be based, and (3) the maximum amount payable to an individual participant for a year upon attainment of a Section 162(m) goal. Consistent with Section 162(m), the Compensation Committee retains the authority to develop and implement alternate means of fairly compensating Covered Employees in the event our stockholders do not approve the Bonus Plan.

Overview of Plan Awards

The Bonus Plan provides the Compensation Committee with the authority to award annual cash bonus opportunities to our key employees. The Bonus Plan provides for two types of awards: (i) those intended to comply with Section 162(m)’s performance-based compensation exception (“162(m) Awards”), and (ii) those not intended to comply with such exception (“General Awards”). Commonly, General Awards will be conditioned on performance, but these awards may consider factors (such as individual performance ratings) which would not qualify as pure Section 162(m) performance conditions.

Administration

The Bonus Plan will be administered by the Compensation Committee, which is composed entirely of non-employee directors who meet the criteria to be “outside directors” under Section 162(m), and “non-employee directors” and “independent directors” under the rules of the SEC and the NASDAQ Stock Market. The Compensation Committee’s powers include the authority, within the limitations set forth in the Bonus Plan, to select the persons to be granted awards, to construe and interpret the Bonus Plan, and to make reasonable rules and regulations for the administration of the Bonus Plan. The Compensation Committee may delegate its authority under the Bonus Plan with respect to General Awards, but it may not delegate its authority with respect to 162(m) Awards.

Eligibility to Receive Awards

The Compensation Committee or its delegates will select our employees who will be eligible to receive awards under the Bonus Plan. In general, it is expected that the Compensation Committee will grant 162(m) Awards to the most senior executives with the goal of having the cash bonuses paid, to those who are Covered Employees at the end of the year, be fully tax deductible. The Compensation Committee or its delegates may grant General Awards to any eligible employee who is employed in a key position or who makes a substantial contribution to us. Non-employee directors are not eligible to participate in the Bonus Plan. The number of eligible employees is neither fixed nor predetermined. Accordingly, it is not possible to anticipate the exact number of individuals who will be eligible for grants under the Bonus Plan. However, currently there are approximately 2,500 employees who are eligible for awards under the Bonus Plan.

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While the Bonus Plan permits awards to be granted with respect to performance periods of any length, it is anticipated that the Compensation Committee normally will grant awards under which performance will be measured over our fiscal year. As a result, this description references Bonus Plan awards as annual bonus opportunities and describes the operation of these annual awards.

The Compensation Committee granted the first target award opportunities under the Bonus Plan for performance during calendar year 2013. These would be payable in March 2014, and consist of both 162(m) Awards granted to ten executive officers in the aggregate amount of $5,117,700 (based on target performance) and General Awards granted to 2,492 other employees in the aggregate amount of approximately $34 million (also based on target performance).

162(m) Awards

For 162(m) Awards, the Compensation Committee will establish in writing, during the first 90 days of our fiscal year, one or more specified performance goals for the year and the maximum amount payable to any individual participant upon achievement of such performance goals. Under Section 162(m), goals established for 162(m) Awards must be substantially uncertain of attainment at the time they are established. The Compensation Committee may also establish lower amounts payable for lower levels of achievement of the specified performance goals for the year. No 162(m) Award will be paid for a year if the minimum performance goal for that year is not met. The maximum dollar amount that may be paid to an individual participant under a 162(m) Award for a single calendar year is $3 million.

The goals to be used for purposes of 162(m) Awards may be set by the Compensation Committee using one or more of the following business performance measures: earnings; consolidated pre-tax earnings; net earnings; earnings before interest and taxes (EBIT); earnings before income taxes, depreciation and amortization (EBITDA); cash and cash equivalent balance; cash flow measures (including but not limited to operating cash flow; free cash flow; free cash flow per share; and cash flow return); earnings per share; economic value added; revenue; average revenue per customer; net income; profit; economic profit; capitalized economic profit; after-tax profit; pre-tax profit; operating profit; operating efficiency; operating expenses; operating margin; profit margin; gross margin; market value added; market share; return measures (including but not limited to total stockholder return; return on total capital; return on equity; return on common equity; return on assets; return on net assets; return on investment; and return on capital employed); debt/capital ratio; cost; unit cost; cost control; sales; sales volume; assets; inventory turnover ratio; productivity ratios; the company’s common stock price; expense targets or ratios; charge-off levels; customer satisfaction; working capital; debt; debt to equity ratio; capital expenditures; capital targets; consummation of acquisitions, dispositions, projects or other specific events or transactions; price/earnings growth ratio; and book value per share. The performance goals may be measured individually, alternatively or in any combination, and they may be established based on company-wide objectives or objectives related to a specific division, subsidiary, affiliate, department, region or function in which the employee is employed. The Compensation Committee must specify a written definition of a performance goal at the time the performance goal is established. The Compensation Committee may also specify that the performance goals, or the manner in which performance will be measured against the performance goals, will be adjusted to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes, extraordinary items or other items that are unusual or non-recurring, provided such awards would not be adversely affected under Section 162(m). Within 60 days following the end of the relevant fiscal year, the Compensation Committee must determine and certify in writing whether the specified performance goals were satisfied for such year.

Notwithstanding attainment of an established goal, the Compensation Committee has the discretion to reduce, but not increase, some or all of a 162(m) Award that would otherwise be paid.

General Awards

For General Awards, the amount payable under an award may be stated as a dollar amount or as a percentage of the participant’s base compensation. The Compensation Committee (or its delegate) may provide for a threshold level of performance below which no bonus will be paid and a maximum level of performance above which no additional amount will be paid, and it may provide for the payment of different amounts of compensation for different levels of performance. In establishing the terms of General Awards, the Compensation Committee or its delegate may establish goals using the performance measures described above for 162(m) Awards; alternatively, any other goals or objectives may be used.

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Change in Control

The Bonus Plan provides that if there is a change in control, as defined in the Bonus Plan, during any performance period, then executives will receive payment of pro-rated target awards (or, if greater and the change in control occurs during the last three months of the performance period, the projected payout determined on the effective date of the change in control) within 60 days after the date of the change in control.

Amendment and Termination

The board of directors may amend, suspend or terminate the Bonus Plan at any time. The Compensation Committee may also amend the Bonus Plan, provided that all such amendments are reported to the board of directors. However, without stockholder approval, no amendment to the Bonus Plan may change (1) the class of participants who are eligible for 162(m) Awards, (2) the business performance measures that may be used with 162(m) Awards, or (3) the dollar limit on the 162(m) Award that may be paid to an individual participant for any one year.

Federal Tax Consequences

Under the Code, a grant of an award under the Bonus Plan would have no federal income tax consequences. The payment of the award would be taxable to a participant as ordinary income in the year paid. The payment of an award, however, may be deferred by the participant if such deferral is permitted under a deferral plan or arrangement approved by us. We intend for all payments under the Bonus Plan to be exempt from the rules for deferred compensation that are set forth in Section 409A of the Code or for these payments to comply with its requirements. The design and operation of the Bonus Plan is intended to permit the amounts that are taxable to participants under the Bonus Plan to be fully deductible by us as compensation. Accordingly, the 162(m) Awards granted for calendar year 2013 are conditioned on the approval of the Bonus Plan by stockholders.

Voting Recommendation

Approval of the Bonus Plan will permit us to attract, retain and motivate key employees, while maximizing our tax deductions.

The board of directors recommends that you vote FOR this proposal.

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PROPOSED 2013 EQUITY INCENTIVE PLAN
(Item 4 on the Proxy Card)

Overview

The board of directors adopted the Frontier Communications Corporation 2013 Equity Incentive Plan (the “2013 Plan”) on February 27, 2013, subject to approval of our stockholders. The 2013 Plan will replace the Frontier Communications Corporation 2009 Equity Incentive Plan (the “2009 Plan”). No awards may be granted under the 2013 Plan after February 27, 2023. However, the 2013 Plan will continue in effect after that date until all awards granted prior to that date are no longer outstanding. No grants which might result in the issuance of shares prior to stockholder approval will be made under the 2013 Plan until our stockholders approve it.

To allow for awards under the 2013 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)” and the “Code,” respectively), as explained below we are also asking our stockholders to approve the material terms of the performance objectives under the 2013 Plan as well as certain other key terms of the 2013 Plan. Approval of the 2013 Plan will constitute approval of the performance objectives and other key terms specified in the 2013 Plan for purposes of the approval requirements of Section 162(m).

On February 27, 2013, we approved our calendar year 2013 equity incentive grants. These grants were made under the 2009 Plan to the extent shares were available under the plan, and the remainder of these grants will be made under the 2013 Plan upon stockholder approval of the 2013 Plan. In addition, subsequent to December 31, 2012, shares of our stock have been added back to the pool of shares available for issuance under the 2009 Plan pursuant to the share replenishment provisions of the 2009 Plan. Because these developments change the amounts reported in the “Securities Authorized for Issuance under Equity Compensation Plans” table elsewhere in this proxy statement, the following table provides supplemental information regarding awards outstanding and shares available for issuance under our equity compensation plans as of March 12, 2013:

(a)	(b)	(c)	(d)
Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of full-value awards outstanding	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c)) (1)
2,594,381	$7.07	6,688,058	1,649,620

(1)	Columns (a) and (d) reflect the number of performance shares under the LTIP that may be released at the end of the 2012-2014 Measurement Period assuming achievement of target performance. The weighted average excercise price shown in column (b) does not take these performance shares into account.

The following table provides information regarding our three-year average burn rate and voting power dilution, or “overhang,” and those of our peer group disclosed under “Market and Peer Group Reviews” in the Compensation Discussion and Analysis section of this proxy statement. Burn rate is a measure of the number of shares granted as executive compensation as a percentage of outstanding shares, and voting power dilution or “overhang” is a measure of the value of outstanding equity grants and the equity grants that could be made in the future under existing plans, including in our case, assuming the 2013 Plan is approved by stockholders, as a percentage of total market capitalization. The company’s burn rate and voting power dilution is below the 25th percentile of our peer group.

	Burn Rate	Voting Power Dilution
Frontier Communications	0.37%	3.08%
Peer Group (average)	1.16%	8.82%

We believe our burn rate and overhang are reasonable in relation to our peer group and reflect a prudent use of equity for compensation purposes while furthering our compensation philosophy of aligning stockholder and executive interests.

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We will grant no additional awards under the 2009 Plan after the date on which our stockholders approve the 2013 Plan.

Summary of the 2013 Plan

Set forth below is a summary of the principal features of the 2013 Plan. This summary is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is included in this proxy statement as Appendix B.

The 2013 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

Purpose

The purpose of the Plan is to provide compensation incentives to drive high levels of performance and productivity. The Plan is intended to strengthen our existing operations and our ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts we depend for our continued success, growth and development. The Plan is also designed to align the interests of those employees participating in the incentive compensation and the interests of our stockholders by awarding compensation based on performance.

The 2013 Plan permits the granting of restricted stock, restricted stock units, performance shares, performance units, non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”) and other stock-based awards. ISOs may be granted only to employees of the company or its subsidiaries. Each type of award is described below under “Types of Awards Under the 2013 Plan.” Each award granted under the 2013 Plan will be evidenced by an award agreement setting forth the terms and conditions of that award.

The 2013 Plan is designed to comply with the requirements of applicable federal and state securities laws and the Code. In particular, the board of directors believes that it is in our best interests and the best interests of our stockholders to continue to maintain an equity incentive plan under which equity-based compensation awards made to our named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the 2013 Plan has been designed to permit the grant of awards that are intended to satisfy the requirements of the performance-based compensation exception from the deduction limit of Section 162(m) of the Code. In general, under Section 162(m), in order for the company to be able to deduct in any one year compensation in excess of $1,000,000 provided to specified executive officers (the Chief Executive Officer and the three other most highly compensated executive officers other than the principal financial officer), the compensation must qualify as performance-based. One of the requirements for performance-based compensation is that the material terms of the performance objectives under which the compensation may be paid must be disclosed to and approved by our stockholders in a separate vote at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance objectives are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance objectives. With respect to the various types of awards available under the 2013 Plan, each of these aspects is discussed below. As noted above, approval of the 2013 Plan by our stockholders will constitute approval of each of these aspects of the 2013 Plan for purposes of the approval requirements of Section 162(m). Accordingly, if our stockholders do not approve the 2013 Plan, the awards granted to date under the 2013 Plan will be cancelled and no additional awards will be granted under the 2013 Plan.

Shares Subject to the Plan

Twenty Million (20,000,000) shares of our common stock are available for issuance pursuant to awards granted under the 2013 Plan (2.0% of the total shares outstanding on March 12, 2013). The shares issued by the company under the 2013 Plan will be authorized but unissued shares, shares held as treasury shares, or shares purchased in the open market or in private transactions. SARs, restricted stock units, performance shares, performance units and other awards that, by the terms of such awards, may not be settled in shares will not count against the number of shares available for issuance under the 2013 Plan.

A participant may not receive awards under the 2013 Plan in any one calendar year covering more than 2,000,000 shares for awards denominated in or valued by reference to a number of shares. In addition, a

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participant may not receive performance units and other awards that are denominated in dollars and payable in cash in excess of $2,000,000 in respect of each calendar year during the applicable performance period (i.e., no more than $6,000,000 in respect of a three-year performance period). These limitations will not apply to the extent the Compensation Committee determines that an award to an individual who is subject to the limitations of Section 162(m) of the Code (a “Covered Employee”) is not intended to comply with the performance-based compensation exception of Section 162(m) (and may be excluded from these limits without adversely affecting the application of the performance-based compensation exception with respect to awards that are intended to comply with it). These limitations will be applied to awards that provide for a range of payouts based on the maximum amount that could be paid under each such award.

We expect that number of shares available for issuance under the 2013 Plan will allow us to continue to grant equity incentives for at least five years.

No Liberal Recycling Provisions

The 2013 Plan provides that only shares awarded or subject to issuance pursuant to awards under the 2013 Plan that are reacquired or are not issued due to the forfeiture, cancellation or expiration of such awards without having been exercised or settled in shares, shares that were covered by an award under the 2013 Plan that was settled in cash instead of shares, and shares withheld by us to satisfy any tax withholding obligations with respect to full-value awards granted under the 2013 Plan, will again be available for issuance under the Plan. The following shares will not again be available for issuance: (1) shares tendered in payment of the option price, (2) shares withheld by us to satisfy any tax withholding obligation with respect to a stock option or SAR and (3) shares covered by an SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the SAR.

Upon approval of the 2013 Plan by our stockholders, no further grants may be made under the 2009 Plan. However, if shares awarded or subject to issuance pursuant to awards under the 2009 Plan or under the prior 2000 Equity Incentive Plan (together, the “Prior Plans”) are reacquired by the company or are not issued due to the forfeiture, cancellation or expiration of such awards without having been exercised or settled in shares, those shares will be available for issuance pursuant to awards under the 2013 Plan. Shares derived from the Prior Plans will not count against the number of shares available for issuance under the 2013 Plan.

No Repricing

The 2013 Plan prohibits the Compensation Committee from repricing stock options and SARs without the approval of our stockholders.

Eligible Participants

The Compensation Committee may grant awards under the 2013 Plan to our employees as well as employees of our subsidiaries and other affiliates, non-employee members of the board of directors, and other natural persons (including consultants and advisors) who provide bona fide services to us or any of our subsidiaries or other affiliates not in connection with the offer or sale of securities in a capital raising transaction and whose judgment, initiative and efforts, in the judgment of the Compensation Committee, foster our continued efficiency, productivity, growth and development or that of any of our subsidiaries or other affiliates. We granted annual awards to 149 employees in 2012 and following stockholder approval of the 2013 Plan, we will have granted annual awards to 151 employees in 2013.

Administration of the 2013 Plan

The Compensation Committee (or such other committee consisting of two or more members as the board may appoint) will administer the 2013 Plan. So long as our stock is traded on the NASDAQ Stock Market, all of the members of the Compensation Committee must be independent directors within the meaning of the NASDAQ Stock Market’s director independence standards. If any member of the Compensation Committee does not qualify as (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) an “outside director” within the meaning of Section 162(m), the board of directors will appoint a subcommittee of the Compensation Committee, consisting of at least two members of the board, to grant awards to individuals who are subject to the limitations of Section 162(m) (“Covered Employees”) and to officers and members of the board who are subject to Section 16 of the Exchange Act (“Insiders”), and each member of such subcommittee must satisfy the requirements of (i) and (ii)

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above. References to the Compensation Committee in this summary include and, as appropriate, apply to any such subcommittee.

Subject to the express provisions of the 2013 Plan, the Compensation Committee is authorized to do all things that it determines to be necessary or appropriate in connection with the administration of the 2013 Plan. The Compensation Committee may delegate its authority to one or more of its members (but not less than two members with respect to Covered Employees and Insiders). To the extent permitted by law, the Compensation Committee may also delegate its authority to one or more persons who are not members of the board of directors, except that no such delegation will be permitted with respect to Covered Employees and Insiders.

Transferability

In general, awards granted under the 2013 Plan are non-transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Compensation Committee may permit an individual to transfer an award, but no award may be transferred by a participant for value. Additionally, if an award is payable upon the death of an individual, payment will be made to the beneficiary that was designated by the individual in a writing filed with the Compensation Committee.

Change in Control Provisions

The Compensation Committee may provide in the agreement relating to an award under the 2013 Plan for certain changes in the terms of the award as a result of any change in control (as defined below) involving us. Such provisions may include, but are not limited to: (i) the acceleration of time periods for purposes of vesting, or realizing gain from, any outstanding award; (ii) the acceleration of time periods for performance measurement or restriction of restricted stock; and (iii) the purchase of any outstanding award from the holder for its equivalent value, as determined by the Compensation Committee. Additionally, the Compensation Committee may adjust or modify outstanding awards, including modifying or eliminating performance objectives, to assure fair and equitable treatment of participants.

A “change in control” is defined to mean the occurrence of any of the following events: (i) any person is or becomes the beneficial owner of our securities (not including in the securities beneficially owned by such person any securities acquired directly from us or our affiliates) representing 20% or more of the combined voting power of our then outstanding securities other than in connection with a transaction, described in clause (ii) below, that would not result in the occurrence of a change in control; (ii) consummation of (a) a consolidation or merger, other than a consolidation or merger which would result in our voting stock outstanding prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent, at least 51% of the combined voting power of our stock or the stock of the surviving entity or any parent outstanding immediately after such merger or consolidation, or (b) a sale, lease, exchange or other transfer of all or substantially all of our assets or business; or (iii) as a result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of our board of directors before the transaction shall cease to constitute a majority of our board of directors (or the board of directors of any successor company).

Amendment and Termination

The 2013 Plan will terminate on the earliest of (a) February 27, 2023 (ten years after the date the board of directors adopted the 2013 Plan), (b) the date on which all shares authorized and all shares otherwise available for issuance under the 2013 Plan have been issued pursuant to the exercise of NQSOs, ISOs and SARs granted under the 2013 Plan or settled in respect of other awards granted under the 2013 Plan, or (c) any earlier date as may be determined by our board of directors in its sole and absolute discretion. Our board of directors or the Compensation Committee may amend the 2013 Plan at any time. However, if an amendment (i) would materially increase the benefits accruing to participants, (ii) would materially increase the number of securities which may be issued under the 2013 Plan, (iii) would materially modify the requirements for participation in the 2013 Plan or (iv) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market (or other national securities exchange on which the stock is traded or quoted), then the amendment will not be effective unless and until stockholder approval has been obtained. In addition, no amendment or termination of the 2013 Plan may adversely and materially affect the rights of any participant who was previously granted an award under the 2013 Plan without his or her consent, unless the

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amendment or termination is necessary or desirable for the continued validity of the 2013 Plan or its compliance with any applicable law, rule or regulation, or to avoid any adverse consequences under Sections 162(m) of the Code, Section 409A of the Code, or any requirement of a securities exchange or association or regulatory or self-regulatory body (each a “Permitted Exception”).

The Compensation Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2013 Plan, but the amendment will not be effective without the participant’s written consent if the amendment does not come within a Permitted Exception and is adverse to the participant (as the Compensation Committee shall determine in good faith in its discretion). However, the Compensation Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the 2013 Plan (as described above) or to the extent our stockholders approve the repricing. For this purpose, a repricing is an amendment to the terms of an outstanding stock option or SAR that would reduce the option exercise price or SAR price or a cancellation, exchange, substitution, buyout or surrender of an outstanding stock option or SAR in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR or that would otherwise be considered a repricing as defined within U.S. generally accepted accounting practices or any applicable stock exchange rule.

Performance Objectives

For awards under the 2013 Plan that are intended to qualify under the performance-based compensation exception of Section 162(m) (“Section 162(m) Awards”), the performance objective or objectives to be used for purposes of such awards must be chosen from among the following: earnings; consolidated pre-tax earnings; net earnings; earnings before interest and taxes (EBIT); earnings before income taxes, depreciation and amortization (EBITDA); cash and cash equivalent balance; cash flow measures (including but not limited to operating cash flow; free cash flow; free cash flow per share; and cash flow return); earnings per share; economic value added; revenue; average revenue per customer; net income; profit; economic profit; capitalized economic profit; after-tax profit; pre-tax profit; operating profit; operating efficiency; operating expenses; operating margin; profit margin; gross margin; market value added; market share; return measures (including but not limited to total stockholder return; return on total capital; return on equity; return on common equity; return on assets; return on net assets; return on investment; and return on capital employed); debt/capital ratio; cost; unit cost; cost control; sales; sales volume; assets; inventory turnover ratio; productivity ratios; the company’s common stock price; expense targets or ratios; charge-off levels; customer satisfaction; working capital; debt; debt to equity ratio; capital expenditures; capital targets; consummation of acquisitions, dispositions, projects or other specific events or transactions; price/earnings growth ratio; and book value per share. The performance objectives may be measured individually, alternatively or in any combination, and they may be established based on company-wide objectives or objectives related to a specific division, subsidiary, affiliate, department, region or function in which the employee is employed. For each Section 162(m) Award, the Compensation Committee must specify a written definition of each applicable performance objective as well as the period over which the performance objective will be measured.

The Compensation Committee may establish other performance objectives for awards that are not Section 162(m) Awards.

For Section 162(m) Awards, the Compensation Committee may also specify that the performance objectives, or the manner in which performance will be measured against the performance objectives, will be adjusted to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes, extraordinary items or other items that are determined by the Compensation Committee to be unusual or non-recurring, provided such awards would not be adversely affected under Section 162(m). Within 60 days following the end of the relevant performance measurement period, the Compensation Committee must determine and certify in writing whether the specified performance objectives for a Section 162(m) Award were satisfied. The Compensation Committee has the discretion to adjust downward the determinations of the degree of attainment of the pre-established performance objectives for a Section 162(m) Award; Section 162(m) Awards may not be adjusted upward.

Types of Awards Under the 2013 Plan

Restricted Stock and Restricted Stock Units. The Compensation Committee will specify the terms of a restricted stock or restricted stock unit award in the award agreement, including the purchase price, if any, to be

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paid for such restricted stock/unit, which may be more than, equal to, or less than fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance objectives; the length of the restriction period and whether any circumstances, such as death, disability, or a change in control, will shorten or terminate the restriction period; and the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of restricted stock units that accrue dividend equivalents; and whether restricted stock units will be settled in cash, shares or a combination of both. The restriction period with respect to a grant of restricted stock/units to a non-employee director may be of any duration. Subject to shortening the length of the restriction period upon the occurrence of certain circumstances, such as death, disability, or a change in control, or upon the achievement of performance objectives, all grants of restricted stock/units other than grants to non-employee directors must have a restriction period of at least three (3) years. The Compensation Committee may provide in the restricted stock/unit agreement for lapse of the restriction period in monthly or longer installments over the course of the restriction period.

Performance Shares and Units. The Compensation Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of the performance shares or units that will be paid out to the participant. The Compensation Committee may also set non-performance terms for performance shares and units. The Compensation Committee may provide for payment of earned performance shares/units in cash or in shares or in the form of other awards granted under the 2013 Plan which have a fair market value equal to the value of the earned performance shares/units at the close of the applicable performance period.

Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the agreement relating to the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (“Section 409A”). Any rights to dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award. With respect to Covered Employees, the Compensation Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to performance shares/units such that the dividends or performance shares/units maintain eligibility for the performance-based compensation exception under Section 162(m).

Stock Options. An option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The Compensation Committee may grant both NQSOs and ISOs under the 2013 Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in “Certain Federal Income Tax Consequences” below. The Compensation Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). No option can be exercisable more than ten years after the date of grant, and generally, the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who holds more than 10% of the company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant.

A participant may pay the exercise price under an option in cash or in such other consideration as the Compensation Committee deems appropriate. The Compensation Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Compensation Committee determines to be consistent with the 2013 Plan’s purpose and applicable law. No certificate representing a share will be delivered until the full option price has been paid.

SARs. An SAR entitles the participant to receive cash, shares, a combination thereof, or such other consideration as the Compensation Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Compensation Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR price (which must be at least equal to the fair market value of a share on the date of grant of the SAR) and the period of time during which the SAR may be exercised (including the

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impact of a termination of employment). No SAR can be exercisable more than ten years after the date of grant. SARs may be granted in tandem with a stock option or independently. If an SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both.

Other Awards. The Compensation Committee may grant other forms of equity-based or equity-related awards that the Compensation Committee determines to be consistent with the purpose of the 2013 Plan and the interests of the company. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price must not be less than 100% of the fair market value of a share on the date of grant.

Adjustments

In the event of any change in corporate capitalization such as a stock split, reverse stock split, or stock dividend of the company, or a corporate transaction involving the company, such as any merger of a corporation into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spin-off, split-off, spin-out, split-up or other distribution of stock or property by a corporation), or any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or the company’s sale or other disposition of all or a portion of its assets, or any other change in the company’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) or any partial or complete liquidation by a corporation, or any other corporate transaction or event having an effect similar to any of the foregoing that results in the outstanding shares of Stock (or any securities exchanged therefore or received in their place) being exchanged for a different number or class of shares or other securities of the company or for shares of stock or other securities of any other corporation, or new, different or additional shares or other securities of the company or of any other corporation being received by the holders of outstanding shares, the Compensation Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:

•	the number and class of stock or other securities available for issuance pursuant to awards under the 2013 Plan;

•	the number and class of stock or other securities which are subject to any award;

•	the limitations on the aggregate number of awards that may be granted in any one fiscal year to any one eligible individual;

•	the option price under each outstanding stock option and the SAR price under each outstanding SAR; and

•	the terms, conditions or restrictions of any award;

with the objective that the securities covered under the 2013 Plan or an award shall be those securities which a participant would have received if he or she had exercised his or her stock option or SAR prior to the event or been entitled at that time to his or her restricted stock or performance shares or number of shares covered by other awards. Moreover, in the event of any such transaction or event or in the event of a change in control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A. In addition, for each stock option or SAR with an option price or SAR price greater than the consideration offered in connection with any such termination or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR.

Withholding Taxes

The Compensation Committee may make, as a condition precedent to the payment of any award, or otherwise, appropriate arrangements with the participant or his or her beneficiary, for the withholding of any federal, state, local or foreign taxes. The Compensation Committee may in its discretion permit the payment of such withholding taxes by having us withhold shares of stock to be issued, or the participant to deliver to us shares of stock owned by the participant or beneficiary, having a fair market value equal to the amount of such taxes not paid by cash withholding, or otherwise permit a cashless exercise.

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Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2013 Plan and is based on the Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Awards of Shares; Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the purchase price, if any, and the amount received on the disposition of the shares. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units

A participant generally is not taxed upon the grant of a restricted stock unit. Generally, if a restricted stock unit is designed to be paid on or shortly after the restricted stock unit is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant and the company will be entitled to an income tax deduction for the same amount. However, if a restricted stock unit is not designed to be paid on or shortly after the restricted stock unit is no longer subject to a substantial risk of forfeiture, the restricted stock unit may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the restricted stock unit is designed to meet the requirements of Section 409A, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant and the company will be entitled to an income tax deduction for the same amount. However, if the restricted stock unit not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty-percent (20%) excise tax and additional tax could be imposed each following year.

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Performance Share/Unit Awards; Stock Appreciation Rights (“SARs”)

A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. However, if the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant will recognize taxable income at the time of settlement or exercise, as applicable, in an amount equal to the amount of cash received at that time and the fair market value (determined as of the earlier of (i) the expiration of six months from the date of settlement or exercise, as applicable, or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Securities Exchange Act, unless the participant makes a timely election under Section 83(b)) of the shares received upon such settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of an SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.

Nonqualified Stock Options (“NQSOs”)

A participant generally is not taxed upon the grant of an NQSO, unless the NQSO has a readily ascertainable fair market value (usually meaning that the NQSO is traded on a securities market). However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise. If the participant is subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the participant recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the exercise price for the shares, with such later date being the earlier of (i) the expiration of six months from the date of exercise, or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Securities Exchange Act of 1934, unless the participant makes a timely election under Section 83(b), in which event the fair market value of the shares will be determined on the date of exercise. The company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the company’s tax year during which the participant recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Securities Exchange Act of 1934 and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options (“ISOs”)

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. The company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

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Golden Parachute Payments

The terms of the agreement evidencing an award under the 2013 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions in Section 280G of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for the company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the company, to the extent that such payments (in present value) exceed three times the recipient’s average annual taxable compensation from the company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2013 Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the 2013 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2013 Plan by our stockholders.

2013 Plan Awards

On February 27, 2013, we approved a portion of our annual equity incentive grants under the 2013 Plan, as set forth in the table below. However, these grants will not be made, and no shares will be issued, prior to obtaining stockholder approval of the 2013 Plan.

	Restricted Stock		Performance Shares (1)
Name	Dollar Value	Number of Units	Dollar Value	Number of Units
	($)	(#)	($)	(#)
Mrs. Wilderotter	$3,168,000	773,627	$1,250,000	305,251
Mr. Shassian	—	—	—	—
Mr. McCarthy	$1,138,500	278,022	$500,000	122,101
Ms. Abernathy	$525,000	128,206	$187,500	45,788
Ms. McKenney	$569,250	139,011	$250,000	61,051
Executive Group	$6,389,650	1,560,359	$3,197,500	780,837
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	$5,262,800	1,285,032	$2,405,000	343,129

(1)	The amounts shown in this column represent the dollar value and number of performance shares under the LTIP that may be released at the end of the 2013-2015 Measurement Period assuming achievement of target performance.

Because awards to be approved in the future under the 2013 Plan are at the discretion of the Compensation Committee, it is not possible to determine the additional benefits or amounts to be received under the 2013 Plan in the future by our directors, officers or employees.

For 2012, we granted 2,195,374 shares of restricted stock and performance shares under the 2009 Plan to our named executive officers and 2,793,147 shares of restricted stock and performance share awards under the 2009 Plan to our employees other than named executive officers.

Voting Recommendation

The board of directors recommends that you vote FOR this proposal.

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SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2012 regarding compensation plans (including individual compensation arrangements, but not including qualified employee benefit plans and plans available to stockholders in a pro rata basis) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)

Equity compensation plans approved by security holders	2,562,845	$7.29	2,169,089
Equity compensation plans not approved by security holders	—	—	—
Total	2,562,845	$7.29	2,169,089

(1)	Columns (a) and (c) reflect the number of performance shares under the LTIP that may be released at the end of the 2012-2014 Measurement Period assuming achievement of target performance. The weighted-average exercise price shown in column (b) does not take these performance shares into account.
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STOCKHOLDER PROPOSAL
(Item 5 on the Proxy Card)

We have received a stockholder proposal from the AFL-CIO Reserve Fund, or “AFL-CIO,” 815 Sixteenth Street, N.W. Washington, DC 20006. The AFL-CIO has requested that we include the following proposal and supporting statement in our proxy statement for the meeting, and if properly presented at the meeting, this proposal will be voted on at the meeting. The AFL-CIO owned 741 shares of our common stock as of the date they submitted their proposal. The stockholder proposal and supporting statement are quoted verbatim in italics below.

Our management does not support the adoption of the resolution proposed below and asks stockholders to consider management’s response, which follows the stockholder proposal. The board of directors recommends a vote AGAINST this proposal.

RESOLVED: Shareholders of Frontier Communications Corporation (the “Company”) urge the Board of Directors (the “Board”) to take the steps necessary to modify the Company’s Corporate Governance Guidelines to require that an independent director (as defined by the NASDAQ Stock Market) be its Chairman. The policy should be implemented so as not to violate any contractual obligations. The policy should also specify the process for selecting a new independent Chairman if the current Chairman ceases to be independent between annual meetings of shareholders; or if no independent director is available and willing to serve as Chairman.

Supporting Statement

We believe that it is the responsibility of the Board to protect the long-term interests of shareholders by providing independent oversight of management in directing the Company’s business and affairs. In our opinion, the designation of a lead independent director is not an adequate substitution for an independent Board Chairman. We believe an independent Chairman can enhance investor confidence in our Company and strengthen the independent leadership of the Board.

Company President and CEO Maggie Wilderotter has served as Chairman of the Board since December 20, 2005. During the seven years that she has served as Chairman of the Board, our Company’s stock price (adjusted for dividends) has declined over 30 percent as of the date that this proposal was submitted to the Company. We believe that our Company could have benefited from having had an independent director rather than Ms. Wilderotter serve as Chairman during this period.

The Chairmen’s Forum, an organization of non-executive board chairmen, has urged North American public companies to voluntarily adopt independent chairmanship as the default model. An independent chairman “curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and the CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Millstein Center for Corporate Governance and Performance, Yale School of Management, Chairing the Board: The Case of Independent Leadership in Corporate North America, 2009).

In our view, when the CEO serves as Chairman, this arrangement may hinder the ability of the Board to monitor the CEO’s performance and to provide the CEO with objective feedback and guidance. Andrew Grove, former Chairman and CEO of Intel Corporation, said: “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee.” If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?” (Jeffrey E. Garten, Don’t Let the CEO Run the Board, Too, Business Week, November 11, 2002.)

For these reasons, we urge you to vote FOR this resolution.

Management Statement in Opposition to Stockholder Proposal

The board of directors recommends that you vote AGAINST this stockholder proposal for the following reasons:

•	Our super-majority independent board of directors provides for strong independent leadership and accountability to stockholders;
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•	Our Lead Director structure, as described under “Corporate Governance-Leadership Structure” earlier in this proxy statement, is a recognized viable corporate governance structure having benefits very similar to the proposal;

•	Our independent directors have regularly scheduled executive sessions in which they meet outside the presence of management; and

•	If adopted, the proposal would unnecessarily reduce the board’s flexibility in corporate governance matters.

The board strongly disagrees with the proposal because it believes that its existing corporate governance practices already provide for strong independent leadership on the board, as well as direct accountability to stockholders. As provided in our Corporate Governance Guidelines, the board believes that a substantial majority of the board should consist of independent directors and that at least 75% of the members of the board should be independent at any time. As determined by the board, in accordance with NASDAQ rules, approximately 91% of the members of the board are currently independent directors (i.e., all directors other than the Chairman). Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is an independent director. In addition, our independent directors meet regularly outside the presence of management.

The board’s independent leadership is further enhanced by the existence of a Lead Director. The Lead Director is selected by the independent directors and has clearly delineated duties. As set forth in the Corporate Governance Guidelines, the Lead Director, among other things, works independently to assist the Chairman of the Board in setting the agenda for Board meetings, acts as liaison between the Chairman and the independent and non-management directors and serves as the chair for executive sessions of the board. A list of the Lead Director’s responsibilities is set forth above under “Corporate Governance—Lead Director Structure.” The board understands that corporate governance experts recognize that having a Lead Director is a viable corporate governance structure, providing independent board decision-making and oversight.

The board believes that it should maintain the flexibility to determine the board leadership of Frontier. As provided in our Corporate Governance Guidelines, the Chairman and the Chief Executive Officer may be separated if the board deems it in the best interests of the company and the stockholders. The stockholder proposal would unnecessarily eliminate the flexibility of the board to consider whether a current or former member of management is best suited to serve as Chairman of the Board at a given time. The board believes that our company and our stockholders benefit from the board’s current ability to freely select the Chairman of the Board based on criteria it deems to be in the best interests of the company and the stockholders.

The board believes that a board comprised of a super-majority of independent directors and the existence of the Lead Director ensures the independent exchange of information among our independent directors and provides the company and our stockholders with the same benefits that the proposal suggests may only be obtained by requiring that an independent director serve as Chairman of the Board. In the board’s view, our stockholders have benefited from the board of directors’ current sound corporate governance practices and strong independent board leadership, and there is no need to require that an independent director serve as Chairman of the Board.

For the reasons described above, the board of directors recommends a vote AGAINST the stockholder proposal.

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AUDIT COMMITTEE REPORT

The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has met and held discussions with management, our senior internal auditor and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2013, which is being presented to stockholders at the meeting for ratification.

Submitted by:

Howard L. Schrott, Chair
Leroy T. Barnes, Jr.
Edward Fraioli

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

In accordance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Audit Committee Charter, the Audit Committee pre-approves all auditing and permissible non-auditing services that will be provided by KPMG LLP, our independent registered public accounting firm.

The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:

	2012	2011
Audit Fees	$3,675,000	$4,700,000
Audit-Related Fees	260,000	341,000
Tax Fees	20,578	—
All Other Fees	—	—
Total	$3,955,578	$5,041,000

Audit Fees

Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and audit services provided in connection with other subsidiary audit reports. These fees were approved by the Audit Committee.

Audit-Related Fees

Audit-related fees for 2012 relate to professional services performed in connection with the company’s registered debt offerings during the year. Fees for 2011 were for work performed by KPMG LLP in connection with a regulatory audit required in connection with the Broadband Technology Opportunities Program and accounting consultations.

Tax Fees

Tax fees for 2012 relate to professional services rendered in connection with the preparation of transactional tax filings.

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RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Item 6 on the Proxy Card)

The board of directors recommends that the stockholders ratify the selection of KPMG LLP, registered public accounting firm, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for 2013. The Audit Committee approved the selection of KPMG LLP as our independent registered public accounting firm for 2013. KPMG LLP is currently our independent registered public accounting firm.

The board of directors recommends a vote FOR this proposal.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2012 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another free copy of our 2012 Annual Report from:

Frontier Communications Corporation
Attn: Investor Relations Department
Three High Ridge Park
Stamford, Connecticut 06905
Telephone: (866) 491-5249
e-mail: ir@ftr.com

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2014 annual stockholders meeting must be received by us no later than November 25, 2013. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary
Frontier Communications Corporation
Three High Ridge Park
Stamford, Connecticut 06905
Fax: (203) 614-4651

For a stockholder proposal that is not intended to be included in our 2014 proxy statement under Rule 14a-8, our bylaws require the stockholder’s written proposal be submitted to our Secretary at the address above:

•	On or after the close of business on January 8, 2014; and

•	On or before the close of business on February 7, 2014.

In such a case, the notice of proposal must meet certain requirements set forth in our bylaws. Such proposals are not required to be included in our proxy materials.

If the date of the stockholder meeting is moved more than 30 days before or after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received not less than a reasonable time, as determined by our board, prior to the printing and mailing of proxy materials for the applicable annual meeting.

66

Appendix A

2013 FRONTIER BONUS PLAN
(As Adopted May 8, 2013)

SECTION 1

PURPOSE AND EFFECTIVE DATE

The purpose of the Plan is to provide annual incentive compensation to Eligible Employees of the Frontier Group who make substantial contributions to the success of the business, to provide a means for Eligible Employees to be rewarded for this success, and to assist in attracting and retaining the highest quality individuals to key positions. The Plan is also designed to align the interests of those employees participating in the incentive compensation and the interests of the Company’s stockholders by awarding compensation based on performance. The Plan applies to annual incentives paid for the Measurement Period that begins January 1, 2013.

SECTION 2

DEFINITIONS

The following terms, when written in this Plan with initial capital letters, shall have the respective meanings set forth below (unless the context indicates otherwise).

(a) “AWARD” means the cash amount authorized for payment to an Eligible Employee in connection with the achievement of a Performance Target (or upon satisfaction of such other conditions that the Committee may establish). An Award may be either a Qualified Performance-Based Award or a General Award.

(b) “BOARD” means the Board of Directors of the Company.

(c) “CHANGE IN CONTROL” means the occurrence of any of the following events with respect to the Company:

(i) (A) a third “person” (other than an employee benefit plan of the Company), including a “group,” as those terms are used in Section 13(d) of the Exchange Act is or becomes the “beneficial owner” (as that term is used in said Section 13(d)) of stock having 20% or more of the total number of votes that may be cast for the election of members of the Board or 20% or more of the fair market value of the Company’s issued and outstanding stock, or (B) the receipt by the Company of any report, schedule, application or other document filed with a state or federal governmental agency or commission disclosing such ownership or proposed ownership;

(ii) approval by the stockholders of the Company of any (A) consolidation or merger or sale of assets of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as they held immediately before, or (B) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or businesses of the Company; or

(iii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who are members of the Board before the Transaction cease to constitute a majority of the Board or any successor to the Company.

(d) “CODE” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended from time to time. (All citations to Sections of the Code are to such Sections as they are currently designated and any reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.)

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(e) “COMMITTEE” means the Compensation Committee of the Board, as the same from time to time may be constituted.

(f) “COMPANY” means Frontier Communications Corporation and its successors and assigns.

(g) “DISABILITY” means a disability as defined in the Employer’s long-term disability plan, or if the Employer does not maintain such a plan, as defined in Code Section 409A(a)(2)(C) and the Treasury regulations thereunder.

(h) “ELIGIBLE EMPLOYEE” means any Employee who is determined by the Committee, from time to time, to be an individual who makes a substantial contribution to the success of the Frontier Group business or who is determined by the Committee to be employed in a key position and, accordingly, is designated for eligibility for an Award under Section 3.

(i) “EMPLOYEE” means any employee of any member of the Frontier Group.

(j) “EMPLOYER” means the member of the Frontier Group by whom the Eligible Employee is employed at the time in question.

(k) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time. (All citations to Sections of the Exchange Act are to such Sections as they are currently designated and any reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.)

(l) “FRONTIER GROUP” means the Company and its direct and indirect subsidiaries.

(m) “GENERAL AWARD” means an Award that is not a Qualified Performance-Based Award.

(n) “MEASUREMENT PERIOD” means the Company’s fiscal year or such other period, which is determined by the Committee at the time the Performance Target is established, as the period over which performance shall be measured against such Performance Target.

(o) “NEGATIVE DISCRETION” means the absolute and unrestricted discretion that the Committee may exercise to reduce (even to zero), but not increase, the amount of an Award that otherwise would be payable in connection with the attainment of a Performance Target.

(p) “PERFORMANCE TARGET” means one or more specified performance goals that are used in determining (i) whether to make an Award to an Eligible Employee, and (ii) the amount of any such Award, both as described in Section 5.

(q) “PLAN” means this 2013 Frontier Bonus Plan, as it may be amended from time to time.

(r) “QUALIFIED PERFORMANCE-BASED AWARD” means an Award (or a specified portion of an Award) to an Eligible Employee that is intended to satisfy the requirements for the performance-based compensation exception to the deductibility limitation of Code Section 162(m).

(s) “TREASURY” means the United States Department of the Treasury.

SECTION 3

ELIGIBILITY

The Committee shall determine, from time to time, those Employees who are eligible to be granted Awards for a Measurement Period pursuant to Section 5 below, thereby causing them to become Eligible Employees. The Committee shall determine whether an Employee is selected as an Eligible Employee separately for each Measurement Period. Accordingly, an Employee who is an Eligible Employee for one Measurement Period may be excluded from Eligible Employee status with respect to any other Measurement Period.

SECTION 4

ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Committee. Each member of the Committee shall be both a member of the Board and shall satisfy the “outside director” (or any similar successor requirements) of Code Section 162(m). The Committee shall have full power, discretion and authority to (i) construe and interpret the

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Plan (including any part thereof and the terms employed in the Plan), and (ii) make (and rescind) such reasonable rules and regulations for the administration of the Plan as it deems advisable. Any determination by the Committee in administering, interpreting or construing the Plan in accordance with this Section shall be final, conclusive and binding upon all persons for all purposes. The Committee may delegate its responsibilities under the Plan to such individuals, including members of management, as the Committee may appoint, provided that no delegation shall be made with respect to an opportunity to receive a Qualified Performance-Based Award to the extent it would cause such Award to fail to qualify under Code Section 162(m).

(b) The Committee’s decisions and determinations under the Plan, and with respect to any Award opportunity or Award, need not be uniform and may be made selectively among Award opportunities, Awards or Eligible Employees, whether or not such opportunities or Awards are similar or whether the Eligible Employees are similarly situated.

(c) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

(d) The Committee may employ such legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

(e) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee or of the Board against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the members or former member may have as directors or under the by-laws of the Company or otherwise.

SECTION 5

GRANT AND PAYMENT OF CASH AWARD

(a) The Committee may assign to an individual who is an Eligible Employee for any Measurement Period an Award opportunity that makes it possible for the Eligible Employee to receive, upon attainment of any applicable Performance Target and subject to Negative Discretion, a cash incentive Award for that Measurement Period. The Committee may establish different Award opportunities for different Eligible Employees or groups of Eligible Employees.

(b) If the Committee intends to assign an opportunity to receive a Qualified Performance-Based Award, the Committee shall designate the Award opportunity as such in writing at the time the Award opportunity is established. Any such designation is irrevocable. To the extent the Committee does not designate an Award opportunity as an opportunity to receive a Qualified Performance-Based Award at the time the Award opportunity is established, it shall be an opportunity to receive a General Award.

(c) If the Committee assigns an Eligible Employee an opportunity to receive a Qualified Performance-Based Award, the Committee shall establish a Performance Target with respect to the Qualified Performance-Based Award and the maximum dollar amount of compensation payable under the Qualified Performance-Based Award for attainment of the Performance Target. The Committee may also establish lower dollar amounts of compensation payable for lower levels of achievement with respect to the Performance Target and may also establish one or more threshold levels of achievement with respect to the Performance Target in order for any compensation to be paid pursuant to the Qualified Performance-Based Award. If none of the threshold levels of achievement with respect to the Performance Target established to ensure Code Section 162(m) compliance are attained, no compensation may be paid pursuant to the Qualified Performance-Based Award. The Committee shall establish in writing the Performance Target intended to ensure Code Section 162(m)

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compliance within the first 90 days of the Measurement Period and at a time when the outcome of the Performance Target is substantially uncertain. Notwithstanding the 90-day deadline specified in the prior sentence, in the event that a Measurement Period (or an Eligible Employee’s service during a Measurement Period) is expected to be less than 12 months, the Committee shall establish in writing the Performance Target intended to ensure Code Section 162(m) compliance on or before the date when 25% of the Measurement Period (or an Eligible Employee’s service during the Measurement Period), as each is scheduled in good faith at the time the goal is established, has elapsed. In addition to specifying the Performance Target that is intended to ensure Code Section 162(m) compliance, the Committee may specify a Performance Target, or such other conditions and criteria as it chooses, to guide the exercise of its Negative Discretion and thereby determine the final amount payable to the Eligible Employee under the Qualified Performance-Based Award.

(d) In the case of a Qualified Performance-Based Award, the Performance Target that is intended to permit the Award to satisfy the performance-based compensation exception to the deductibility limitation of Code Section 162(m) shall be stated as levels of, or growth or changes in, or other objective specification of performance with respect to one or more of the following performance criteria: earnings; consolidated pre-tax earnings; net earnings; earnings before interest and taxes (EBIT); earnings before income taxes, depreciation and amortization (EBITDA); cash and cash equivalent balance; cash flow measures (including but not limited to operating cash flow; free cash flow; free cash flow per share; and cash flow return); earnings per share; economic value added; revenue; average revenue per customer; net income; profit; economic profit; capitalized economic profit; after-tax profit; pre-tax profit; operating profit; operating efficiency; operating expenses; operating margin; profit margin; gross margin; market value added; market share; return measures (including but not limited to total stockholder return; return on total capital; return on equity; return on common equity; return on assets; return on net assets; return on investment; and return on capital employed); debt/capital ratio; cost; unit cost; cost control; sales; sales volume; assets; inventory turnover ratio; productivity ratios; the Company’s common stock price; expense targets or ratios; charge-off levels; customer satisfaction; working capital; debt; debt to equity ratio; capital expenditures; capital targets; consummation of acquisitions, dispositions, projects or other specific events or transactions; price/earnings growth ratio; and book value per share.

(e) If the Committee assigns an Eligible Employee an opportunity to receive a General Award, the amount of compensation payable under the General Award may be stated as a dollar amount or as a percentage of the Eligible Employee’s base compensation. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance. In addition, nothing in the Plan shall be construed as limiting the Committee’s discretion to provide a General Award to an Eligible Employee without assigning an Award opportunity.

(f) In the case of a General Award, and when selecting targets to guide the exercise of Negative Discretion with respect to a Qualified Performance-Based Award, the Committee may establish a Performance Target that is based on categories of performance that are different than those set forth in Section 5(d).

(g) If the Committee makes the opportunity to receive an Award subject to a particular Performance Target, the Committee shall adopt or confirm a written definition of that Performance Target at the time the Performance Target is established, provided that the Committee retains the discretion to forgo such written definition in connection with a General Award. The Performance Target for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the Eligible Employee is employed or as some combination of these (as alternatives or otherwise). A Performance Target may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. If the Committee specifies more than one individual performance goal in defining a Performance Target, the Committee shall also specify, in writing, whether one, all or some other number of such goals must be attained in order for the Performance Target to be met.

(h) For each Award that has been made subject to a Performance Target, within 60 days following the end of each Measurement Period, the Committee shall determine whether the Performance Target for such Measurement Period has been satisfied. With respect to the Performance Target related to an opportunity to receive a Qualified Performance-Based Award, no Award may be granted or paid out until the Committee has made a final written certification that the Performance Target established to ensure Code Section 162(m)

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compliance has been satisfied. This may be accomplished through approved minutes of the Committee meeting (or by some other form of written certification). In addition, prior to granting an Award, the Committee shall complete the exercise of its Negative Discretion (or it shall decide not to apply Negative Discretion). In this regard, the Committee shall determine whether any Performance Target (or other conditions or criteria) specified to guide the exercise of its Negative Discretion were satisfied, and thereby make a final determination with respect to an Award opportunity. Thereafter, the Company shall pay any compensation payable in respect of Awards to Eligible Employees as soon as reasonably practicable, but no later than the fifteenth day of the third month that begins after, the month containing the end of the Measurement Period; provided, however, that the Committee may permit the deferral of such compensation under a deferred compensation plan of the Employer. If a Performance Target applicable to the opportunity to receive a General Award (but not a Qualified Performance-Based Award) for a Measurement Period is not achieved, the Committee in its sole discretion may grant all or a portion of that General Award based on such criteria as the Committee deems appropriate, including without limitation individual performance or the performance of the specific division, subsidiary, Employer, department, region, or function employing the Eligible Employee. Except as expressly provided below, an Eligible Employee shall forfeit the opportunity to receive an Award (and any Award actually granted but not yet paid) if the Eligible Employee terminates employment prior to the last day of the applicable Measurement Period.

(i) In determining whether any Performance Target has been satisfied, the Committee may exclude any or all extraordinary items and other items that are unusual or non-recurring, including but not limited to (i) charges, costs, gains or income associated with reorganizations or restructurings of the Company, discontinued operations, litigation or the resolution of litigation, or currency or commodity fluctuations, and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any Performance Target for a year as it deems equitable to recognize unusual or non-recurring events affecting the Company, changes in tax laws or regulations or accounting procedures, mergers and acquisitions and any other factors as the Committee may determine (including adjustments that would result in the Company’s payment of non-deductible compensation under a General Award). In the case of Qualified Performance-Based Awards, such exclusions and adjustments will apply only to the extent the Committee specifies in writing (not later than the time Performance Targets are required to be established) which exclusions and adjustments the Committee will apply to determine whether a Performance Target has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (if such determination is memorialized in writing) that they may apply without adversely affecting the Award’s status as a Qualified Performance-Based Award. To the extent that a Performance Target is based on the stock price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such Performance Target or other terms of the Award as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Eligible Employees. In the case of a Qualified Performance-Based Award, the Committee’s adjustments as described in the preceding sentence shall apply only to the extent the Committee determines that such adjustments will not adversely affect the Award’s status as a Qualified Performance-Based Award.

(j) The Committee may establish rules and procedures for Employees whose employment begins after the start of a Measurement Period, or ends before the last day of a Measurement Period, to the extent they are consistent with the following:

(i) Except as provided in paragraph (iii) below, if an Eligible Employee terminates employment with the Company prior to the last day of a Measurement Period, any Award opportunity assigned to the Eligible Employee for the Measurement Period shall be cancelled and any Award granted to the Eligible Employee in respect of that Measurement Period shall be forfeited, provided that the Committee may specify as part of a severance arrangement that an Eligible Employee’s Award shall be prorated based on the number of months the Eligible Employee was an Employee or Eligible Employee (as specified by the Committee) during the Measurement Period compared to the total number of months in the Measurement Period. However, a severance arrangement may not provide a right to a Qualified Performance-Based

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Award prior to (or without regard to) certification of achievement of the applicable Performance Target pursuant to Section 5(h).

(ii) In the case of an Eligible Employee who is hired by an Employer after the beginning of a Measurement Period, the Committee may in its discretion designate such newly hired Eligible Employee as an Eligible Employee for that Measurement Period, provided that the Committee may specify that such newly hired Eligible Employee’s Award shall be prorated based on the number of months the Eligible Employee was an Employee or Eligible Employee (as specified by the Committee) during the Measurement Period compared to the total number of months in the Measurement Period. A newly hired Eligible Employee may be granted a Qualified Performance-Based Award only to the extent the Eligible Employee’s period of service during the Measurement Period would not cause the Performance Target for such Award to be established later than permitted by Section 5(c).

(iii) If an Eligible Employee terminates employment during a Measurement Period because of death, Disability or retirement (as the Committee shall define in its sole discretion) the Committee may, in its sole discretion and under such rules as it may from time to time prescribe, provide that the Eligible Employee shall be eligible for a prorated Award based on the number of months the Eligible Employee was an Employee or Eligible Employee (as specified by the Committee) during the Measurement Period compared to the total number of months in the Measurement Period. In the Committee’s discretion, any such prorated Award may be paid under the provisions of this paragraph (iii) prior to when the Performance Target is certified (or without regard to whether it is certified), provided that an opportunity to receive a Qualified Performance-Based Award may result in payment of the Award prior to or without certification of the Performance Target only in connection with death or Disability (and not in connection with retirement).

(iv) An Eligible Employee who is promoted, transferred or otherwise changes positions and who becomes or ceases to be an Eligible Employee during the Measurement Period may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be eligible for a prorated Award based on the number of full months the individual was an Eligible Employee during the Measurement Period compared to the total number of months in the Measurement Period. If the individual is an Eligible Employee for the entire Measurement Period but has a promotion, demotion, or other job change during the Measurement Period that changes the Eligible Employee’s Award opportunity for the Measurement Period, the Eligible Employee’s Award will be prorated based on the number of months worked in each position, the salary earned in each position, and Award opportunity applicable to each position. Notwithstanding the foregoing, a promotion or job change cannot (A) increase the amount payable under a Qualified Performance-Based Award or (B) cause the Performance Target for a Qualified Performance-Based Award to be established after the time required by Section 5(c).

(v) An Eligible Employee who is on a leave of absence for more than 90 days (consecutive or not) during the Measurement Period may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be eligible for a prorated Award based on the number of full months (rounded to the nearest whole number) worked during the Performance Period pursuant to such rules as the Committee may establish. However, in the case of a Qualified Performance-Based Award, this may not result in payment prior to certification of (or without regard to) achievement of the Performance Target that is intended to satisfy Code Section 162(m).

(k) The maximum dollar amount of compensation that may be paid to an individual Eligible Employee in respect of Qualified Performance-Based Awards for a single calendar year shall be $3 million.

(l) Nothing contained in this Section 5 or elsewhere in this Plan shall eliminate, impair or otherwise affect the right of the Employer to terminate or change the employment of any Eligible Employee at any time, and a person’s eligibility for an Award shall not be deemed to, and shall not, result in any agreement, expressed or implied, by the Employer to retain the person eligible in any specific position or in its employ for the duration of the Measurement Period applicable to such Award opportunity (or until the payment date of an Award, even if an Award is granted).

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SECTION 6

CHANGE IN CONTROL OF THE COMPANY

If there is a Change in Control during any Measurement Period, then, notwithstanding any other provision of this Plan to the contrary, any Eligible Employee holding any Award opportunity shall be irrevocably entitled to receive an amount in cash which is equal to (1) the target award prorated based on the number of months completed in the Measurement Period as of the effective date of the Change in Control compared to the total number of months in the Measurement Period, or (2) if greater and if the Change in Control occurs during the last three months of the Measurement Period, the projected payout determined on the effective date of the Change in Control. Such payment will be made within 60 days following the effective date of the Change in Control of the Company.

SECTION 7

MISCELLANEOUS

(a) Neither an Award nor any other right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

(b) The Plan shall at all times be an unfunded payroll practice and no provision shall at any time be made with respect to segregating assets of the Company for payment of any Award. No Eligible Employee or any other person shall have any interest in any particular assets of the Company by reason of the right to receive an Award under the Plan and any such Eligible Employee or any other person shall have only the rights of a general unsecured creditor of the Company.

(c) The amount of applicable Federal, State, or local withholding taxes of any kind required by law to be withheld by the Company shall be withheld from the Award.

(d) The Performance Targets and Awards under the Plan will be administered in a manner to qualify payments of Qualified Performance-Based Awards under the performance-based compensation exception of Code Section 162(m), except when the Committee determines such compliance is not necessary or desirable. In the event that changes are made to Code Section 162(m) that permit greater flexibility with respect to Qualified Performance-Based Awards made under the Plan, the Committee may, subject to the requirements of Section 8, make any adjustments it deems appropriate.

(e) The Company intends for all payments under this Plan to be either exempt from Code Section 409A (“Section 409A”), or to comply with its requirements. Accordingly, to the extent applicable, this Plan shall at all times be operated in accordance with the requirements of Section 409A and the Treasury regulations and rulings thereunder. The Company shall take action, or refrain from taking any action, with respect to the payments and benefits under this Plan that is reasonably necessary to comply with Section 409A. To the extent necessary to avoid the imposition of an additional tax under Section 409A, if the Plan provides for the payment of any deferred compensation payable or deliverable under this Plan to an Eligible Employee on account of the Eligible Employee’s termination of employment, the Plan shall be deemed to (i) require payment upon the Eligible Employee’s “separation from service” within the meaning of Section 409A, and (ii) to delay payment until the earliest date of payment that will result in compliance with the rules of Section 409A(a)(2)(B)(i) (regarding the required six-month delay for payments to specified employees upon separation from service within the meaning of Section 409A). In the event that any payment under the Plan shall be deemed not to comply with Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Eligible Employee or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

(f) Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within 90 days of the later of the end of the Measurement Period to which the claim relates or the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Eligible Employee of its decision in writing as soon as administratively practicable. Claims not

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responded to by the Committee in writing within 90 days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

SECTION 8

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Board may, at any time, amend, suspend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendments shall become effective unless approved by affirmative vote of the Company’s stockholders if such approval is necessary for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Code Section 162(m) or any other rule or regulation. No amendment or termination shall, when taken as a whole, adversely affect the compliance of any Qualified Performance-Based Award with the performance-based exception to Code Section 162(m), unless the written documents related to such action expressly state the intent to do so.

SECTION 9

GOVERNING LAW

The Plan shall be construed and administered in accordance with the laws of the State of Delaware.

SECTION 10

STOCKHOLDER APPROVAL

The Plan has been adopted by the Board on February 27, 2013, subject to approval of the stockholders at the May 8, 2013 Annual Meeting. The first Awards are intended to be granted for the Measurement Period that begins January 1, 2013.

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Appendix B

FRONTIER COMMUNICATIONS CORPORATION
2013 EQUITY INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of the Plan is to provide compensation incentives for high levels of performance and productivity by individuals who provide services to the Company. This Plan is intended to strengthen the Company’s existing operations and its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent, as well as encourage such individuals to have a greater personal financial investment in the Company through ownership of its common stock. The Plan is also designed to align the interests of those employees participating in the incentive compensation and the interests of the Company’s stockholders by awarding compensation based on performance.

SECTION 2

DEFINITIONS

When used herein, the following terms have the following meanings:

(a) “AFFILIATE” means any company controlled by the Company, controlling the Company or under common control with the Company.

(b) “AWARD” means an award granted to any Eligible Individual in accordance with the provisions of the Plan.

(c) “AWARD POOL” means the aggregate number of shares of Stock that are reserved for issuance pursuant to Awards under this Plan pursuant to Section 3(a).

(d) “AWARD AGREEMENT” means the written agreement or certificate evidencing the terms of the Award granted to an Eligible Individual under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless the Committee determines otherwise, need not be signed by a representative of the Company or an Eligible Individual.

(e) “BENEFICIARY” means, with respect to an Eligible Individual, the beneficiary or beneficiaries that the Eligible Individual designates pursuant to Section 10 to receive the amount, if any, payable under this Plan upon the Eligible Individual’s death.

(f) “BOARD” means the Board of Directors of the Company.

(g) A “CHANGE IN CONTROL” shall mean the occurrence of any of the following events with respect to the Company:

(i) any Person (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities other than in connection with a transaction, described in clause (ii) below, that would not result in the occurrence of a Change in Control;

(ii) consummation of any (1) consolidation or merger, other than a consolidation or merger of the Company which would result in the voting securities of the Company outstanding prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or businesses of the Company; or

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(iii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board or any successor to the Company.

Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

(h) “CODE” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to Sections of the Code are to such Sections as they are currently designated and reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.

(i) “COMMITTEE” means the Compensation Committee of the Board or such other committee consisting of two or more members as the Board may appoint from time to time to administer this Plan.

(j) “COMPANY” means Frontier Communications Corporation and its successors and assigns.

(k) “COVERED EMPLOYEE” means any Participating Company employee whom the Committee determines is or could be subject to the deductibility limitation imposed by Section 162(m) of the Code.

(l) “DATE OF GRANT” means the date on which the Committee specifies that a grant of Options, SARs, Restricted Stock, Performance Shares or any other Award will become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

(m) “EFFECTIVE DATE” means the date the Board approves this Plan.

(n) “ELIGIBLE INDIVIDUAL” means a director, officer, or employee of any Participating Company or any other natural person, including a consultant or advisor, who performs bona fide services for a Participating Company not in connection with the offer or sale of securities in a capital-raising transaction whose judgment, initiative and efforts, in the judgment of the Committee, foster the continued efficiency, productivity, growth and development of any Participating Company. Where required by the context, “Eligible Individual” includes an individual who has been granted an Award but is no longer performing services for any Participating Company.

(o) “EXCHANGE ACT” means the Securities Exchange Act of 1934 and any rules and regulations promulgated thereunder. Reference to any Section of the Exchange Act or any Rule promulgated thereunder shall include any successor Section or Rule.

(p) “EXISTING PLAN” means the Frontier Communications Corporation 2009 Equity Incentive Plan.

(q) “FAIR MARKET VALUE” means, unless the Committee specifies another reasonable method for determining fair market value, the average of the high and low sales prices of a share of Stock as reported by the NASDAQ Stock Market (or if such shares are listed on another national stock exchange or national quotation system, as reported or quoted by such exchange or system) on the date in question or, if no such sales were reported for such date, for the most recent prior date on which sales prices were quoted. Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Option or SAR to be exempt from Section 409A; and (ii) in the case of an Option that is intended to qualify as an Incentive Stock Option under Section 422 of the Code or an Award that is intended to qualify for the Performance-Based Exception, the Committee shall determine Fair Market Value in accordance with the requirements of Section 422 of the Code or Section 162(m) of the Code, as applicable.

(r) “FAMILY MEMBER” AND “FAMILY TRUST” shall have the same meanings that the SEC shall employ from time to time for the purpose of the exception to the SEC rules that limit transferability of stock options and stock awards for purposes of Section 16 of the Exchange Act and/or the use of Form S-8 under the Securities Act. For the purposes of this Plan, the phrases “Family Member” and “Family Trust” shall be further limited, if necessary, so that neither the transfer to a Family Member or Family Trust nor the ability of a

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Participant to make such a transfer shall have adverse consequences to the Company or a Participant by reason of Section 162(m) of the Code.

(s) “INCENTIVE STOCK OPTION” means an Option that the Committee designates as intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(t) “OPTION” means an option to purchase shares of Stock, including Restricted Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of this Plan.

(u) “OPTION PRICE” means the purchase price per share of Stock payable on exercise of an Option.

(v) “OTHER AWARD” means any form of equity-based or equity-related award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Stock, or Performance Unit, that is granted pursuant to Section 8.

(w) “PARTICIPATING COMPANY” means the Company or any subsidiary or other Affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company, any corporation or other entity which at the time such Incentive Stock Option is granted qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 424(f) of the Code; and further provided that, except for Options that are specifically designated as intended to be subject to Section 409A, “Participating Company” means the Company and any other entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain.

(x) “PARTICIPANT” means an Eligible Individual to whom the Committee has granted or is granting an Award. When required by the context, the definition of Participant shall include an individual who has been granted an Award but is no longer an employee of any Participating Company.

(y) “PERFORMANCE-BASED EXCEPTION” means the performance-based compensation exception to the deductibility limitation of Section 162(m) of the Code.

(z) “PERFORMANCE PERIOD” means a period of time over which performance is measured in connection with an Award.

(aa) “PERFORMANCE OBJECTIVES” means one or more specified performance goals that the Committee uses in determining (i) whether to make, vest or pay an Award to an Eligible Individual, or (ii) the amount, size or other terms of any such Award.

(bb) “PERFORMANCE SHARE” means an Award under Section 6 that is valued by reference to a share of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Stock, or any combination thereof, upon achievement of such Performance Objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Qualified Performance-Based Award.

(cc) “PERFORMANCE UNIT” means an Award under Section 6 for which the Committee sets a dollar value or a valuation formula, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Stock, or any combination thereof, upon achievement of such Performance Objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Qualified Performance-Based Award.

(dd) “PLAN” means this Frontier Communications Corporation 2013 Equity Incentive Plan, as the same may be amended from time to time.

(ee) “QUALIFIED PERFORMANCE-BASED AWARD” means an Award (or a specified portion of an Award) to a Participant that the Committee intends to satisfy the requirements of the Performance-Based Exception.

(ff) “RESTRICTED STOCK” means an Award of shares of Stock under Section 7, which shares are issued with such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such shares, to sell, transfer, pledge or assign such shares, to vote such shares,

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and/or to receive any dividends with respect to such shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(gg) “RESTRICTED STOCK UNIT” means an Award under Section 7 that is valued by reference to a share of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Stock, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(hh) “RESTRICTION PERIOD” means the period when Restricted Stock or Restricted Stock Units are subject to one or more restrictions that will lapse based on the passage of time, the achievement of performance goals, or the occurrence of another event or events, as the Committee determines and specifies in the applicable Award Agreement.

(ii) “RULE 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act and, unless the circumstances require otherwise, shall include any other rule or regulation adopted under Section 16(a) or 16(b) of the Exchange Act relating to compliance with, or an exemption from, Section 16(b) of the Exchange Act.

(jj) “SAR” means a right granted under Section 5 that confers on the holder thereof a right to receive in cash or Stock, at the Committee’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Price of the right.

(kk) “SAR PRICE” means the base exercise price for an SAR that the Committee specifies and sets forth in the related Award Agreement.

(ll) “SEC” means the Securities and Exchange Commission.

(mm) “SECTION 409A” means Section 409A of the Code and the regulations and any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(nn) “SECURITIES ACT” means the Securities Act of 1933 and any rules and regulations promulgated thereunder. Reference to any Section of the Securities Act or any Rule promulgated thereunder shall include any successor Section or Rule.

(oo) “STOCK” means the Common Stock of the Company and any successor Common Stock.

(pp) “TERMINATION WITHOUT CAUSE” means termination of a Participant’s employment with a Participating Company (i) that the Participating Company initiates for any reason other than the Participant’s death, Total Disability or deliberate, willful or gross misconduct, (ii) that the Participant initiates for any reason, or (iii) on such grounds as the Committee may have specified with respect to an Award.

(qq) “TOTAL DISABILITY” means, with respect to an Incentive Stock Option, a disability as determined under Section 22(e)(3) of the Code, and with respect to any other Award, the complete and permanent inability of an Eligible Individual to perform all of his or her duties under the terms of his or her employment with any Participating Company, as the Committee shall determine upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary; provided, however, that to the extent any provision of this Plan or any Award Agreement under this Plan would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of a Participant’s Total Disability, then there shall not be a Total Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the time of payment schedule that would have applied in the absence of a Total Disability.

SECTION 3

SHARES SUBJECT TO THIS PLAN

(a) Subject to adjustment as provided in Section 13 hereof, the Award Pool shall consist of 20,000,000 shares of Stock that are hereby reserved for issuance pursuant to Awards under this Plan. Notwithstanding the foregoing, SARs, Restricted Stock Units, Performance Shares, Performance Units and Other Awards that, by

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the terms of such Awards, are payable solely in cash shall not be subject to such limit. Shares of Stock reserved for issuance under this Plan shall be made available either from authorized and unissued shares, shares that the Company holds in its treasury, or shares that the Company purchases in the open market or in private transactions.

(b) In any calendar year, no Eligible Individual may receive Awards covering more than 2,000,000 shares of Stock if the Award is denominated in or valued by reference to a number of shares of Stock. Such number of shares of Stock shall be adjusted in accordance with Section 13 hereof. In addition, with respect to Performance Units and Other Awards that are denominated in dollars and payable in cash, no Eligible Individual may receive Awards in excess of $2,000,000 in respect of each calendar year during the applicable Performance Period (i.e., no more than $6,000,000 in respect of a three-year Performance Period). The limitations set forth in this Section 3(b) shall not apply to the extent the Committee determines that an Award to a Covered Employee shall not comply with the Performance-Based Exception (and may be excluded from these limits without adversely affecting the application of the Performance-Based Exception provisions with respect to Awards that are intended to comply with it). In addition, the limitations set forth in this Section 3(b) shall be applied to Awards that provide for a range of payouts based on the maximum amount that could be paid under each such Award.

(c) Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the Existing Plan. However, if shares of Stock awarded or subject to issuance pursuant to awards under the Existing Plan or under the Company’s Amended and Restated 2000 Equity Incentive Plan (together, the “Prior Plans”) are reacquired by the Company or are not issued due to the forfeiture, cancellation or expiration of such awards without their having been exercised or settled in shares of Stock, those shares of Stock shall be available for issuance pursuant to Awards under this Plan. All shares of Stock derived from the Prior Plans shall not trigger a deduction from the Award Pool.

(d) If, for any reason, any shares of Stock awarded or subject to issuance under this Plan are not issued, or are reacquired by the Company from the Participant or the Participant’s transferee, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit or the termination, expiration or cancellation of an Option, SAR, Performance Share or Performance Unit or the settlement of an Award in cash in lieu of shares of Stock or the satisfaction of a tax withholding obligation with respect to Restricted Stock, a Restricted Stock Unit, a Performance Share or a Performance Unit by the Company withholding shares of Stock that otherwise would have been issued in settlement of such Award, such shares of Stock shall again be available for issuance pursuant to an Award under this Plan and shall be added back to the Award Pool. Notwithstanding anything to the contrary contained herein: (A) if shares of Stock are tendered or otherwise used in payment of an Option Price, the total number of shares of Stock covered by the Option being exercised shall be deducted from the Award Pool; (B) shares of Stock withheld by the Company to satisfy the tax withholding obligation with respect to an Option or SAR shall be deducted from the Award Pool; and (C) the number of shares of Stock covered by an SAR, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Participant upon exercise of the SAR, shall be deducted from the Award Pool.

(e) Notwithstanding the provisions of Section 3(d), with respect to any Option granted to any Eligible Individual who is a Covered Employee that is canceled, the number of shares of Stock originally subject to such Option shall continue to count in accordance with Section 162(m) of the Code.

SECTION 4

GRANT OF AWARDS AND AWARD AGREEMENTS

(a) Subject to and in furtherance of the provisions of this Plan, the Committee shall (i) determine and designate from time to time those Eligible Individuals or groups of Eligible Individuals to whom Awards are to be granted; (ii) grant Awards to Eligible Individuals; (iii) determine the form or forms of Award to be granted to any Eligible Individual; (iv) determine the amount or number of shares of Stock, including Restricted Stock if the Committee so determines, subject to each Award; (v) determine the terms and conditions (which need not be identical) of each Award; (vi) determine the rights of each Participant after employment has terminated and the periods during which such rights may be exercised; (vii) establish and modify, consistent with the requirements under Section 162(m) of the Code, Performance Objectives; (viii) determine whether and to what extent Eligible Individuals shall be allowed or required to defer receipt of any Awards or other amounts

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payable under this Plan to the occurrence of a specified date or event; (ix) determine the price at which shares of Stock may be offered under each Award which price may, except in the case of Options or SARs, be zero; (x) permit cashless exercise of Options and other Awards; (xi) interpret, construe and administer this Plan and any related Award Agreement and define the terms employed therein; and (xii) make all of the determinations necessary or advisable with respect to this Plan or any Award granted thereunder. Awards granted to different Eligible Individuals or Participants need not be identical and, in addition, may be modified in different respects by the Committee.

(b) Each Award granted under this Plan shall be evidenced by a written Award Agreement, in a form that the Committee approves. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under this Plan or by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify. Except to the extent waived by the Committee, an Eligible Participant must accept an Award in such manner and during such period of time as the Committee shall specify. An Eligible Participant shall not have any rights with respect to an Award unless and until the Eligible Participant has so accepted the Award and has otherwise complied with the applicable terms and conditions of the applicable Award Agreement.

(c) Notwithstanding anything in this Section 4 to the contrary, except for Options and SARs that the Committee specifically designates as intended to be subject to Section 409A, Options and SARs may be granted only to individuals who provide direct services on the Date of Grant of the relevant Option or SAR to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E) in each entity in the chain.

(d) The Committee may, in its discretion, include Performance Objectives in any Award.

(i) Performance Objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such factors as the Committee may deem appropriate.

(ii) If the Committee intends to assign an opportunity to receive a Qualified Performance-Based Award to a Participant, the Committee shall designate the Award opportunity as a Qualified Performance-Based Award in writing at the time the Committee establishes the Award opportunity. Any such designation is irrevocable.

(iii) If the Committee assigns a Participant an opportunity to receive a Qualified Performance-Based Award, the Committee shall establish a Performance Objective with respect to the Qualified Performance-Based Award and the maximum dollar amount of compensation payable under the Qualified Performance-Based Award for attainment of the Performance Objective. The Committee may also establish lower dollar amounts of compensation payable for lower levels of achievement with respect to the Performance Objective and may also establish one or more threshold levels of achievement with respect to the Performance Objective in order for any compensation to be paid pursuant to the Qualified Performance-Based Award. If none of the threshold levels of achievement with respect to the Performance Objective established to ensure compliance with Section 162(m) of the Code are attained, no compensation may be paid pursuant to the Qualified Performance-Based Award. The Committee shall establish in writing the Performance Objective intended to ensure compliance with Section 162(m) of the Code within the first 90 days of the Performance Period and at a time when the outcome of the Performance Objective is substantially uncertain. Notwithstanding the 90-day deadline specified in the prior sentence, in the event that a Performance Period (or a Participant’s service during a Performance Period) is expected to be less than 12 months, the Committee shall establish in writing the Performance Objective intended to ensure compliance with Section 162(m) of the Code on or before the date when 25% of the Performance Period (or the Participant’s service during the Performance Period), as each is scheduled in good faith at the time the goal is established, has elapsed. In addition to specifying the Performance Objective that is intended to ensure compliance with Section 162(m) of the Code, the Committee may specify a Performance Objective, or such other conditions and criteria as it chooses, to guide the exercise of its discretion to reduce, but not increase, the amount of the Award that otherwise would be payable in connection with the attainment of the Performance Objective and thereby determine the final amount payable to the Participant under the Qualified Performance-Based Award.

(iv) In the case of a Qualified Performance-Based Award, the Performance Objective that is intended to permit the Award to satisfy the Performance-Based Exception shall be stated as levels of, or growth or

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changes in, or other objective specification of performance with respect to one or more of the following performance criteria: earnings; consolidated pre-tax earnings; net earnings; earnings before interest and taxes (EBIT); earnings before income taxes, depreciation and amortization (EBITDA); cash and cash equivalent balance; cash flow measures (including but not limited to operating cash flow; free cash flow; free cash flow per share; and cash flow return); earnings per share; economic value added; revenue; average revenue per customer; net income; profit; economic profit; capitalized economic profit; after-tax profit; pre-tax profit; operating profit; operating efficiency; operating expenses; operating margin; profit margin; gross margin; market value added; market share; return measures (including but not limited to total stockholder return; return on total capital; return on equity; return on common equity; return on assets; return on net assets; return on investment; and return on capital employed); debt/capital ratio; cost; unit cost; cost control; sales; sales volume; assets; inventory turnover ratio; productivity ratios; the Company’s common stock price; expense targets or ratios; charge-off levels; customer satisfaction; working capital; debt; debt to equity ratio; capital expenditures; capital targets; consummation of acquisitions, dispositions, projects or other specific events or transactions; price/earnings growth ratio; and book value per share.

(v) In the case of an Award other than a Qualified Performance-Based Award, the Committee may establish a Performance Objective that is based on categories of performance that are different than those set forth in Section 3(d)(iv).

(vi) If the Committee makes the opportunity to receive an Award subject to a particular Performance Objective, the Committee shall adopt or confirm a written definition of that Performance Objective at the time the Performance Objective is established, provided that the Committee retains the discretion to forgo such written definition in connection with an Award other than a Qualified Performance-Based Award. The Performance Objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the Participant is employed or as some combination of these (as alternatives or otherwise). A Performance Objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. If the Committee specifies more than one individual performance goal in defining a Performance Objective, the Committee shall also specify, in writing, whether one, all or some other number of such goals must be attained in order for the Performance Objective to be met.

(vii) For each Award that has been made subject to a Performance Objective, within 60 days following the end of each Performance Period, the Committee shall determine whether the Performance Objective for such Performance Period has been satisfied. With respect to the Performance Objective related to a Qualified Performance-Based Award, no Award may be granted, settled or paid out, as applicable under the Performance Objectives for such Award, until the Committee has made a final written certification that the Performance Objective established to ensure compliance with Section 162(m) of the Code has been satisfied. This may be accomplished through approved minutes of the Committee meeting (or by some other form of written certification). If a Performance Objective applicable to the opportunity to receive an Award other than a Qualified Performance-Based Award for a Performance Period is not achieved, the Committee in its sole discretion may grant all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance or the performance of the specific division, subsidiary, Employer, department, region, or function employing the Participant. The Committee shall also have the discretion to adjust downward the determinations of the degree of attainment of any Performance Objective; Awards may not be adjusted upward.

(viii) In determining whether any Performance Objective has been satisfied, the Committee may exclude any or all extraordinary items, and other items that are unusual or non-recurring, including but not limited to (i) charges, costs, gains or income associated with reorganizations or restructurings of the Company, discontinued operations, litigation or the resolution of litigation, or currency or commodity fluctuations, and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any Performance Objective for a year as it deems equitable to recognize unusual or non-recurring events affecting the Company, changes in tax laws or regulations or accounting procedures, mergers and acquisitions and any other factors as the Committee may determine (including adjustments that would result in the Company’s payment of non-deductible compensation under an Award other than a Qualified Performance-Based Award). In the case of Qualified Performance-Based

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Awards, such exclusions and adjustments will apply only to the extent the Committee specifies in writing (not later than the time Performance Objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a Performance Objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (if such determination is memorialized in writing) that they may apply without adversely affecting the Award’s status as a Qualified Performance-Based Award. To the extent that a Performance Objective is based on the stock price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such Performance Objective or other terms of the Award as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants. In the case of a Qualified Performance-Based Award, the Committee’s adjustments as described in the preceding sentence shall apply only to the extent the Committee determines that such adjustments will not adversely affect the Award’s status as a Qualified Performance-Based Award.

(ix) If applicable tax and/or securities laws permit Committee discretion to alter the governing Performance Objectives without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

SECTION 5

STOCK OPTIONS AND SARS

(a) The Committee may grant Incentive Stock Options, nonqualified stock options, SARs or a combination of Incentive Stock Options, nonqualified stock options and SARs. The Committee shall (i) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of an SAR; (ii) determine whether such Stock shall be Restricted Stock; (iii) determine the time or times when and the manner in which each Option and SAR shall be exercisable and the duration of the exercise period; (iv) determine whether or not all or part of each Option may be canceled by the exercise of an SAR; and (v) determine whether the payment due upon the exercise of an Option or SAR will be in the form of cash, shares of Stock, or a combination of cash and shares of Stock.

(b) Incentive Stock Options may only be granted to Eligible Individuals who meet the definition of “employee” under Section 3401(c) of the Code. Unless the Committee designates an Option in writing as an Incentive Stock Option, the Option shall be a nonqualified stock option.

(c) The aggregate Fair Market Value of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options (within the meaning of Section 422 of the Code) granted to any Eligible Individual under this Plan may first become exercisable in any calendar year under this Plan and all other incentive stock option plans of the Employer shall not exceed $100,000. For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this $100,000 limit is exceeded with respect to a Participant, then Incentive Stock Options granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Section 422 of the Code, automatically become nonqualified stock options granted under this Plan. Solely for purposes of determining the limit on Incentive Stock Options that may be granted under this Plan, the provisions of Section 3(d) that replenish or forego a charge against the Award Pool shall only be applied to the extent permitted by Section 422 of the Code and regulations promulgated thereunder.

(d) SARs can be either free-standing (not granted in tandem with another Award) or granted in tandem with another Award. If an SAR is granted in tandem with another Award, the Participant may choose to exercise either the underlying Award or the SAR, but not both.

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(e) The exercise period for an Option or SAR, including any extension which the Committee may from time to time decide to grant, shall be 10 years from the Date of Grant or such shorter period as the Committee may specify at the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an Eligible Individual who, at the Date of Grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” within the meaning of Section 424(e) or (f) of the Code, respectively (a “10% Stockholder”), such period, including extensions, shall not exceed five years from the Date of Grant.

(f) The Committee shall determine the Option Price or SAR Price, as applicable, at the time any Option or SAR is granted. The Option Price or SAR Price shall be not less than the Fair Market Value, or, in the case of an Incentive Stock Option granted to a 10% Stockholder, 110% of the Fair Market Value, disregarding any restrictions in the case of Restricted Stock, of a share of Stock on the Date of Grant of the Option or SAR, as the Committee shall determine; provided, however, that such Option Price or SAR Price, as applicable, shall be at least equal to the par value of one share of Stock. Notwithstanding the prior sentence, the Committee may grant an Option or SAR with an Option Price or SAR Price, as applicable, that is less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Date of Grant of the Option or SAR if the Committee grants such Option or SAR in replacement for an award previously granted by an entity that the Company assumes in a business combination, provided that the Committee determines that such Option Price or SAR Price, as applicable, is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option or SAR from Section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option or SAR is granted). In all cases, the Committee shall observe the prohibition on Option and SAR repricing set forth in Section 12(d) of this Plan.

(g) A Participant may not exercise any portion of an Option or SAR (i) until the Participant shall have remained in the employ of a Participating Company for such period after the Date of Grant of the Option or SAR as the Committee may specify in the Award Agreement and (ii) until the Participant achieves such Performance Objectives or other criteria, if any, as the Committee may specify in the Award Agreement. Unless otherwise provided in this Plan, an Option shall not be exercisable earlier than six months following the Date of Grant of the Option. The Committee may further require that an Option or SAR become exercisable in installments.

(h) Except as otherwise provided in this Plan, the total Option Price or SAR Price shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock, having a total Fair Market Value on the date of exercise, as the Committee shall determine, equal to the total Option Price or SAR Price, as applicable, or a combination of cash and such other consideration having a total Fair Market Value on the date of exercise, as so determined, equal to the total Option Price or SAR Price, as applicable; provided, however, that if payment of the Option Price or SAR Price is made in whole or in part in the form of Restricted Stock, the Stock received upon the exercise of the Option or SAR shall be Restricted Stock at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock paid on the exercise of the Option or SAR.

(i) (i) Upon the Termination Without Cause of a Participant holding Options or SARs, the Participant may exercise his or her Options and SARs to the extent they are exercisable on the date of Termination Without Cause, at any time and from time to time within 90 days of the date of such termination (but not later than the expiration of the overall exercise period specified in the applicable Award Agreement). The Committee, however, in its discretion, may provide that any Option or SAR which is not exercisable by its terms on the date of Termination Without Cause will become exercisable in accordance with a schedule (which may extend the time limit referred to above, but not later than the expiration of the overall exercise period specified in the applicable Award Agreement) that the Committee shall determine.

(ii) Upon the death or Total Disability (during a Participant’s employment or within three months after the termination of employment for any reason other than termination pursuant to circumstances described in clause (f)(iii) below) of a Participant holding an Option or SAR, the Participant may exercise his or her Options and SARs only to the extent they are exercisable at the time of death or Total Disability (or such earlier termination of employment), at any time and from time to time within 90 days after such death or Total Disability (but not later than the expiration of the overall exercise period specified in the applicable Award Agreement). The Committee, however, in its discretion, may provide that any Options or SARs outstanding but not exercisable at the date of the first to occur of death or Total Disability will

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become exercisable in accordance with a schedule (which may extend the limits referred to above, but not to a date later than the expiration of the overall exercise period specified in the applicable Award Agreement) that the Committee shall determine. The Committee may specify in the Award Agreement for a Participant’s Option or SAR that the Option or SAR may be exercised for an extended period after the termination of the Participant’s employment by reason of retirement (as defined by the Committee in its sole discretion), but not beyond the expiration of the overall exercise period specified in the applicable Award Agreement.

(iii) If a Participating Company terminates the employment of a Participant holding an Option or SAR for deliberate, willful or gross misconduct or on such grounds as the Committee may have specified with respect to an Award, as the Committee shall determine in good faith in its discretion, all rights of such Participant and any Family Member or Family Trust or other transferee to which such Participant has transferred the Option or SAR shall expire immediately upon the Participant’s receipt of the notice of such termination.

(iv) In the event of the death of a Participant, any Option or SAR outstanding to the Participant may be exercised by the person or persons to whom the Participant’s rights under the Option or SAR pass by will, or if no such person has such right, by his or her executors or administrators or Beneficiary. The death of a Participant after Total Disability or Termination Without Cause will not adversely affect the rights of a Participant or anyone entitled to the benefits of such Option or SAR.

(j) No Option or SAR granted under this Plan shall be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution or as provided in Section 10 with respect to the designation of a Beneficiary; provided, however, that the Committee may determine that a nonqualified stock option or SAR may be transferred by a Participant to a Family Member or Family Trust or other transferee. In no event shall any Participant transfer an Option or SAR for value. Any authorized transfer of a nonqualified stock option or SAR shall be evidenced by a writing from a grantee to the Committee or Committee’s designee on a form established by the Committee. Absent an authorized transfer during the lifetime of the Participant, an Option or SAR shall be exercisable during the Participant’s lifetime only by the Participant or by his or her guardian or legal representative.

(k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an Incentive Stock Option.

(l) If authorized by the Committee in its sole discretion, the Company may accept the surrender of the right to exercise any Option granted under this Plan as to all or any of the shares of Stock as to which the Option is then exercisable, in exchange for payment to the optionee (in cash or shares of Stock valued at the then Fair Market Value, or a combination thereof) of an amount not to exceed the difference between the Option Price and the then Fair Market Value of the shares as to which such right to exercise is surrendered.

SECTION 6

PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Subject to the terms and provisions of this Plan, the Committee may grant Performance Shares and Performance Units to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

(b) The Committee shall, in its discretion, set one or more Performance Objectives for each Award of Performance Shares or Performance Units, in addition to any non-performance terms applicable to the Award, which, depending on the extent to which they are met, will determine the number and/or value of the Performance Shares or Performance Units, as applicable, that will be paid out to the Participant.

(c) Subject to the terms of this Plan, after the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number and/or value of the Performance Shares or Performance Units, as applicable, that the Participant earned over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any applicable non-performance terms have been met.

(d) A Participant receiving Performance Shares or Performance Units shall not possess voting rights with respect to such Performance Shares or Performance Units and shall accrue dividend equivalents on such

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Performance Shares or Performance Units only to the extent provided in the corresponding Award Agreement; provided, however, that rights to dividend equivalents shall only be allowed to the extent they comply with, or are exempt from, Section 409A. Any rights to dividend equivalents on Performance Shares or Performance Units shall be subject to the same restrictions on vesting and payment as the underlying Award and shall be paid to the Participant when and if payment is made on the underlying Award. In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Performance Shares and Performance Units such that the dividends and/or Performance Shares or Performance Units maintain eligibility for the Performance-Based Exception.

(e) If a Participant terminates service with all Participating Companies during a Performance Period because of death, Total Disability, or a corporate transaction or event described in Section 14, the Committee may provide the Participant a payment in settlement of each Performance Share or Performance Unit for which the Performance Period was prescribed (i) based upon the Performance Objectives or performance measures satisfied at the end of such Performance Period and (ii) prorated for the portion of the Performance Period during which the Participant was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Share or Performance Unit in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Participant. If a Participant terminates service with all Participating Companies during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

(f) Each Performance Share or Performance Unit may be paid in whole shares of Stock or other Awards, including but not limited to Restricted Stock (together with any cash representing any fractional share of Stock), or cash, or a combination of the foregoing either as a lump sum payment or in annual installments, all as the Committee shall set forth in the Award Agreement. Notwithstanding the foregoing, to the extent a Performance Share or Performance Unit constituted deferred compensation subject to Section 409A and is subject to a substantial risk of forfeiture within the meaning of Section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.

(g) Except as otherwise provided in this Section 6 or the applicable Award Agreement or as may be required by applicable law, no Performance Shares or Performance Units shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution or as provided in Section 10 with respect to the designation of a Beneficiary, during the Performance Period unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee. In no event shall Performance Shares be transferred by a Participant for value. Any authorized transfer of Performance Shares or Performance Units shall be evidenced by a writing from a grantee to the Committee or Committee’s designee on a form established by the Committee. Further, except as otherwise provided in the applicable Award Agreement, a Participant’s rights with respect to Performance Shares and Performance Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.

SECTION 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) The Committee may grant Restricted Stock or Restricted Stock Units to a Participant either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Restricted Stock shall be subject to a Restriction Period commencing on the Date of Grant of the Award and ending on a date specified in the Award Agreement or upon the achievement of such Performance Objectives or other criteria as the Committee shall determine. The Committee may provide for the lapse of the Restriction Period in installments where deemed appropriate. To the extent that Restricted Stock is intended to qualify under the Performance-Based Exception, the grant of the Restricted Stock shall be conditioned on (or the applicable restrictions on the Restricted Stock shall include) the achievement during a Performance Period of one or more Performance Objectives. In this case, the rules in Section 4(d) for specifying and applying Performance

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Objectives, for establishing maximum available and lesser reward levels, and for otherwise complying with the Performance-Based Exception shall apply.

(b) Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall set forth the terms of the Award, as the Committee shall determine, including without limitation the number of shares of Restricted Stock or the number of Restricted Stock Units granted; the purchase price, if any, to be paid for each share of Restricted Stock or Restricted Stock Unit, which may be more than, equal to, or less than Fair Market Value of a share of Stock and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or Restricted Stock Units such as continued service or achievement of Performance Objectives; the length of the Restriction Period and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and whether Restricted Stock Units will be settled in cash, shares of Stock or a combination of cash and shares of Stock. The Award may provide for lapse of the Restriction Period in monthly or longer installments over the course of the Restriction Period, as the Committee shall determine in its discretion.

(c) Except as otherwise provided in this Section 7 or an Award Agreement or as may be required by applicable law, no shares of Restricted Stock and no Restricted Stock Unit shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, until the date of delivery of shares of Stock or other payment with respect to the Restricted Stock Units, other than by will or by the laws of descent and distribution or as provided in Section 10 with respect to the designation of a Beneficiary, unless the Committee determines that an Award may be transferred by a Participant to a Family Member or Family Trust or other transferee. In no event shall Restricted Stock or Restricted Stock Units be transferred for value. Any authorized transfer of Restricted Stock or Restricted Stock Units shall be evidenced by a writing from a grantee to the Committee or Committee’s designee on a form established by the Committee. Further, except as otherwise provided in the applicable Award Agreement, a Participant’s rights with respect to Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.

(d) Upon an Award of Restricted Stock to a Participant, shares of Restricted Stock shall be recorded in the Participant’s name pursuant to Section 9.

(e) Except as provided in this Section 7 or in the Award Agreement applicable to an Award of Restricted Stock, a Participant receiving Restricted Stock shall have all of the rights of a stockholder of the Company with respect to such Restricted Stock, including the right to vote the shares of Restricted Stock to the extent, if any, such shares possess voting rights and the right to receive dividends. Unless the Award Agreement provides otherwise or the Committee specifies otherwise, dividends declared and payable during the Restriction Period with respect to the number of shares of Restricted Stock credited to a Participant shall be paid to the Participant within 30 days after each dividend becomes payable, unless, at the Date of Grant of the Award, the Committee determines that the dividends should be reinvested in additional shares of Restricted Stock subject to the same restrictions on vesting as the underlying Award or may require the Company to hold the dividends pending and subject to the same restrictions on vesting as the underlying Award. To the extent the Committee provides that cash dividends shall be reinvested in additional shares of Restricted Stock, the Company will credit additional shares of Restricted Stock to the Participant based on the Stock’s Fair Market Value at the time of each such dividend. Notwithstanding the foregoing, all dividends or distributions payable on shares of Restricted Stock (or the equivalent as specified in the grant) subject to Performance Objectives shall be paid over to the Participant when and if restrictions lapse on the underlying shares of Restricted Stock. To the extent that any dividends declared and payable with respect to shares of Restricted Stock are deferred, reinvested or otherwise not paid when such dividends would otherwise normally be paid, (i) all terms and conditions for such delayed payment shall be included in the Award Agreement, and (ii) such deferral, reinvestment or delay in payment of the dividends shall only be allowed to the extent it complies with, or is exempt from, the requirements of Section 409A. A Participant receiving Restricted Stock Units shall not possess voting rights and shall accrue dividend equivalents on such Restricted Stock Units only to the extent provided in the Award Agreement relating to the Restricted Stock Units; provided, however, that rights to dividend equivalents shall only be allowed to the extent they comply with, or are exempt from, Section 409. The Committee shall require that any such dividend equivalents shall be subject to the same restrictions on vesting and payment as the underlying Restricted Stock Units. In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the Performance-Based Exception.

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SECTION 8

OTHER AWARDS

(a) The Committee may grant other Awards under this Plan which are denominated in shares of Stock or pursuant to which shares of Stock may be acquired, including Awards valued using measures other than Fair Market Value, if the Committee in its discretion deems such Awards to be consistent with the purposes of this Plan. Subject to the terms of this Plan, the Committee shall determine the form of such Awards, the number of shares of Stock to be granted or covered pursuant to such Awards and all other terms and conditions of such Awards. Any right to dividend equivalents on an Award granted pursuant to this Section 8 shall be subject to the same restrictions on vesting and payment as the underlying Award and shall be paid to the Participant when and if payment is made on the underlying Award. Notwithstanding the foregoing, where the value of such an Award is based on the difference in the value of a share of Stock on different dates, the grant or exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award. To the extent that any such Award is intended to qualify under the Performance-Based Exception, either the initial grant or the ultimate payout of the Award shall be made subject to the achievement during a Performance Period of one or more Performance Objectives. In this case, the rules in Section 4(d) for specifying and applying Performance Objectives, for establishing the maximum available and any lesser reward levels, and for otherwise complying with the Performance-Based Exception shall apply. Any compensation due under an Award (or pursuant to a commitment to grant an Award) under this Section 8 shall be provided in full not later than the sixtieth (60th) day following the date there is no longer such a substantial risk of forfeiture with respect to the Award, unless the Committee shall clearly and expressly provide otherwise in the Award Agreement with respect to the Award.

(b) Except as otherwise provided in this Section 8 or the applicable Award Agreement or as may be required by applicable law, no Award that the Committee grants under this Section 8 shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of other than by will or by the laws of descent and distribution or as provided in Section 10 with respect to the designation of a Beneficiary, unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee. In no event shall Other Awards be transferred by a Participant for value. Any authorized transfer of an Award granted under this Section 8 shall be evidenced by a writing from a grantee to the Committee or Committee’s designee on a form established by the Committee. Further, except as otherwise provided in the applicable Award Agreement, a Participant’s rights with respect to an Award granted under this Section 8 shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.

SECTION 9

CERTIFICATES FOR AWARDS OF STOCK

(a) When a Participant becomes entitled to receive shares of Stock under this Plan, the Company shall issue a certificate for such shares to the Participant or arrange to have the shares registered for the Participant’s account in book entry form by the Company’s transfer agent or beneficially held on the Participant’s behalf by the Company’s designee, with appropriate restrictions relating to the transfer of such shares. If a certificate is issued, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares of Stock and shall be subject to appropriate stop-transfer orders. The Company shall hold in custody the certificates representing shares of Restricted Stock until all restrictions thereon have lapsed and, if the Company so requires, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the shares of Restricted Stock; if and when all restrictions on the shares of Restricted Stock have lapsed without a prior forfeiture of the shares of Restricted Stock, unrestricted certificates for such shares of Stock shall be delivered to the Participant.

(b) The Company shall not be required to issue or deliver any shares or certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed or quoted, and (ii) the completion of any registration, qualification, approval or authorization of such shares of Stock under any federal or state law, or any ruling or regulation or approval or authorization of such shares of Stock under any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(c) All shares and certificates for shares of Stock delivered under this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and

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other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities or regulatory laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9(c) shall not be effective if and to the extent that the shares of Stock delivered under this Plan are covered by an effective and current registration statement under the Securities Act, or if the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(d) Except as provided by Section 7 with respect to Restricted Stock and Section 8 with respect to other Awards, each Participant who receives an Award of shares of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions in accordance with the provisions of this Plan under which the Award is granted. No Participant awarded an Option, SAR, Restricted Stock Unit, Performance Share, Performance Unit or Other Award shall have any right as a stockholder with respect to any shares issuable pursuant to such Award prior to the date on which the Participant becomes the record holder of such shares; provided, however, that this sentence shall not preclude such an Award from providing dividend equivalent rights or payouts to the Participant in the form of shares of Stock (and the Participant shall have full stockholder rights with respect to any such paid-out shares).

SECTION 10

BENEFICIARY

(a) Each Eligible Individual may file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Awards, if any, payable under this Plan upon the Eligible Individual’s death. An Eligible Individual may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation that the Committee receives shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless the Committee receives it prior to the Eligible Individual’s death, and in no event shall it be effective as of a date prior to the date on which the Committee receives it.

(b) If no such Beneficiary designation is in effect at the time of an Eligible Individual’s death, or if no designated Beneficiary survives the Eligible Individual, or to the extent an Eligible Individual’s Beneficiary designation conflicts with law, Awards payable under this Plan upon the Eligible Individual’s death shall be paid to the Eligible Individual’s estate. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

SECTION 11

ADMINISTRATION OF THIS PLAN

(a) The Committee shall administer this Plan. If Stock is traded on the NASDAQ Stock Market, all of the members of the Committee shall be independent directors within the meaning of the NASDAQ Stock Market’s director independence standards. If any member of the Committee does not qualify as (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) an “outside director” within the meaning of Section 162(m) of the Code, the Board shall appoint a subcommittee of the Committee, consisting of at least two members of the Board, to grant Awards to Covered Employees and to officers and members of the Board who are subject to Section 16 of the Exchange Act; each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in this Plan shall include and, as appropriate, apply to any such subcommittee.

(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under this Plan or with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be made or taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

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(c) The Committee shall have full power, discretion and authority to interpret, construe and administer this Plan and any part thereof and any related Award Agreement and define the terms employed in this Plan or any agreement, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes, and they shall be entitled due deference upon any review.

(d) The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of this Plan.

(e) The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement in the manner and to the extent it shall deem desirable to address the matter.

(f) In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under this Plan as it shall deem appropriate.

(g) The Committee’s decisions and determinations under this Plan and with respect to any Award granted thereunder need not be uniform and may be made selectively among Awards, Participants or Eligible Individuals, whether or not such Awards are similar or such Participants or Eligible Individuals are similarly situated.

(h) The Committee shall keep minutes of its actions under this Plan. The action of a majority of the members of the Committee present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

(i) The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. The Company shall pay all expenses incurred by the Committee in interpreting and administering this Plan, including without limitation, meeting fees and expenses and professional fees.

(j) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. The Company shall indemnify and hold harmless each member or former member of the Committee or the Board against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the members or former member may have as directors or under the by-laws of the Company or otherwise.

(k) The Committee’s determination that an Option, Performance Share, Restricted Stock or Other Award may be transferred by a Participant to a Family Member or Family Trust or other transferee may be set forth in determinations pursuant to Section 11(c), rules and regulations of general application adopted pursuant to Section 11(d), in the written Award Agreement, or by a writing delivered to the Participant made any time after the relevant Award or Awards have been granted, on a case-by-case basis, or otherwise. In any event, the transferee or Family Member or Family Trust shall agree in writing to be bound by all the provisions of this Plan and the Award Agreement, and in no event shall any such transferee have greater rights under such Award than the Participant effecting such transfer. In no event shall a Participant transfer an Award for value.

(l) The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its powers as it deems appropriate (but not less than two members with respect to Covered Employees and officers and members of the Board who are subject to Section 16 of the Exchange Act). Except with respect to Covered Employees and officers and members of the Board who are subject to Section 16 of the Exchange Act, the Committee may, in its discretion, at any time and from time to time, delegate to one or more persons who are not members of the Committee any or all of its authority and discretion under this Section 11 to the full extent permitted by law and the rules of any exchange on which the Stock is traded.

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SECTION 12

AMENDMENT OR DISCONTINUANCE

(a) The Board may, at any time, amend or terminate this Plan. In addition, the Committee may amend this Plan, provided that all such amendments shall be reported to the Board. Notwithstanding the foregoing, if an amendment to this Plan (i) would materially increase the benefits accruing to Participants, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, (iv) would permit a transaction that would have violated the prohibition on repricing set forth in subsection (d) below prior to such amendment, or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the Stock is not traded on the NASDAQ Stock Market, the principal national securities exchange on which the Stock is traded or quoted, then such amendment shall be subject to stockholder approval and will not be effective unless and until such approval has been obtained. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any Participant who has received a previously granted Award without his or her consent unless the amendment or termination is necessary or desirable (i) for the continued validity of this Plan or its compliance with Rule 16b-3 or any other applicable law, rule or regulation or pronouncement, or (ii) to avoid any adverse consequences under Section 162(m) of the Code, Section 409A or any requirement of a securities exchange or association or regulatory or self-regulatory body.

(b) The Committee may, at any time, amend outstanding Award Agreements in a manner not inconsistent with the terms of this Plan; provided, however, except as provided in Section 14, if such amendment is adverse to the Participant, as the Committee shall determine in good faith in its discretion, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of this Plan, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding anything else in this Section 12(b), (i) no amendment of an Award Agreement shall cause an Award to be subject to Section 409A unless the Award Agreement, as amended, complies with the requirements of Section 409A, and (ii) no amendment of an Award Agreement that is subject to Section 409A shall cause such Award Agreement (or the underlying Award) to violate Section 409A.

(c) If permitted by Section 409A and, in the case of an Award intended to comply with the Performance-Based Exception, Section 162(m), in the event of termination of employment by reason of death, Total Disability or normal or early retirement (as defined by the Committee in its sole discretion), or in the event of unforeseeable emergency or other special circumstances, of a Participant who holds an Option or SAR not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Shares which have not been fully earned, or any Other Awards made pursuant to Section 8 subject to any vesting schedule or transfer restriction, or who holds shares of Stock subject to any transfer restriction imposed pursuant to Section 11(k) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option, SAR or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d) Except in connection with a corporate transaction or event described in Section 14, the Committee may not amend the terms of any outstanding Option or SAR to reduce the applicable Option Price or SAR Price and may not cancel, exchange, substitute, buy-out or effect the surrender of an outstanding Option or SAR in exchange for cash, another Award or another Option or SAR with an Option Price or SAR Price that is less than the Option Price or SAR Price of the original Option or SAR, as applicable, or otherwise effect what would be considered a repricing as defined within U.S. generally accepted accounting practices or any applicable stock exchange rule, without stockholder approval.

SECTION 13

ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

In the event of any change in corporate capitalization such as a stock split, reverse stock split, or stock dividend of the Company, or a corporate transaction involving the Company, such as any merger of a

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corporation into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spin-off, split-off, spin-out, split-up or other distribution of stock or property by a corporation), or any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or the Company’s sale or other disposition of all or a portion of its assets, or any other change in the Company’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) or any partial or complete liquidation by a corporation, or any other corporate transaction or event having an effect similar to any of the foregoing that results in the outstanding shares of Stock (or any securities exchanged therefore or received in their place) being exchanged for a different number or class of shares or other securities of the Company or for shares of stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in (i) the number and class of stock or other securities which comprise the Award Pool in Section 3(a), (ii) the number and class of stock or other securities which are subject to any Award, (iii) the limitations on the aggregate number of Awards that may be granted in any one fiscal year to any one Eligible Individual as set forth in Section 3(b), (iv) the Option Price under each outstanding Option and the SAR Price under each outstanding SAR, and (v) the terms, conditions or restrictions of any Award, with the objective that the securities covered under this Plan or an Award shall be those securities which a Participant would have received if he or she had exercised his or her Option or SAR prior to the event or been entitled at that time to his or her Restricted Stock or Performance Shares, and, if applicable, in the number of shares of Stock covered by other awards granted pursuant to Section 8. Moreover, in the event of any such transaction or event or in the event of a Change in Control (subject to Section 14), the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A. In addition, for each Option or SAR with an Option Price or SAR Price greater than the consideration offered in connection with any such termination or event or Change in Control (subject to Section 14), the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.

It is intended that, if possible, any adjustments contemplated above shall be made in a manner that satisfies applicable legal requirements, as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A, and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).

SECTION 14

CHANGE IN CONTROL

Awards may include, or may incorporate from any relevant Committee guidelines, terms which provide that any or all of the following actions or consequences, with any modifications that the Committee may adopt, may occur as a result of any Change in Control to assure fair and equitable treatment of Participants:

(a) Any or all outstanding Options and SARs shall become immediately exercisable in full. In such event, the Committee shall notify the affected Participants that, subject to rescission if the Change in Control is not successfully completed within a certain period, the Options and SARs shall be fully exercisable for a period specified by the Committee and, to the extent not exercised, the Options and SARs will terminate upon the expiration of such period.

(b) Any or all Awards, including Restricted Stock and Performance Shares, shall vest in full as of the date of the Change in Control.

(c) Any or all Awards may be settled in exchange for cash payment based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of shares of Stock upon or in respect of the Change in Control. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of such a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of the Change in Control over the Option Price or SAR Price, as applicable, of the Award and may cancel each Option or SAR with an Option Price or SAR Price

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greater than the per share amount payable upon or in respect of the Change in Control without any payment to the person holding such Option or SAR.

(d) Any actions taken under this Section 14 shall be valid with respect to an Award that is subject to Section 409A only to the extent that such action complies with Section 409A.

SECTION 15

MISCELLANEOUS

(a) Nothing in this Plan or any Award granted hereunder shall confer upon any Eligible Individual any right to continue in a service relationship with any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her service relationship at any time and for any reason.

(b) No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

(c) No Eligible Individual or Participant shall have any claim to an Award until it is actually granted under this Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Company shall make all payments due with respect to Awards either by issuing shares of Stock or by delivering cash from the general funds of the Company or other property of the Company; provided, however, that the Company shall reduce the amount of such payments by the amount of any payments made to the Participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established in connection with this Plan. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participant shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.

(d) Absence on leave approved by a duly constituted officer of the Company (a “Company approved leave”) shall not be considered termination of employment for any purposes of this Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave. Notwithstanding the preceding sentence, if an Award that is subject to Section 409A is to be distributed upon “separation from service” within the meaning of Section 409A, a Company approved leave shall be considered to result in a separation from service to the extent necessary for compliance with Section 409A.

(e) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person that the Committee deems to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

(f) The right of any Participant or other person to any Award payable under this Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as specifically provided otherwise in this Plan.

(g) Copies of this Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review upon request to all Eligible Individuals at all reasonable times at the Company’s administrative offices.

(h) The Company shall have the power and right to deduct or withhold, or cause the Participant or his or her Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, local or foreign taxes or similar charges (domestic or foreign) required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with any Award. With respect to withholding required upon any taxable event arising as a result of or in connection with an Award granted hereunder that is settled in shares of Stock, unless other arrangements are made with the consent of the Committee, Participants shall satisfy such withholding taxes by having the Company withhold shares of Stock to be issued having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the

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Company’s withholding obligations at the minimum statutory withholding rates. All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(i) Each Participant agrees to promptly give the Committee a copy of any election made by such Participant under Section 83(b) of the Code or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any Award on the Participant making or not making an election under Section 83(b) of the Code with respect to the Award.

(j) No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award; in the discretion of the Committee, the Company shall forfeit the value of fractional shares or make cash payments in lieu of fractional shares.

(k) All elections, designations, requests, notices, instructions and other communications from an Eligible Individual, Participant, Beneficiary or other person to the Committee, required or permitted under this Plan, shall be in such form as the Committee shall prescribe from time to time and shall be mailed by first class mail or transmitted by facsimile copy or delivered to such location as the Committee shall specify.

(l) The terms of this Plan and all outstanding Award Agreements shall be binding upon the Company and its successors and assigns.

(m) Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(n) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(o) This Plan and the grant, exercise and carrying out of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to all required or otherwise appropriate approvals and authorizations by any governmental or regulatory agency or commission. The Company shall have no obligation of any nature hereunder to any Eligible Individual, Participant or any other person in the absence of all necessary or desirable approvals or authorizations and shall have no obligation to seek or obtain the same.

(p) Whenever possible, each provision of this Plan and any Award Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any such provision is held to be ineffective, invalid, illegal or unenforceable in any respect under the applicable laws or regulations of the United States or any state, such ineffectiveness, invalidity, illegality or unenforceability will not affect any other provision but this Plan and any such agreement will be reformed, construed and enforced so as to carry out the intent hereof or thereof and as if any invalid or illegal provision had never been contained herein.

(q) For any Award that is intended to qualify for the Performance-Based Exception, (i) the Committee shall interpret this Plan in light of Section 162(m) of the Code and the guidance thereunder; and (ii) the Committee shall have no discretion to amend the conditions on the grant or payout of the Award or to amend the terms of the Award in any way that would adversely affect the availability of the Performance-Based Exception with respect to such Award.

(r) The Committee, in its discretion, may defer the payment of an Award, if such payment would cause the annual remuneration of a Participant who is a Covered Employee to be nondeductible because it exceeds $1,000,000 (or such other amount allowed under Section 162(m) of the Code as a deduction). The Committee shall clearly and expressly provide for any such deferral. In the case of Awards subject to Section 409A, any such deferral (i) shall be until the earlier of (A) the Participant’s separation from service (within the meaning of Section 409A and subject to Section 16), or (B) the next succeeding year (or years) in which the deduction of the payment will not be barred by application of Section 162(m) of the Code, (ii) is conditioned on all payments to similarly situated Award recipients being treated in a reasonably consistent manner, (iii) is conditioned on all payments to the Award recipient that could also be deferred on the basis of non-deductibility under Section 162(m) of the Code being similarly delayed, and (iv) shall not be applied to payments under Options or SARs. In the event the Committee shall permit a Participant to elect to defer any Award payable in the form of cash, the Participant shall make and deliver to the Company a written, irrevocable deferral election on a form that the Company shall prescribe. All deferrals shall be made in accordance with administrative guidelines as the Committee shall establish to ensure that such deferrals comply with all applicable requirements of Section 409A.

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(s) To the extent not preempted by federal law, this Plan and all Award Agreements shall be construed and governed under the laws of the State of Delaware, excluding any conflicts or choice or law rule or principle that might otherwise refer construction or interpretation of this Plan or an Award Agreement (as applicable) to the substantive law of any other jurisdiction. Unless otherwise provided in the applicable Award Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the federal and state courts of Connecticut to resolve any and all issues that may arise out of or relate to this Plan or such Award Agreement.

SECTION 16

COMPLIANCE WITH SECTION 409A

(a) At all times, this Plan shall be interpreted and operated (i) in accordance with Section 409A with respect to an amount payable under this Plan that constitutes deferred compensation (within the meaning of Section 409A), and (ii) to maintain the exemptions from Section 409A of Options, SARs, Restricted Stock and any Awards designed to meet the short-term deferral exception under Section 409A. Any discretionary authority that the Committee may have pursuant to this Plan shall not be applicable to an amount payable under this Plan that constitutes deferred compensation (within the meaning of Section 409A) to the extent such discretionary authority would conflict with Section 409A.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (i) the Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month following the date of such separation from service (if the Participant dies after the date of the Participant’s separation from service but before payment has been made, payment will be made to the Participant’s Beneficiary or estate, as applicable, without regard to such six-month delay).

(d) To the extent that an Award that constitutes deferred compensation (within the meaning of Section 409A) provides for payment upon the recipient’s termination of employment as an employee or cessation of service as a non-employee director, the Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Section 409A.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, the Committee reserves the right to make amendments to this Plan and Award Agreements hereunder as the Committee deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards hereunder (including any taxes and penalties under Section 409A), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

(f) In the event that any Award shall be deemed not to comply with Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to this Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

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SECTION 17

EFFECTIVE DATE

This Plan will be effective as of the Effective Date. No grants will be made under the Existing Plan on or after the date the Company’s stockholders first approve this Plan, but outstanding awards granted under the Existing Plan will continue unaffected following the Effective Date. No Award shall be granted under this Plan more than 10 years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

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Frontier Communications Corporation

Three High Ridge Park

Stamford, Connecticut 06905

2013 Annual Meeting of Stockholders

10:00 a.m., Eastern Daylight Savings Time, May 8, 2013

Three High Ridge Park

Stamford, Connecticut 06905

ADVANCE REGISTRATION

Attendance at the meeting is limited to our stockholders, or their authorized representatives, and our guests. If you plan to attend or send a representative to the meeting, please notify us by marking the Advance Registration box on your proxy.

You may view this proxy statement and our Annual Report at the following Internet web site: www.proxyvote.com. An advance registration form may be submitted (for registered stockholders only) by selecting the proxy statement, the advance registration form and then clicking on the submit button once you have completed the form.

Information about Delivery of Stockholder Material

"Householding"

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report and proxy statement to accounts sharing the same last name and address. If you would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact Frontier's investor relations department by phone at 1-866-491-5249; by mail at 3 High Ridge Park, Stamford, CT 06905; or by email at ir@ftr.com.

Vote Your Proxy Online

You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Saving Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com), and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material

After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online and how to vote these shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

M52133-P32742

FRONTIER COMMUNICATIONS CORPORATION

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Leroy T. Barnes, Jr., Howard L. Schrott and Myron A. Wick, III or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Corporation (the "Company") to be held on Wednesday, May 8, 2013, at 10:00 a.m. Eastern Daylight Saving Time, at our offices at 3 High Ridge Park, Stamford, CT 06905, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting or any adjournment thereof.

If the undersigned holds shares of Frontier common stock under the Frontier Communications 401(k) Savings Plan, the Frontier Communications Corporate Services Inc. Management 401(K) Plan, the Frontier Communications Corporate Services Inc. Savings and Security Plan for West Region Hourly Employees and/or the Frontier Communications Corporate Services Inc. Savings and Security Plan for Mid-Atlantic Associates, this proxy represents the number of shares allocable to the undersigned under the Plan(s) as well as other shares registered in the undersigned's name. The undersigned hereby authorizes and directs Fidelity Investments, as the Trustee under the Plans, to vote all shares of stock allocated to the undersigned under the provisions of the Plans and appoints Leroy T. Barnes, Jr., Howard L. Schrott and Myron A. Wick, III or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 8, 2013 at 10:00 a.m. Eastern Daylight Saving Time, at our offices at 3 High Ridge Park, Stamford, CT 06905, and at any adjournments thereof. Said Trustee is authorized and directed to execute and deliver a written proxy appointing such individuals to act as proxies as directed, and, in their discretion, upon such other matters as may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in FAVOR of the election of all directors and the adoption of Proposal 2, Proposal 3, Proposal 4 and Proposal 6 and AGAINST Proposal 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

FRONTIER COMMUNICATIONS CORPORATION

3 HIGH RIDGE PARK

STAMFORD, CT 06905

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Saving Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Saving Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M52132-P32742	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTIER COMMUNICATIONS CORPORATION					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends that you vote FOR the following:								number(s) of the nominee(s) on the line below.

1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Leroy T. Barnes, Jr.	07)	Howard L. Schrott
	02)	Peter C.B. Bynoe	08)	Larraine D. Segil
	03)	Jeri B. Finard	09)	Mark Shapiro
	04)	Edward Fraioli	10)	Myron A. Wick, III
	05)	James S. Kahan	11)	Mary Agnes Wilderotter
	06)	Pamela D.A. Reeve

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

2.	To consider and vote upon an advisory proposal on executive compensation.				☐	☐	☐	5.	To consider and vote upon a stockholder proposal, if presented at the meeting.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								The Board of Directors recommends you vote FOR the following proposal:

3.	To adopt the 2013 Frontier Bonus Plan.				☐	☐	☐	6.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2013.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

4.	To adopt the 2013 Equity Incentive Plan.				☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.							☐	NOTE: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Please indicate if you plan to attend this meeting.					☐	☐
					Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date